   As filed with the Securities and Exchange Commission on September 1, 1999
                                                           Registration No. 333-

-----------------------------------------------------------------------------
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                                   FORM SB-2
                         Registration Statement Under
                          The Securities Act of 1933

                          UNITED LEISURE CORPORATION
                (Name of Small Business Issuer in its Charter)


         Delaware                     7389                      13-2652243
   (State or Jurisdiction       (Primary Standard            (I.R.S. Employer
    of Incorporation or       Industrial Classification   Identification Number)
      Organization)                Code Number)

                          United Leisure Corporation
                            1990 Westwood Boulevard
                             Los Angeles, CA 90025
                                (310) 441-0900
                         (Address and Telephone Number
                        of Principal Executive Offices)

                                 Brian Shuster
                          United Leisure Corporation
                            1990 Westwood Boulevard
                             Los Angeles, CA 90025
                                (310) 441-0900
                         (Name, Address and Telephone
                         Number of Agent for Service)

                                  Copies to:
                           Gerald M. Chizever, Esq.
                            Lance Jon Kimmel, Esq.
                 Richman, Lawrence, Mann, Chizever & Phillips
                      9601 Wilshire Boulevard, Penthouse
                        Beverly Hills, California 90210
                            (310) 274-8300 (phone)
                              (310) 274-2831(fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable from time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                        CALCULATION OF REGISTRATION FEE

                                                          Proposed          Proposed
                                                           Maximum          Maximum       Amount of
   Title of Each Class of                Amount to     Offering Price      Aggregate     Registration
 Securities to be Registered           be Registered     Per Unit(1)     Offering Price      Fee
Common Stock, par value
$.01 per share                        1,400,000 shares    $2.65625         $3,718,750      $1,033.81

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee and based on the average of bid and asked prices as reported by the National Association of Securities Dealers Inc. on August 27, 1999.
                             ____________________


If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This is a preliminary prospectus which may be added to or amended. A registration statement relating to these securities has been filed with the Securities and Exchange Commission (SEC). These securities may not be sold before the SEC declares the registration statement effective. These securities are not being offered for sale in any state where their sale would be illegal prior to registration or qualification under state law.



                           UNITED LEISURE CORPORATION
                        1,400,000 Shares of Common Stock



See "Risk Factors" beginning on page 3 for a discussion of certain factors that you should consider before you invest in the common stock being sold with this prospectus.

This prospectus covers the resale by some of our current stockholders of some or all of the shares of our company's stock that they own. Only these stockholders will be selling shares, not the company itself. The stockholders selling their shares will receive the proceeds from any sales, not our company.

Our company will pay the costs of registering these shares.

Our common stock is quoted on the Nasdaq OTC Bulletin Board under the symbol
UTDL.   On August 27, 1999, the closing price for our stock was $2.625 per share.

Neither the SEC nor state securities regulators have approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                    This prospectus is dated _________, 1999

                               TABLE OF CONTENTS


                                                                                             Page
                                                                                             ----
Summary..................................................................................      3
Risk Factors.............................................................................      5
Use Of Proceeds..........................................................................     15
Market For Common Stock And Related Stockholder Matters..................................     15
Selling Stockholders.....................................................................     16
Plan Of Distribution.....................................................................     18
Management's Discussion And Analysis Of Financial Condition And Results Of Operation.....     18
Description of Internet Business.........................................................     25
Our Other Business.......................................................................     38
Legal Proceedings........................................................................     44
Management...............................................................................     45
Executive Compensation...................................................................     47
Certain Relationships And Related Transactions...........................................     50
Security Ownership Of Certain Beneficial Owners And Management...........................     55
Indemnification For Securities Act Liability.............................................     56
Where You Can Find More Information......................................................     56
Legal Matters............................................................................     57
Experts..................................................................................     57

                                    SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. We encourage you to read the prospectus in its entirety.

     Through our wholly-owned subsidiary, United Internet Technologies, Inc., our company, United Leisure Corporation, is primarily engaged in the business of developing and licensing our proprietary Internet technology and sites on the World Wide Web that incorporate our technology. We have developed two proprietary technologies, Parallel Addressing Technology (PAV) and Dynamic Integrated Video Overlay (DIVO). Our technology equips sites on the World Wide Web with software that allows a CD-ROM or DVD-ROM to play a pre-recorded full-motion video. The display of the video content at the user's end is completely controlled by the Web server. Our technology lets users interact with a Web site and experience full-motion video and stereo audio in broadcast quality while the user is on line, without having to download files or play "streaming" video or audio.

     Primarily, we license the use of our technology to others. We have licensed an application for television to National Broadcasting Corporation (NBC), an application for wrestling and related activities to World Championship Wrestling, Inc. and travel related applications to Genisys Reservation Systems, Inc. We also have marketing agreements with EarthLink Network, Inc. and AT&T Corp. We have other commercial and educational applications under development. We intend to continue to pursue licensing agreements with others and we may also develop our own Web sites.

     Our in-house content and production capabilities span the spectrum from development of video through distribution of the CD-ROM or DVD-ROM. We can design a Web site's concept, write the script, shoot footage in various formats to make it compatible with our technology, and distribute the final product.

     We also have investments in several affiliated companies. These investments consist of the following:

 .    United Hotel & Casino, L.L.C., which owns certain commercial real estate in
     Las Vegas, Nevada on the "Las Vegas Strip". United Hotel is in the process of selling the Las Vegas property.

 .    Grand Havana Enterprises, Inc., which owns and operates private membership restaurants and cigar clubs

 .    HEP II L.P., which is in the motion picture production business.

     Prior to February 1997, our primary business had been to act as a developer and manager (rather than as an operator) of approximately 300 acres of real estate in Irvine, California, under a ground lease with the Irvine Company. That ground lease terminated in February 1997. As part of the decision to reorient our business to developing and licensing our technology, we have closed our Camp Frasiers and Frasier's Frontiers amusement park and we have decided to dispose of our Planet Kids facilities.

     Our address is 1990 Westwood Boulevard, Los Angeles, California 90025 and our telephone number is (310) 441-0900.

     The selling stockholders will be selling up to 1,400,000 shares of our company's common stock, over time on the open market or in negotiated transactions. The company is not selling any stock itself. The stockholders selling their shares will receive the proceeds from any sales, not our company. However, some stockholders who are selling their stock must first exercise warrants which they hold; if they do so, our company could receive up to $62,500, which it would use for general working capital. See "Selling Stockholders."

     Our company will pay the costs of registering these shares.

     Offering these shares for sale does not guarantee that anyone will buy them.

                                 RISK FACTORS

     Investing in our stock is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.

Limited Operations;           Our primary business is developing and licensing
Lack Of Diversification       proprietary interactive Internet technology. These
                              activities are conducted through our wholly-owned subsidiary, United Internet Technologies, Inc. Our interactive Internet business has been our primary business focus since 1998 and our operations from that business are limited in scope and duration.
                              Our other business consists of (i) children's recreational activities and (ii) investments we make in affiliated companies. Our children's recreational activities have been an increasingly smaller part of our business and revenues since
                              February 1997, and we intend to dispose of our remaining children's recreational facilities.
                              Therefore, our business may not be sufficiently diversified to spread the risk of any downturn in the growth of the Internet or in the development and licensing our interactive Internet technology.

Sustained Losses              We have sustained operating losses for the last
                              several years from our traditional business of children's recreational activities. In addition, we have significant working capital requirements and these needs are expected to continue to be significant. Moreover, we have significant investments in affiliates, United Hotel & Casino,
                              L.L.C., Grand Havana Enterprises, Inc., and HEP II
                              LLP. Most of the affiliates have substantial losses and working capital deficits. If these losses continue, a substantial portion of our net worth would be at risk. See "Description of Internet Business - The Genisys Transaction" and
                              "Our Other Business - Investments in Affiliates."

Limited Operating History     Our Internet subsidiary, United Internet, was
for Our Internet Business     formed to develop and market our proprietary
                              interactive Internet technology and related products. So far, United Internet's operations have been limited to developing, marketing and licensing a small number of applications of our technology. See "Description of Internet Business
                              - Applications." Our success depends upon developing and licensing, or selling, additional applications of our technology. If additional applications of our technology are not successfully developed and licensed or sold, there would be a material adverse effect on our business, results of operations and financial condition.

Future Revenues Are           We cannot forecast revenues from our Internet
Uncertain                     business accurately. This is because of the
                              limited operating history of our Internet business and the rapidly developing nature of the Internet market.

                              The market for our technology is uncertain. We intend to increase substantially our operating expenses to accomplish certain goals. These include:

                              .   further developing our Technology

                              .   creating new applications of our Technology

                              .   increasing sales and marketing activities

                              .   purchasing additional equipment for
                                  operations.

                              Many of these and other expenses of operating our Internet business are fixed expenses. If we are not successful in increasing revenues, we may be unable to adjust spending quickly to compensate for any revenue shortfall. This could lead to further losses. Alternatively, we might have to reduce certain operating expenses, and this could have a negative effect on developing the Internet business and generating revenues. Either of these situations could have a material adverse effect on our business, results of operations and financial condition.

We May Need                   Through United Internet, we intend to enter into
Additional Financing          additional license agreements for our technology.
                              We expect that these license agreements will generate revenue that United Internet can use to develop our Internet business further. However, it is not known whether we will be successful in entering into additional license agreement. If license agreements and other arrangements do not generate enough revenue to develop our Internet business further, we will need to raise money.
                              This would probably be done by selling our stock, stock of United Internet, our investment in affiliated companies or other securities in public or private offerings. It is not known whether we would be successful in raising additional money in the future. Depending upon how much money we raise, United Internet may have more or less ability to expand our Internet business rapidly.
                              See Description of Internet Business - Business
                              Strategy." If we are unable to generate revenue from our business operations or raise additional funds when needed or on favorable times, United
                              Internet may not be able to continue developing our Internet business. That would have a material adverse effect on our business, results of operations and financial condition.

Our Internet Business         Because we have developed a small number of
is Not Diversified            applications of our interactive Internet
                              technology, we are more vulnerable than a more diversified business to any unanticipated occurrences. So far, only a limited number of applications of our technology have been developed and licensed:


                              . with NBC to preview its Fall 1999 television season

                              . with Turner Sports/Time Warner associated with a wrestling Web site

                              . an on-line travel planning and reservations system

                              United Internet has a license agreement with NBC to master, reproduce and distribute 1,000,000 CDs with a preview of NBC's Fall 1999 television season. See "Description of Internet Business
                              - Applications - Television. "

                              United Internet has a license agreement with World Championship Wrestling on a non-exclusive basis. Our technology will be used by WCW in connection with their World Championship Wrestling Web site. See "Description of Internet Business - Applications - Wrestling."

                              United Internet also has a license agreement with NetCruise Interactive, Inc. (NII) for travel and travel-related applications of our technology. In this license agreement, we transferred all of our rights to the travel applications of our technology to NII. In exchange for this perpetual license, United Internet received a substantial amount of the common stock of NII's parent company, Genisys Reservation Systems, Inc. Therefore, we have only an indirect ownership interest in the travel application of our technology. See "Description of Internet
                              Business - Applications - Travel."

The Genisys Transaction       Since we entered into the transaction with
Has Special Risks             Genisys and NetCruise, the transaction has been
                              restructured in some significant ways. These include the amount and type of securities that United Internet will receive from Genisys. The stockholders of Genisys must approve the transaction for the original terms of the deal to apply. In addition, if the Genisys stockholders do not approve the original transaction, the entire transaction with Genisys will be unwound. See
                              "Description of Internet Business - The Genisys
                              Transaction."

Risks Associated with         Genisys and its NII subsidiary have had serious
NetCruise(C) License          delays launching Internet travel services that
                              use our technology. Significant additional delays could have a material adverse effect on Genisys' revenues and the price of its stock, of which we have a significant amount. See "Description of Internet Business - Current Applications - Travel" and "Description of Internet Business - The
                              Genisys Transaction."

Strategic Alliances           We intend to enter into additional license
                              agreements. However, we do not know if we will be able to enter into any such agreements or if any agreements entered into will be favorable to us.
                              If additional agreements are not entered into, the cost of introducing new applications of our technology in the marketplace may be prohibitive under our current business plan and capitalization. See "Description of Internet
                              Business - Business Strategy."

Development Risks             We do not know if United Internet will be able to
                              develop any additional applications of the technology which are commercially viable or competitive. Additional development is required for new commercial and educational applications of our technology. See "Description of Internet
                              Business - Business Strategy." Additionally, we do not know if United Internet will be able to expand its present staff of technicians and software designers to create a large enough staff that is capable of developing commercial and educational applications of the technology in a timely manner.

Uncertainty About The         Our ability to earn revenue from our Internet
Internet as a Medium of       products depends in part upon increased
Commerce; Dependence          acceptance of the Internet as a medium for "e-
on the Internet               commerce" by consumers. The Internet may not
                              develop into a viable commercial marketplace as quickly as some industry estimates suggest. E-commerce on the Internet may not develop to the extent anticipated. Rapid growth and interest in the Internet and other online services is a recent development. We do not know if the use of the Internet for e-commerce will continue to develop or that a large enough number of consumers will use the Internet and other online services for e-commerce. Because global commerce on the Internet is still new and evolving, we cannot predict the extent to which the Internet will be a viable commercial marketplace. In addition, there are several factors that could have an impact of the growth of e-commerce. These include:

                              .    security

                              .    reliability of service

                              .    cost of Internet access

                              . how easy it is to use the Internet or e-commerce features on the Internet

                              .    how easy it is to gain access to the Internet

                              .    quality of service

                              . delays in developing of new standards and protocols to handle increased Internet traffic

                              .    increased governmental regulation

                              Slow growth of e-commerce on the Internet for these or any other reasons could have a material adverse effect on our business, results of operations and financial condition.

                              We depend upon Web browsers, Internet Service Providers and Online Service Providers to allow Internet users to access United Internet's own Web sites and Web sites of United Internet's licensees. From time to time, users may experience difficulties accessing or using Web sites due to system failures or delays which are not related to United Internet's systems. These difficulties may negatively affect audio and video quality or result in interruption of video delivery. Any significant delays or failure of service could reduce the attractiveness of our technology and applications to our licensees, users, advertisers and content providers. Any of these events could have a material adverse effect on our business, results of operations and financial condition.

Security Risks                Even though we employ security measures, United
                              Internet's Web sites and the Web sites of United
                              Internet's licensees may be vulnerable to unauthorized access, computer viruses, Trojan horses, worms and other disruptions. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in United Internet's or its licensees' Internet operations. Internet Service
                              Providers and Online Service Providers have experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, their own current and former employees or others. We may be required to spend significant capital or other resources to protect against the threat of security breaches or to solve problems caused by these types of security breaches.
                              Although United Internet intends to continue to implement industry-standard security measures, we do not know if the measures implemented by United
                              Internet will be circumvented in the future.
                              Eliminating computer viruses, Trojan horses and worms and solving other security problems may require interruptions or delays in service to users who access United Internet's or its licensees' Web sites. Any of these things could have a material adverse effect on our business, results of operations and financial condition.

Intense Competition           There is significant competition in the evolving
                              market for video delivery on the Internet. We and our primary competitors have each approached
                              Internet video delivery using different
                              technologies. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we have. Our management believes that the barriers to enter this market are relatively high and there is significant lead time required to market a competitive Internet video delivery technology.
                              See "Description of Internet Business -
                              Competition."

                              There is significant competition for content development and broadcasting on the Internet. The largest competitors in the context development and broadcast area are broadcast.com, Inc. and RealNetworks, Inc. These, and many other competitors in the content development and broadcast area, have substantially greater assets than we do. We expect competition in this area to remain strong and to increase further.

Technological                 The Internet, computer hardware and software
Obsolescence                  markets, and the field of e-commerce, all are
                              undergoing rapid technological changes. Newer technologies, techniques or products could be developed which might perform functions similar to our technology and which operate as efficiently and easily, or which solve the problem of long download times for multimedia files in other ways.
                              For example, a new technological advance that allows faster downloading of information from computer networks, or the development of entirely new methods of data transmission, could have a material adverse effect on our business, results of operations and financial condition.

                              It is probable that existing broadband technology will eventually develop to allow streaming video to provide television-quality video in direct competition with our technology, as well as with other alternative video delivery systems. While some industry estimates project that such developments may not occur for the next six to eight years, we do not know if these technological developments will occur sooner. In any event, over time we will need to respond to technological innovation in a rapidly changing industry. See "Description of Internet Business - Introduction."

Government Regulation         Although there are currently few laws and
and Legal Uncertainty         regulations that directly apply to the Internet,
                              it is likely that new laws and regulations will be adopted in the United States and elsewhere covering a wide range of Internet-related issues.
                              This could include broadcast license fees, music licensing, copyrights, privacy, pricing, sales taxes, and characteristics and quality of Internet services. It is also possible that laws could be passed that may apply to us in the areas of content, network security, encryption, privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and re-transmission activities. If restrictive laws or regulations are adopted, it could slow Internet growth. If certain laws or regulations apply to us and the type of Internet business or service we provide, it could expose us to significant liabilities associated with the content on United Internet's Web sites, and possibly for the content on the Web sites of United Internet's licensees. We do not know if laws will be adopted that apply to our business on the Internet. If such laws and regulations are adopted, we do not know if they will affect our business. Any new legislation or regulation or enforcement of existing laws and regulations could limit the growth of the Internet, increase our cost of doing business or increase our legal exposure.

                              There are also uncertainties about how existing laws in other areas apply to the Internet. Some of these laws deal with such issues as property ownership, libel, taxation, defamation and personal privacy. The majority of these laws were adopted before the widespread use of the Internet. Therefore, they do not address the unique issues of the Internet and related technologies. There are very few cases about the interpretation of these types of law on Internet use. If such laws apply to the Internet, it could limit growth of the Internet and could have a material adverse effect on our business, results of operations and financial condition.

                              Congress enacted the Communications Decency Act in 1996. The U.S. Supreme Court ruled that certain sections of that Act which would have imposed criminal penalties on anyone distributing "indecent" material to minors over the Internet were unconstitutional. We do not know if similar laws will be adopted and upheld. Even though we do not currently distribute the types of materials on the Internet that the Act may have considered illegal, we do not know how any future laws or regulations regarding decency might be interpreted. In addition to the potential for liability, these types of laws could also damage the growth of the Internet generally. That could have the effect of decreasing the demand for our technology and its applications. Any of these developments could have a material adverse effect on our business, results of operations and financial condition. So far, we have not required our licensees to indemnify us for this type of liability and we do not have insurance for this type of liability.

                              If we are considered to be a distributor of Internet content, we face potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims. These types of lawsuits have been brought against Internet content distributors. In addition, we could be liable for the broadcast content, or unauthorized duplication of broadcast content. So far, we have not required our licensees to indemnify us for this type of liability. Any liability that is not covered by insurance or an indemnification by a licensee could have a material adverse effect on our business, results of operations and financial condition. At present, we do not have insurance for this type of liability. See "Description of Internet
                              Business - Governmental Regulation."

Patent Matters                We filed a provisional application for a utility
                              patent for our PAV and DIVO technology with the U.S. Patent and Trademark Office in July 1997. We have been notified by the Patent Office that our patent has been allowed and we expect it to be issued sometime in the next few months. We filed a second patent application relating to enhancements to our DIVO technology in May 1999. We do not know if that patent will be issued or, if it is issued, how broad it will be. It is therefore possible that our competitors will be able to use products and technologies similar to our own. That could significantly reduce our competitive advantage.
                              However, even if a patent is not issued, we believe that the value of our DIVO technology will not be critically impaired. We also do not know if any patent that we might receive in the future will provide protection from infringement or if our patent applications will be challenged. If any of our patents are challenged, we do not know what the result of the challenge would be and we also do not know if we would have adequate resources to enforce or defend our rights. See "Description of Internet Business - Patents and Trademarks" and
                              "Legal Proceedings."

Patent Infringement           On June 7, 1999 we were sued by Hyperlock
Lawsuit                       Technologies, Inc. in the United States District
                              Court for the Northern District of Illinois,
                              Eastern Division. Hyperlock alleges that we have infringed United

                              States Patent No. 5,892,825, entitled "Method of Secure Server Control of Local Media via a Trigger Through a Network for Instant Local Access of Encrypted Data on Local Media." Hyperlock is seeking an injunction against us and unspecified damages. Hyperlock also seeks treble damages, court costs and reasonable attorneys' fees and such other and further relief as the court may deem to be just and proper. Based on a review of the '825 patent, we believe that the suit is without merit. We believe that we have not committed any acts of infringement, and we intend to defend this suit vigorously. Due to the inherent uncertainties regarding litigation, we can make no prediction about the outcome of the litigation. However, an adverse result would have a material adverse effect on our business, results of operations and financial condition. See "Legal Proceedings".

Intellectual Property         Our copyrights, trademarks, trade secrets and
                              other intellectual property rights are critical to our success. We rely on copyright and trademark laws, trade secret protection, and confidentiality and non-disclosure agreements with our employees and third parties to protect our proprietary rights. We do not know if these steps will be adequate. We do not know if we will be able to obtain trademark registrations for our marks in the United States or other countries. We do not know if third parties will infringe upon or misappropriate our copyrights, trademarks, service marks and other intellectual proprietary rights.
                              None of our marks or rights are registered at present. In addition, meaningful copyright and trademark protection may be unenforceable or limited in certain countries. In the future, it is possible that we would have to sue to protect our copyrights, trademarks, trade secrets and other intellectual property rights. We cannot give any assurance as to our ability to enforce our rights or the outcome of any suits to protect those rights.

                              United Internet generally enters into
                              nondisclosure agreements with its employees and consultants. United Internet also limits access to and distribution of its software, sensitive documents and other proprietary information. We do not know if the steps taken by United Internet to prevent misappropriation of its proprietary information will be successful. If these agreements are breached we do not know if we will have adequate remedies available, or if the agreements themselves would be enforceable. Even with the precautions taken by United Internet, it might be possible for a third party to copy, obtain and use, our proprietary information without authorization. It is also possible that our trade secrets will be independently developed by competitors. See "Description of Internet Business - Intellectual Property."

We Depend on             An important part of our performance depends upon the
Certain Personnel        services of our senior management, certain other key
                         personnel, and technical and business consultants. The loss of their services could have a material adverse effect on our business, results of operations and financial condition.

Dilution If we raise additional funds by selling common stock or other equity securities, the interests of current stockholders would be diluted. We may also issue common stock or options or warrants to purchase our common stock to provide incentives to officers, employees, consultants, advisors and other people who perform services for us. Stock which is issued when options and warrants are exercised will dilute our present stockholders' ownership percentage in our company.

Control of Our Company   Brian Shuster and certain of his relatives are
by Certain Stockholders  principal stockholders of our company. Harry Shuster, the father of Brian Shuster, owns 34.9% of our common stock, and Brian Shuster owns 7.1% of our common stock.
                         Therefore, Brian Shuster and members of his family have the ability largely to control the outcome of Company actions requiring the approval of our stockholders.
                         These matters include:

                         .    election of directors

                         .    mergers, sales of all or most of our assets; or

                         .    other change of control of our company.

                         Brian Shuster is Chairman of the Board, President, Chief Executive Officer and a director of our company. See "Management," "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions."

Matters Relating to      On May 24, 1999,  Harry Shuster resigned his positions
Former Chairman          as Chairman of the Board, Chief Executive Officer and a
                         director of our company and our United Internet subsidiary, and also as President of our company. On the same day, Mr. Shuster resigned as Chairman of the Board, President, Chief Executive Officer and a director of Grand Havana Enterprises, Inc., which is an affiliate of our company. He also resigned as a director of Genisys; and as Chairman of the Board of NII. He resigned from these position to devote a greater amount of his time to defend himself in criminal proceedings following his indictment by the U.S. Attorney for the Southern District of New York.
                         These matters concern Harry Shuster personally and do not involve our company, our United Internet subsidiary or any of our affiliates. The outcome of these matters is uncertain. Harry Shuster is the father of Brian Shuster. Harry Shuster provides certain consulting services to us in connection with our non-
                         Internet business. Harry Shuster is a principal stockholder of our company. See "Management", "Security
                         Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions".

Dividends                We have not paid dividends on our common stock in the
                         past and we do not expect to declare dividends on our common stock in the foreseeable future. We intend to continue to retain earnings for use in the operation and expansion of our business. Dividend policy in the future is at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and other factors that the Board of Directors considers relevant. We are not a party to any agreement restricting the payment of dividends. See "Market for Common Stock and Related
                         Stockholder Matters" and "Our Other Business -
                         Dividends."

                                USE OF PROCEEDS

     The stockholders selling their shares of common stock will receive the proceeds from any sales, not our company. However, some selling stockholders may exercise warrants which they presently own. If these stockholders exercise their warrants, our company could receive up to $62,500 from them, which we would use for general working capital purposes. See "Selling Stockholders."

            MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     Our common stock was traded on the Nasdaq SmallCap Market under the symbol UTDL from November 10, 1994 until December 1, 1998. In our 1994 public offering, we sold a total of 4,945,000 units, each unit consisting of one share of common stock and one Class A Warrant. Each Class A Warrant entitles the holder to purchase one share of the our common stock at an exercise price of $4.00 per share. The Class A Warrants expire on November 10, 1999. On February 26, 1998, our Class A Warrants were delisted from the Nasdaq Market because there were no longer any active market makers registered to trade the Class A Warrants. Effective the close of business on December 1, 1998, our common stock was delisted from the Nasdaq Market because it did not satisfy Nasdaq's minimum bid requirement of $1.00 per share. Our common stock is now quoted on the OTC Bulletin Board.

     This table shows the high and low bid prices of our common stock, for each quarter from January 1, 1997 through June 30, 1999. The information for the period January 1, 1997 through

December 1, 1998 is from the Nasdaq Market and the information for the period December 2, 1998 through August 27, 1999 is from the OTC Bulletin Board.

                        1997               1998              1999
                        ----               ----              ----
                High Bid   Low Bid  High Bid  Low Bid  High Bid  Low Bid
                --------   -------  --------  -------  --------  -------
lst Quarter     $  7/8     $ 3/8    $ 3/8     $ 1/4    $2.15     $ .23
2nd Quarter     $ 7/16     $ 1/4    $ 1/4     $5/32    $4.87     $ .81
3rd Quarter     $ 5/16     $5/16    $5/16     $3/16    $3.38(1)  $2.13(1)
4th Quarter     $13/16     $ 1/4    $ 1/4     $5/32      ---        --

------------------
(1)  Through August 27, 1999.

     These quotes are for dealer transactions and do not include retail markup, markdown or commissions. They do not represent actual sale prices.

     On August 16, 1999, there were approximately 2,428 holders of record of our common stock.

     We have not paid dividends on our common stock in the past and we do not expect to declare dividends on our common stock in the foreseeable future. We intend to continue to retain earnings for use in the operation and expansion of our business. We are not a party to any agreement restricting the payment of dividends.

                             SELLING STOCKHOLDERS

     This table shows the names of the selling stockholders, how many shares they own, the maximum number of shares they plan to sell in this offering, how many shares they will own if they sell all the shares they own, and the percentage of the total number of shares they will own before and after their sales.

Name                               Shares Beneficially            Number of Shares to     Shares Beneficially
                                   Owned Prior to Offering        to be Sold in Offering  Owned After Offering
                                  -----------------------         ----------------------  --------------------

                                   Number (1)    Percent                                  Number     Percent
                                   ----------    -------                                  ------     -------
Klaus Helbert                       1,249,000      7.8%                   750,000         499,000     3.1%
IIG Capital LLC                       250,000      1.6%                   250,000           0           -
Media Group, Inc.                     150,000        *                    150,000           0           -
Mark Hollo (2)                        125,000        *                    125,000           0           -
Sands Brothers & Co., Ltd. (2)        125,000        *                    125,000           0           -

------------------------

     (1) Percentage of ownership for each holder is calculated on 15,935,854 shares of common stock outstanding on August 16, 1999. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes shares over which the holder has voting or investment power, subject to community property laws. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days are considered to be beneficially owned by the person holding the options or warrants for computing that person's percentage, but are not treated as outstanding for computing the percentage of any other person.

      (2) Consists of 125,000 shares of our common stock which may be issued upon the exercise of warrants.

     Klaus Helbert purchased 750,000 shares of common stock of our company in two private offerings during 1999, at $2.00 per share. We agreed to register these shares in this registration statement. We received $1,500,000 in gross proceeds from these offerings. Mr Helbert is neither a citizen nor a resident of the United States.

     On July 21, 1999, we entered into an agreement with Media Group, Inc. for the duplication of 1,000,000 CD-ROM shrink-wrapped packages for NBC. The total order is $380,000. Under this agreement with Media Group, we paid $95,000 to Media Group and delivered 150,000 shares of our common stock. We agreed to include those shares in this registration statement. Until this registration statement is declared effective by the SEC, we agreed to make further payments to Media Group of $95,000 per month beginning November 1, 1999 until the full $380,000 is paid. Once this registration statement is declared effective by the SEC, we have the right to have Media Group return the 150,000 shares to us within ten days following the declaration of effectiveness by the SEC of this registration statement and pay Media Group the $380,000 in full. If we do not make this election, Media Group has the right to either (i) put the shares to us and we will pay the balance then due under the agreement, or (ii) retain the shares and sell them, in which case any amounts received by Media Group over the balance due at that time will be refunded to us. We further agreed to pay to Media Group any shortfall between the net proceeds of any sale of the shares and the balance owing under the agreement.

     On June 25, 1998, we entered into an agreement with Sands Brothers & Co. Ltd., and we amended that agreement on July 23, 1998. Under the amended agreement, Sands Brothers agreed to serve as our exclusive financial advisor and consultant in connection with acquisitions, financings and other transactions for a three-year period. Sands Brother was also appointed as our non-exclusive advisor and consultant for certain business transactions. In addition, Sands Brothers had a right of first refusal for future financing transactions during the term of the agreement. For its services, the agreement provided that Sands Brothers was to be paid a flat fee and a 5% transaction fee for business transactions. Under this financial advisory agreement, we issued a warrant to Sands Brothers for 125,000 shares of our common stock and a warrant to Mark Hollo, the Managing Director of Sands Brothers, for 125,000 shares of our common stock. The warrants can be exercised at $.25 per share for a period of five years beginning June 25, 1998. Alternatively, the warrants can be exercised in a "cashless" manner, by which the warrant holder does not pay for the exercise of the warrants and receives a fewer number of shares based on the value of the stock at the time the warrant is exercised. In that situation, we would not receive any proceeds from the exercise of these warrants. We can redeem the warrants under certain circumstances which have not yet been satisfied. Sands Brothers and Mark Hollo have the right to have us register the shares of our common stock underlying the warrants. We are registering these shares as provided by this financial advisory agreement.

    We have since terminated this agreement, except that Sands Brothers remains a non-exclusive advisor and consultant for certain business transactions and the warrants remain in full force and effect.

    In June 1999, Grand Havana and Harry Shuster settled certain litigation that was threatened to be brought by The International Investment Group Equities Fund N.V. and certain related parties against Grand Havana and Mr. Shuster. As part of that settlement, these investors transferred to Harry Shuster a total of 2,315,270 shares of Grand Havana common stock and warrants to purchase an additional 1,157,636 shares of Grand Havana common stock, and Harry Shuster transferred to these investors 250,000 shares of our common stock which Mr. Shuster owned personally. IIG Capital LLC is the nominee holder of the shares on behalf of these investors, The International Investment Group Equities Fund N.V.; The Venezuela Recovery Fund N.V.; New Millennium FSG Ltd.; The First Newland Bank; AmeriCapital, S.A.; and Alberto Ardissone. None of these entities and people is an affiliate of our company. We agreed to register those shares in this registration statement.

                             PLAN OF DISTRIBUTION

    The selling stockholders will be selling their stock over time through dealers on the OTC Bulletin Board at quoted prices or directly to buyers at negotiated prices, or both.

    Our company will pay the costs of registering these shares.

    Offering these shares for sale does not guarantee that anyone will buy them.

          MANAGEMENT`S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATION

    The following discussion contains forward-looking statements within the meaning of Federal securities laws. Such statements can be identified by the use of such words as "may," "will," "expect," "anticipate," "estimate" or other similar words. Forward-looking statements discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. Management believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions. However, there are certain factors, such as our ability to acquire other businesses, obtain financing for such acquisitions or for general corporate needs, market and general economic conditions, that might cause a difference between actual results and those forward-looking statements. This discussion should be read in conjunction with our consolidated financial statements and the notes included in this prospectus beginning on page F-1. This statement applies to all forward-looking statements that appear anywhere in this prospectus.

Overview

    Through our wholly-owned subsidiary, United Internet, we are primarily engaged in the business of developing and licensing our proprietary Internet technology and sites on the World Wide Web that incorporate our technology. We have developed two proprietary technologies, Parallel Addressing Technology
(PAV) and Dynamic Integrated Video Overlay (DIVO). Primarily, we license the use of our technology to others. We have licensed an application for television to NBC, an application for wrestling and related activities to World Championship Wrestling, Inc. (WCW), and travel related applications to Genisys Reservation Systems, Inc. Our technology uses proprietary program instruction applications to provide a means of linking a full motion video on a user's CD-ROM or DVD-ROM drive to a site on the Web. We intend to continue to pursue licensing agreements with others and we may also develop our own Web sites.

    Prior to February 1997, our primary business had been to act as a developer and manager (rather than as an operator) under a ground lease with the Irvine Company. That ground lease terminated in February 1997. As part of the decision to reorient our business to developing and licensing our technology, we have closed our Camp Frasiers and Frasier's Frontiers amusement park and we have decided to dispose of our Planet Kids facilities. In August 1999, we sold real property in El Cajon, California which we previously used for some of our children's recreational activities. As a result of the reduced operation of our children's recreational activities, we will have significantly fewer employees, primarily part-time and seasonal employees, in 1999.

Results of Operations

Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

    We had total revenue of $801,540 for the six months ended June 30,1999, compared to total revenue of $1,342,310 for the six months ended June 30, 1998, a decrease of $540,770 or approximately 40.3%. This decrease results primarily from a decrease in the total amount of licensing fees related to our Internet business. In the six months ended June 30, 1998, we had licensing fees of $410,817, which amount represents the book value of 2,000,000 shares of unregistered common stock of Genisys that we received when we licensed the travel-related applications of our technology to a wholly-owned subsidiary of Genisys. In the six months ended June 30, 1999, we had licensing fees of $200,000, which we received in connection with licensing our interactive Internet technology to WCW in connection with its wrestling Web site.

    An additional contributing factor to the decrease in revenue for the six months ended June 30, 1999 is the decrease in revenue from children's recreational activities, due primarily to declining admission at our three Planet Kids centers, as well as the fact that Frasier's Frontier amusement park and the Camp Frasier facilities did not operate at all during 1999. All of our revenue from children's recreational activities for the six months ended June 30, 1999 was provided by Planet Kids centers. Because we have reoriented our business to focus on our technology and move away from our historical emphasis on children's recreational activities, we expect revenues from children's recreational activities will continue to decline in future periods.

    Total operating expenses increased to $2,438,459 for the six months ended June 30, 1999, from $1,820,336 for the six months ended June 30, 1998, an increase of $618,123 or approximately 34.0%. This increase was due primarily to increases in operating expenses of United Internet, specifically, increased salaries and consulting fees for management and programmers. This increase was offset in part by decreased expenses for personnel related to our remaining children's recreational facilities, Planet Kids.

    Other expense decreased to $608,939 in the six months ended June 30, 1999, from $1,407,305 in the six months ended June 30, 1998, a decrease of $798,366 or approximately 56.7%. Included in other expense for the six months ended June 30, 1998 is loss from the write-down of our investment in Grand Havana in the amount of $946,131. Grand Havana is an affiliate of our company. Included in other expense for the six months ended June 30, 1999 is a charge of $185,000 for litigation settlement.

    For the six months ended June 30, 1999, we had a net loss of $(2,245,868) or ($0.16) per share, as compared to a net loss of $(1,885,331) or ($0.14) per share for the six months ended June 30, 1998.

Fiscal Year Ended December 31, 1998 Compared to Fiscal Year Ended December 31, 1997

    We had total revenues during the fiscal year ended December 31, 1997, in the amount of $2,889,141 as compared to $2,443,601 for the fiscal year ended December 31, 1998, a decrease of $445,540. The decrease is due primarily to the fact that we had reduced revenues from our children's recreational activities. Revenues from children's recreational activities decreased from $2,802,342 for the fiscal year ended December 31, 1997 to $2,032,784 for the fiscal year ended December 31, 1998, a decrease of $775,558. This decrease in revenues was due primarily to lower attendance at these facilities. We had revenues for the first time from licensing our proprietary Internet technology, in the amount of $410,817.

    Operating expenses, excluding impairment losses, decreased from $5,825,624 for the fiscal year ended December 31, 1997, to $4,029,035 for the fiscal year ended December 31, 1998, or a decrease in operating expenses of $1,796,589. This decrease was due primarily to decreases in occupancy expenses and selling, general and administrative expenses associated with termination of our Irvine, California ground lease operations in February 1997. In addition, depreciation and amortization for the fiscal year ended December 31, 1997 was $747,282, compared to $171,623 for fiscal year ended December 31, 1998. This decrease in depreciation and amortization was as a result of the impairment loss of $3,862,554 taken in the fiscal year ended December 31, 1997.

    For the fiscal year ended December 31, 1997, we had a net loss of $7,313,545 or ($0.59) per share, compared with a net loss of $514,839 or ($0.04) per share for the fiscal year ended December 31, 1998. The net loss in the fiscal year ended December 31, 1997 was primarily the result of an impairment loss in the amount of $3,862,554 relating to Planet Kids, additional legal expenses relating to litigation with the Irvine Company (which we have since settled) and the fact that we had only two months of revenues from our ground lease operations prior to the expiration of the ground lease in February 1997.

    We incurred legal expenses of $716,291 in the fiscal year ended December 31, 1997, as compared to $603,183 in the fiscal year ended December 31, 1998. In addition, we wrote down $1,464,264 of various investments and our equity in net losses of other companies we have invested in, of $475,881 in the fiscal year ending December 31, 1998. This was offset by an extraordinary gain of $4,043,020 resulting from the settlement of the litigation with the Irvine Company.

Fiscal Year Ended December 31, 1997 Compared to Fiscal Year Ended December 31, 1996

    We had total revenues during the year ended December 31, 1996, in the amount of $4,495,500 as compared to $2,889,141 for 1997, a decrease of $1,606,359. The decrease is due primarily to the fact that we had rental income from our ground lease operations of $80,799 for the fiscal year ended December 31, 1997 compared to $1,444,284 for the fiscal year ended December 31, 1996. Revenue from children's recreational activities decreased from $3,051,216 for the fiscal year ended December 31, 1996 to $2,808,342 for the fiscal year ended December 31, 1997, a decrease of $242,874. This decrease in revenue was due primarily to the fact that since the ground lease terminated in February 1997, we had no revenues in 1997 from our Camp Frasier facility that had formerly been located on that property. This camp had been our largest summer day camp operation.

    Operating expenses, excluding impairment losses, decreased from $6,055,281 for the fiscal year ended December 31, 1996 to $5,825,624 for the fiscal year ended December 31, 1997, or an aggregate decrease in operating expenses of $229,657. This decrease was due primarily to decreases in occupancy expenses and selling, general and administrative expenses associated with termination of our ground lease operations in February 1997. This decrease was offset by services rendered in obtaining the First Westminster Loan and a loan from Harvey Bibicoff in connection with our investment in United Hotel & Casino. We recognized impairment losses during 1997 of $3,862,554 as the result of a write-off of certain property and equipment of the Planet Kids centers.

    For the fiscal year ended December 31, 1996, we had a net loss of $403,275 or ($.03) per share compared with a net loss of $7,313,545 or ($0.59) per share for the fiscal year ended December 31, 1997. The net loss in the fiscal year ended December 31, 1996 included income from reversing a provision for disputed contingent claims of approximately $1,100,000. The net loss in the fiscal year ended December 31, 1997 was primarily the result of the impairment loss in the amount of $3,862,554 relating to Planet Kids, additional legal expenses relating to the litigation with the Irvine Company and the fact that we had only two months of revenues from our ground lease operations for the fiscal year ended December 31, 1997.

    We incurred legal expenses of $331,291 for 1996 as compared to $716,291 for 1997. Interest income on the invested net proceeds of our 1994 public offering was $382,028 in 1996, as compared to $344,009 in 1997. This decrease is due primarily to the fact that we spent substantially all of the net proceeds from our 1994 public offering by December 31, 1996.

    In 1996, we wrote off a previous provision for a disputed contingency claim in the amount of $1,128,973 which we had previously established in connection with the litigation with the

Irvine Company. We did that because management believed that it was unlikely that any portion of this amount would ever have to be paid.

Liquidity and Financial Condition

    We have experienced operating losses in recent years. For the six months ended June 30, 1999, we had a net loss of $(2,245,858) and for the year ended December 31, 1998, we had a net loss of $(514,839).

    Our working capital requirements have been and will continue to be significant. As of June 30, 1999, we had cash and cash equivalents of $1,224,764 and a working capital deficit of $2,816,613.

    Our future capital requirements will depend on various factors, including:

    (i) The number of applications utilizing our technology that we want to develop;

    (ii) United Internet's needs to hire additional technical and marketing personnel;

    (iii) The length of time that it takes for us to dispose of our children's recreation facilities and the manner of disposition, the sale of a portion of which, the real property located in El Cajon, California, closed in August 1999; and

    (iv) We and other members of United Hotel have entered into an agreement to sell the commercial property United Hotel owns in Las Vegas for $31.5 million. We believe that the net amount we will realize from the sale will be considerably more than the cost of our investment in United Hotel. United Hotel is an affiliate of our company.

    Due to the fact that we did not meet the new minimum bid listing requirements for maintenance of our Common Stock on the Nasdaq SmallCap Market, effective the close of business on December 1, 1998, Nasdaq delisted our Common Stock from the Nasdaq Market. Our common stock is now quoted on the OTC Bulletin Board. The delisting could make it more difficult for us to offer and sell our securities to prospective investors.

    If we are unable to raise additional funds, when we need them, through the private or public placement of our securities or United Internet's securities, we may seek financing from affiliated or unaffiliated third parties. We can give no assurance, however, that financing would be available to us should we need it, or, if it is available, that it will be available on favorable terms. If we are unable to sell our securities or obtain financing to meet our working capital needs and to repay indebtedness as it becomes due, we may have to consider other alternatives such as selling or pledging a portion of our assets, in order to meet such obligations.

    As of June 30, 1999, investments in and loans to certain affiliated companies, Grand Havana, United Hotel and HEP II, totaled approximately $4,124,784, or approximately

48.2% of our total assets. Most of these affiliated companies have substantial losses and working capital deficits, creating potential liquidity risks for us. If these losses continue, a substantial portion of our net worth could be impaired or at risk. Although management of our company believes that it is more likely than not that the investments in and receivables from related companies are not impaired, the cumulative losses and liquidity problems of the affiliated companies do create an inherent risk in these assets. In addition, at June 30, 1999, we had a net receivable from Harry Shuster of approximately $420,263.

    Although we believe that our current cash and revenue from operations, distributions received by us as a result of its investments, repayments to us of amounts previously advanced by us to Grand Havana, proceeds from the recently completed sale of our real property in El Cajon, California (previously used in connection with children's recreational activities) and our anticipated portion of the net proceeds from the pending sale of the property in Las Vegas, will provide us with sufficient funds to meet our anticipated need for working capital and capital expenditures for at least the next 12 months, we cannot be certain that this will be the case.

    We wish to expand United Internet's development and marketing capabilities for our technology. While the development of some applications currently under development can be funded from internal sources, more aggressive development and marketing may require additional financing from either public or private sources. If that is necessary, we might raise additional capital either by borrowing money or a public or private sale of equity or both. We can provide no assurance that we will be able to acquire additional financing, or if financing is available, that it will be available to us on favorable terms.

Year 2000 Issues

    We have a Year 2000 project designed to identify and assess the risks associated with our information systems, operations, infrastructure and technology products, and customers and suppliers, that are not Year 2000 compliant. We will also develop, implement, and test remediation and contingency plans to mitigate these risks. The project comprises four phases: (1) identification of risks, (2) assessment of risks, (3) development of correction and contingency plans, and (4) remediation and testing.

    Our Year 2000 project is being overseen by a consultant to our company. Our Year 2000 project is currently in the development of correction and remediation phases, except for a small portion of our project which is still in the assessment phase.

    We are in the process of obtaining Year 2000 compliance statements from the manufacturers of the Company's hardware and software products. Based on information provided to us by our vendors so far, we believe that all primary software applications being used within our company are either Year 2000 compliant or, with upgrades, can be made Year 2000 compliant. The costs of these upgrades are not expected to be material.

    After testing certain hardware, we decided to replace certain systems. We are in the process of upgrading to uniform operating and accounting systems on a company-wide basis. This upgrading or replacement of software and hardware is expected to be completed by September

30, 1999. Based on current estimates, we do not believe that the cost of upgrading or replacing this software and hardware will be material. In addition, the hardware used in connection with our children's recreational activities business will have to be replaced if the remaining assets are not sold by the end of 1999. After all upgrading and replacement is complete, all new systems will be evaluated for Year 2000 compliance. Our technical consultant will continue to analyze current software and hardware vendors for Year 2000 compliance as issues may be discovered within our company or within the industry.

    We believe that the software products currently produced by us are Year 2000 compliant; however, additional testing is in progress. We do not believe that there will be any adverse effects on the ability to use our interactive Internet products as a result of Year 2000 concerns.

    We believe that the greatest potential risks are associated with information systems and systems embedded in our operations and infrastructure, as well as our reliance on Year 2000 compliance by our vendors and suppliers of operating systems and software applications. We are continuing to assess our operations and infrastructure, and cannot predict whether significant additional problems will be identified. We have not yet determined the full extent of contingency planning that may be required should additional problems be identified.

    Based on the status of the assessments made and remediation plans developed to date, we are not able to state the total cost of remediation of all Year 2000 Issues. Costs identified to date have not been material. However, we have not yet completed all assessments, developed remediations for all problems, developed any contingency plans, or completely implemented or tested all of our remediation plans.

    Based on our current analysis and assessment of the state of our Year 2000 compliance, our most reasonably likely worst case scenario involves delays in shipping of products by our vendors and suppliers. Such delays could cause us to experience delays in delivering our own software products. Specific contingency plans will be formulated after we have received complete information on the status of our vendor and supplier Year 2000 compliance.

    We are continuing to evaluate Year 2000 related risks and will take further corrective actions as may be required. However, as our Year 2000 project continues, we may discover additional Year 2000 problems, we may not be able to develop, implement, or test corrections or contingency plans, or we may find that the costs of these activities exceed current expectations and become material. In many cases, we are relying on assurances from vendors and suppliers that new and upgraded hardware, software, information systems and other products will be Year 2000 compliant. We plan to test all third-party products, but we cannot be sure that our tests will be adequate or that if problems are identified, that they will be addressed timely and satisfactorily. Because we use a variety of information systems and have additional systems embedded in our operational infrastructure, we cannot be sure that all its systems will work together in a Year 2000 compliant fashion. Furthermore, we cannot be sure that we will not suffer business interruptions, either because of our own Year 2000 problems, or those of our customers or suppliers whose own Year 2000 problems may make it difficult or impossible for them to fulfill their commitments to us. If we fail to satisfactorily resolve Year 2000 issues related to our products in a timely manner, we could be exposed to liability to third parties or suffer a material adverse effect on our business, results of operations and financial condition.

                       DESCRIPTION OF INTERNET BUSINESS

Introduction

       We incorporated United Internet in Delaware in December 1995 under the name "United Leisure Interactive, Inc.". United Internet was incorporated to develop and market our proprietary interactive Internet technology. Sometimes in this prospectus when we discuss our interactive Internet technology business, we use the words "us", "we" and "our company" to mean our United Internet subsidiary.

       Our technology equips sites on the World Wide Web with software that allows a CD-ROM or DVD-ROM to play a pre-recorded full-motion video. The display of the video content at the user's end is completely controlled by the Web server. Our technology lets users interact with a Web site and experience full-motion video and stereo audio in broadcast quality while the user is on line, without having to download files or play "streaming" video or audio. We spent approximately $127,000 in 1997 and $168,000 in 1998 for research and development to develop our interactive Internet technology. In addition, we spent approximately $1,744,000 from January 1996 through June 1999, for United Internet's portion of company expenses.

       Our in-house content and production capabilities span the spectrum from development of video through distribution of the CD-ROM or DVD-ROM. We can design a Web site's concept, write the script, shoot footage in various formats to make it compatible with our technology, and distribute the final product.

       United Internet's principal executive offices are at 1990 Westwood Boulevard, Los Angeles, CA 90025 and the telephone number is (310) 441-0900.

       Development of Internet-Based Video Delivery Systems. The Internet has
       ----------------------------------------------------
grown rapidly in recent years, spurred by numerous technological innovations and developments such as:

 .     easy-to-use Web browsers

 .     the wide availability of multimedia personal computers

 .     more complete online networks

 .     the growth of interesting and rich content on the Web

 .     improved quality of graphics

 .     the development of multimedia and interactive features on the Web; and

 .   e-commerce

     Currently, there are several technologies and methods for users to communicate and retrieve various types of information from resources on the Internet. For most types of information, Internet communications are acceptable and provide the user with instant access to a wide array of information gathering formats. However, for data that is considerably larger in size, such as full-motion video and some audio formats, it takes a long time to transfer this information. Many Internet users consider this length of time to be inconvenient or unacceptable.

     The first companies that provided video to Internet users pre-recorded the information and required it to be downloaded in its entirety to the user's computer. After the download was completed, the user then opened a separate software application to view the downloaded material. Internet users could not begin playing the audio or watching the video until the entire content was downloaded. This took a lot of time depending upon modem (transmission) speeds and other factors. In addition, because the files containing the video and audio had to be downloaded to the user's computer, it took up a lot of hard disk space on the computer.

     To overcome these limitations, newer technologies have been developed by various companies to provide a video format and transmission method known as "streaming" video. This format allows the user to begin watching the video and hearing the audio while it is still being transmitted. At present, in order to receive streamed media adequately, users generally must have multimedia computers with certain microprocessor requirements, at least a 28.8 kbps (thousands of bits per second) modem and streaming media software. Users typically download streaming media software and install it on their computers. Users are currently able to download copies of RealNetworks, Inc.'s RealPlayer and Microsoft Corporation's NetShow Player software free of charge. The downloading and installation process may require technical expertise that some users do not have.

     Even with improvements, there are significant limitations to streaming technology. Older versions of some Web browsers may need to be reconfigured in order to receive streaming media from Web sites and this, too, may require technical expertise that some users do not have. Because of bandwidth constraints on intranets (which can be thought of as an in-house Internet for an office, school, or other organization), some information systems managers block reception of streamed media. In order for users to receive streaming media over intranets, it may be necessary to reconfigure intranets. Widespread adoption of streaming media technology depends on overcoming these obstacles, improving audio and video quality, and educating people how to use streaming media technology.

     In addition, video streaming at 28.8 kbps -- a typical modem speed -- produces a video that is of considerably lower quality than traditional media broadcasts, such as television. The result is a jumpy or choppy video that is perceived by the user as less than full motion. Streaming video is displayed in a small window on the user's computer screen, and displaying the video in a larger size further reduces the quality of the video image. Streaming technology is also limited by Internet bandwidth. Congestion over the Internet and occasional loss of the Internet connection may interrupt audio and video streams.

     All of these factors can result in an unsatisfying user experience with current video technology. In the future, industry analysts believe that these technologies will become more efficient when data rates increase between a computer and the Internet. Various experts within the communications industry estimate that higher speeds could be in use in as little as three years and as long as six to eight years. These estimates depend on a number of factors, such as the increase in general network usage and the rate at which various communication technologies are developed or improved.

     Our Solution. We believe that current streaming video technology delivers a
     ------------
video that is limited in motion, has poor resolution and a small viewing window, and is relatively unstable. To solve this problem, our technology permits the design of Web sites that integrate video in innovative ways, without sacrificing quality or requiring large amounts of bandwidth.

     So far, we have developed two components of our technology for video and audio delivery.

     1.   Parallel Addressing Video (PAV)

     Our PAV technology is not a broadcast, downloaded or streaming technology. Instead, PAV technology makes use of video and audio that has been pre-recorded and distributed on a CD-ROM or DVD-ROM to the user. PAV technology equips Web sites with software that allows a Web site to interact with a user's Internet browser and activate the CD-ROM or DVD-ROM. The result is 30 frame-per second broadcast quality, full motion, full screen video and stereo-audio on the user's computer, while the user is on the Internet.

     Our PAV technology is also unlike traditional CD-ROM and DVD-ROM multimedia products, such as interactive encyclopedias or magazines. With those traditional multimedia products, control of the pre-recorded content is completely controlled by the user on his or her computer. With PAV technology, the display of the content is completely controlled from the Web site.

     Various security techniques allow the creator of the pre-recorded material to control when and how much of the material is available to the user. For example, a Web site administrator could pre-record more video than would be available on the Web site at any one time, distribute it on a CD-ROM or DVD-ROM, and make it accessible by the user either in a time-released fashion or with proprietary encryption keys (security codes). The user's video player communicates with the Web server, which in turn creates a secure encryption key to unlock the video. Security and time-control functions exist on both the Web site and the distributed medium to allow the video to be delivered to the user in whatever manner the content provider wishes to do so. Encryption keys also allow the owners of the Web sites to protect against unauthorized use or distribution of their video content.

     In addition, PAV technology permits all information other than the actual pre-recorded material to be changed on the Web site. This results in a more varied and interesting interactive experience, changing as frequently as the Web site administrator would like. As a result, the Web site content remains fresh and up-to-date and the context in which the material is viewed can be changing to keep the user's interest active.

     While there is some video content which needs to be "live" and therefore transmitted using other technologies, we believe that most of the Internet video currently being shown and which will be shown in the future can be produced and recorded in advance. Therefore, our PAV technology has broad possible application for a wide range of Internet uses. Our PAV technology can easily be adapted for "live" events. Current and "live" information can be provided using traditional web publishing, perhaps including other lower-quality video formats, while larger amounts of data are retrieved and played by the user from the pre-recorded and distributed media.

     2.   Dynamic Integrated Video Overlay (DIVO)

     Our DIVO technology is an enhancement to our PAV technology. DIVO technology allows video distributed and controlled through PAV technology to be integrated within a Web page. The result is that special effects and videoactive interfaces can be designed, using a combination of video and fixed Web design tools and technologies. These innovations do not currently exist in other video formats. When this is combined with full-motion, 30 frame-per-second, broadcast-quality video, the result is an even more multimedia-enhanced Web page, compared to Web pages that use static elements and streaming video. For example, using DIVO technology, a host can appear in full motion on the Web page to instruct, entertain or educate the user. DIVO technology works in such a way that it appears that the host is actually part of the video, even though two different sources are involved.

     DIVO technology provides functions that allow video to be combined seamlessly within the user's own Web browser software. Like PAV, DIVO technology is designed to work with popular browsers from both Netscape Communication Corporation and Microsoft Corporation.

     In order to use our technologies, a user's computer must meet certain minimum specifications:

 .    32-bit operating system (Windows 95, Windows 98 or Windows 2000). Windows
     NT is not fully supported and while our technology can be viewed on a Windows NT operating system, certain video and audio components could be out of synchronization.

 .    Pentium 133 MHZ processor or higher

 .    4x CD-ROM or higher

 .    16 MB RAM memory or higher

     At present, there is not a form of our technology that is compatible with Macintosh computers. However, we are working on developing that application and we currently anticipate that we may have such an application ready at the end of 1999 or the beginning of 2000.

     We are also in the early stages of developing a media player to incorporate additional functions and features. This includes a new technology, currently under development, called Vector Image Mapping. VIM technology would enable selected video pixels to be clickable. In other words, while a user is watching video, he or she could click on an image in the video and create an interactive experience with that image. This technology, if and when it is successfully developed, has the potential to add significant additional choice and a range of new experiences when using our technologies with a Web site.

Current Applications

     Television. United Internet has entered into a Master Development Agreement
     ----------
dated July 1, 1999 with National Broadcasting Company, Inc. (NBC). Under this development agreement, NBC will pay us either a fixed fee or on a time and material basis for each project, as specified in the related Statement of Work. The development agreement is for a term of one year; NBC may terminate the development agreement for any reason upon 30 days' prior written notice to us. In addition, either party may terminate the development agreement in the case of a material breach of a statement of work by the other party, which is not cured by the breaching party within 30 days. NBC has the right to test any ordered products and accept them.

     In the first order NBC placed under the development agreement, we will master, reproduce and distribute 1,000,000 CD-ROMs containing NBC video and other graphics showcasing the NBC Fall 1999 television season and incorporating an interactive game/contest. The CD-ROMs will utilize our PAV and DIVO technologies tied to a special NBC Web site. It is anticipated that the CD-ROMs will be distributed free in newspapers on September 7, 1999, in six major metropolitan areas. We will be paid a fixed price of $100,000 upon newspaper delivery of 1,000,000 CD-ROMs to 1,000,000 homes.

     A user who has a copy of the NBC disc will be able to access a special NBC Web site and, from that Web site, activate the encrypted video on the CD-ROM to play excerpts from seven returning NBC television shows and seven new NBC television shows in the Fall 1999 lineup. Users can also play an interactive game and participate in a contest, first prize of which is a spot on an NBC television show. The special NBC Web site will be deactivated sometime in October 1999, after the beginning of the Fall 1999 television season.

     Wrestling. United Internet and World Championship Wrestling (WCW) have
     ---------
entered into a license agreement. Under the terms of the WCW license agreement, United Internet has granted to WCW a non-exclusive license to use our PAV and DIVO technology in connection with their Worldwide Championship Wrestling Web site and the CD-ROMs or other discs and software that will permit users to access the interactive features of WCW's Web site. During the term of the WCW license agreement, United Internet will not compete with WCW or license our technology to WCW's competitors or others in the wrestling business.

     The term of the WCW license agreement is three years. However, WCW can terminate the agreement at the end of any one-year period by giving 30 days' prior written notice. Under certain circumstances, either party may terminate the agreement in the event of material breaches of the contract.

     WCW will pay United Internet royalties equal to:

 .    15% of WCW's adjusted gross revenues from banners or similar advertisements and/or sponsorships that are now standard in the Internet industry and are contained on or are accessed through use of the CD-ROMs or other discs;
     plus

 .    20% of WCW's adjusted gross revenues from full-screen, full-motion trailers and/or other full-screen or full-motion video and/or audio-visual advertisements that are not standard in the Internet industry and are contained on or accessed through use of the CD-ROMs or other discs.

     WCW has paid United Internet $200,000 as a non-refundable advance against royalties.

     During the term of the WCW license agreement, we will make available to WCW any improvements and enhancements which we develop. We also will provide certain technical and creative support services to WCW.

     In August 1999, we received video from WCW to produce a master CD-ROM containing wrestling video for use in conjunction with WCW's Web site. We expect to reproduce and distribute between 750,000 and 1,000,000 discs in the first run. WCW has said that it intends to begin marketing CD-ROMs containing our technologies in October 1999. WCW intends to market the CD-ROMs through four avenues:

 .    WCW's Web site, www.wcw.com, which receives 15 million "page impressions"
     per month.

 .    Television. WCW has seven primetime hours per week of broadcasts in major markets with an estimated audience of 32 million viewers per week, primarily young males. WCW will have dedicated spots to advertise the CD-ROMs.

 .    Live events, which WCW estimates will have total attendance of approximately two million people during 1999. At these live events, the CD-ROMs will be distributed free of charge.

 .    Inserts in wrestling magazines.

     Travel. We developed an application of our PAV technology called
     ------
NetCruise(C). NetCruise(C) allows anyone to book travel, including cruise vacations, hotels, car rental and airline tickets from a one-stop-shopping Web site, www.NetCruise.com. In July 1998, we licensed NetCruise(C), together with all other travel-related applications of our PAV technology, to NII, a wholly-owned subsidiary of Genisys. See "Description of Internet Business - The Genisys Transaction."

     The CD-ROMs or DVD-ROMs that Genisys and NII will distribute will contain full motion video "virtual tours" of approximately seven cruise lines and approximately 13 travel destinations. For example, a user can view staterooms, dining rooms, entertainment venues, casinos, other areas of the ship and other special features, all prior to booking. The NetCruise(C) software has full motion video and live vocal interaction, combined with updated on-line information.

     Genisys intends that the NetCruise(C) product will allow people to book every aspect of their own vacation all at once and to book travel for others and "Be Your Own Travel Consultant." Genisys' Web site will walk users through the process of booking and/or selling any travel arrangements.

     The initial marketing plan is for Genisys to advertise and sell the NetCruise(C) product through an infomercial that will display the product's various features and provide for call-in purchases. As an incentive to encourage consumers to buy the NetCruise(C) product, rather than use a travel agent or Web sites run by cruise lines or hotels, purchasers of the NetCruise(C) product will receive from Genisys and NII a rebate of one-half of the standard travel agent's commission for all travel they book through the NetCruise(C) Web site. The NetCruise(C) Web site is owned and maintained by Genisys and NII.

     The launch by Genisys and NII of the NetCruise(C) Web site and services using the NetCruise(C) product has been delayed beyond what was originally anticipated. These delays occurred because Genisys sold its previous business, a limousine reservation system, in order to become more active in the retail travel business. Genisys also suffers from limited cash flow. The Genisys Web site is operational as a travel consultant booking service for members who have joined by paying a fee and receiving a password. Genisys has informed us that they are rebuilding both the hardware and software of their Web site. Genisys and NII are responsible for building and maintaining their Web site, including all related technical matters, and marketing the NetCruise(C) product. At this point, we merely provide advisory services, when Genisys requests it, regarding video production, technical support and marketing. The infomercial has now been produced and is in post-production. The expected air date for the infomercial is late 1999. Significant additional delays by Genisys and NII in making their Web site fully operational or airing their infomercial, or both, could have an adverse effect on Genisys' revenues and the price of its stock, of which we have a significant amount. See "Risk Factors - Risks Associated with NetCruise(C) License."

     Marketing. United Internet entered into a distribution agreement with
     ---------
EarthLink Network, Inc. to market EarthLink's Internet service provider software on discs produced by us using our technology. EarthLink will pay United Internet an amount for each new customer who signs up for EarthLink service in conjunction with using any of our disks for various services or products. This amount varies from $20.00 to $50.00 per new EarthLink customer depending upon how many subscribers sign up for EarthLink Internet service and is cumulative from one project to another. In addition, EarthLink has paid United Internet $40,000 as a nonrefundable advance against these payments. The term of the distribution agreement is one year with automatic annual renewals unless written notice of termination is given by either party between 30 and 90 days before the end of each one year term.

     The first such arrangement is in connection with the discs we are producing to preview the NBC Fall 1999 television season, 1,000,000 of which will be distributed in early September 1999. The disks we are producing for NBC will contain EarthLink's software and give a user the option to sign up for EarthLink service. Under United Internet's agreement with NBC, United Internet will share all Earthlink revenue equally with NBC after the parties recoup their investment pro rata. We estimate that these recoupment payments will be allocated approximately 80% to us and 20% to NBC. See "Description of Internet Business - Current Applications - Television."

     United Internet and AT&T Corp. have also entered into a marketing agreement. Under the AT&T marketing agreement, AT&T has granted to United Internet a non-exclusive license to distribute software for AT&T's Internet Service Provider service. We must distribute at least one million CD-ROMs or other products which combine, or bundle, AT&T's software with some other information or material that we place on the disks. The term of the agreement is one year. The distributed material must meet certain technical and other specifications established by AT&T, and must be tested by AT&T prior to distribution.

     AT&T will pay United Internet $20.00 for each person who switches to AT&T's Internet Service Provider as a result of using the AT&T software on one of our distributed CD-ROMs and also pays AT&T at least $19.95 during the first three months after they register for the AT&T service. United Internet did not receive any advance payment from AT&T under this agreement.

     AT&T will provide technical support and customer care services for users of their service and we will provide all technical support and customer care services for users of the bundled material contained on the distributed CD-ROMs. AT&T has the right to approve any bundled product that contains their Internet software.

Possible Future Applications

     E-Commerce. Our PAV and DIVO technologies easily lend themselves to the
     -----------
expanding world of e-commerce:

 .    Businesses can sell their goods over the Internet using full motion video to promote their products, just like on television.

 .    Users could select a product and the amount they would like to spend, and the system would provide details on all available products based on the user's criteria; or, the buyer could just click on an icon, and a video of that product will play on the screen.

 .    If the buyer would like to learn more about a product and alternative choices, clicking on the appropriate icon provides additional details. After watching the video, complete details would be available on all aspects of the product.

 .    Once a decision on a product has been made, a buyer may simply click and order with the confidence of security of important personal information, including credit card data; or, our technologies would be able to connect a live operator to buyers when they require assistance.

     Other Commercial Applications. We are developing additional applications of
     -----------------------------
our technology for a number of different industries. These include:

 .    marketing (through which an end user could participate in an interactive focus group or marketing study)

 .    interactive game shows

 .    Pay-per-view video content could be prerecorded and distributed to users, and the release of the video by users could be controlled by the original content provider through security codes. This capability could combine the benefits of pay-per-view events similar to television with the added benefits of the Internet's interactivity.

     We may need to raise additional funds to develop additional commercial applications of our technology. See "Risk Factors - We May Need Additional Financing."

     Other Forms of Entertainment. We are continuing to develop our previously
     -----------------------------
announced PreviewMovies.com and PreviewMusic.com applications of our technology. These applications, which are similar in concept to the NBC television preview application, would allow a user to see movie previews or trailers, and music videos, by means of activating a command from a Web site to a CD-ROM or DVD-ROM containing prerecorded encrypted video and audio. Further development of PreviewMovies depends on establishing strategic relationships with studios and putting a distribution system in place. PreviewMusic is in an earlier phase of development. Further development of PreviewMusic depends upon finding a strategic alliance to help build the site and handle distribution.

     Demonstrations of both these applications can be seen on a demonstration disc that United Internet offers free to our stockholders, the press or any other interested person. The demonstration disc operates in conjunction with our own Web site, www.uitlive.com. In order to utilize the disc, the user's computer must meet certain minimum technical specifications. See "Description of Internet Business - Introduction."

     Education. We have developed educational applications for our technologies.
     ---------
This might work by recording educational material on a CD-ROM or DVD-ROM which is distributed to students. For example, a geology lecture could be illustrated with video clips of the regions described, an anatomy lecture could provide videos or animations of bodily systems, and an art history lecture could display photographs of the work being discussed. Because the software is connected to the Internet, students would be able to submit questions, take tests, answer questions and receive a grade back almost instantaneously. They could also signal the CD-ROM or DVD-ROM to replay selections from the lecture with the answers to the questions the student might have missed. The result would be to integrate review and correction into the testing experience. So far, we have not licensed any educational applications of our technologies. We can give no assurance that any educational applications will be licensed or otherwise developed on terms favorable to us.

     We are continuing to develop our previously announced CollegeEd.com application of our technology. This application is in an early phase of development. Further development depends upon finding a strategic alliance to help build the site and handle distribution to students.

Business Strategy

     Our business strategy over the next 12 months is as follows:

 .    continue developing our technologies and additional applications employing our technologies

 .    select brand leaders in individual industries to exploit our technologies, through strategic alliances; and

 .    further develop and create our own Web sites.

     Aspects of our business strategy are highly dependent upon having sufficient revenue to accomplish these goals. Revenue can be provided from license and other agreements to use our technologies, or from sales of our securities or our United Internet subsidiary's securities, in private or public offerings. We can give no assurance that we will have sufficient revenues to accomplish these goals or that any or all of these goals may be achieved once we pursue them. See "Risk Factors - Need for Additional Financing" and "Risk Factors - Development Risks".

     We intend to enter into additional licensing agreements and marketing agreements, or other strategic alliances, for additional applications of our technology which have been developed and which may be developed in the future. Several agreements are currently being negotiated. No other agreements have been entered into and we can give no assurance that any additional agreements will be entered into or whether any additional agreements will be on terms that are favorable to us.

     We maintain our own Web site, www.uitlive.com, although at this time it is not intended to serve as a generally accessible Web site. At our Web site, a visitor can find basic information about our company, read descriptions of our PAV and DIVO technologies and use our demonstration disc to access encrypted video of our PreviewMovies, PreviewMusic and CollegeEd applications. We intend to further develop our Web site. At this time, however, it is not our priority to promote self-branded products using our technology in conjunction with our own Web site. However, we may choose to do that at some point in the future.

The Genisys Transaction

     On July 23, 1998, our company, United Internet, Genisys and its wholly-owned subsidiary, NII, entered into an agreement, which we refer to as the Genisys Agreement. In that agreement, we granted to NII an exclusive, world-wide and perpetual license to the travel-related applications of our technology. We also sold to NII certain tangible assets and intellectual property to be used by them in connection with our technology. United Internet received the following securities:

 .    2,000,000 shares of unregistered common stock of Genisys

 .    a warrant to purchase up to 800,000 shares of Genisys common stock at $2.50 per share, if NII's total pretax profits for the years 1999, 2000 and 2001 equal or exceed $5,000,000

 .    a warrant to purchase up to 800,000 shares of Genisys common stock at $6.00 per share, if NII's total pretax profits for the years 1999, 2000 and 2001 equal or exceed $10,000,000

     Subsequent to the date of the Genisys Agreement, Genisys informed us of the following. Genisys was notified by The Nasdaq Stock Market, Inc. that Genisys was in violation of a Nasdaq Marketplace Rule because the issuance of the 2,000,000 shares of Genisys common stock and the Genisys warrants amounted to more than 20% of the issued and outstanding shares of Genisys and the issuance had to be approved by Genisys' stockholders. Genisys was informed that Nasdaq intended to delist Genisys common stock from the Nasdaq SmallCap Market, unless Genisys took steps acceptable to Nasdaq to cure the violation. Genisys began to take these steps and also appealed Nasdaq's determination to delist the Genisys common stock. A hearing on the proposed delisting was held on November 20, 1998. Thereafter, Nasdaq approved the continued listing of Genisys common stock while Genisys arranged to hold a stockholders meeting and subject to certain additional changes that Nasdaq required to be made to the terms of the Genisys Agreement.

     As a result of Nasdaq's original notification, United Internet, Genisys and certain of Genisys' principal stockholders signed an agreement dated October 28, 1998 for the purpose of restructuring the Genisys transaction. Under the terms of this agreement, United Internet agreed to return to Genisys 1,100,000 shares of Genisys common stock (retaining 900,000 shares of Genisys common stock), and the Genisys warrants. Genisys agreed to issue to United Internet 1,100,000 shares of Genisys Convertible Series B Preferred Stock, par value $.0001 per share. Among other things, the Genisys preferred shares are automatically convertible into 1,100,000 shares of Genisys common stock immediately upon the approval of the Genisys transaction by Genisys' stockholders. In addition, when the Genisys stockholders approve the Genisys transaction, Genisys agreed to reissue the Genisys warrants to United Internet.

     The Genisys preferred shares carry a mandatory dividend of $275,000, payable on September 30, 1999, and mandatory quarterly dividends of $68,750, beginning with the quarter ending December 31, 1999. No dividend is payable if the Genisys stockholders approve the issuance of the 1,100,000 shares of Genisys common stock and the Genisys warrants to United Internet, and the Genisys preferred shares have been converted into 1,100,000 shares of Genisys common stock, prior to June 30, 1999. Since the meeting of the Genisys stockholders has not yet taken place, it is the position of the Company that the $275,000 dividend is payable on September 30, 1999. The Genisys preferred shares are non-voting, unless voting is required by New Jersey law. The Genisys preferred shares also carry a mandatory liquidation preference of $2,750,000 plus all accrued and unpaid dividends.

     In response to further requirements of Nasdaq, the parties entered into another agreement dated January 25, 1999. This agreement provides that if the Genisys stockholders do not approve both the Genisys transaction, and the issuance to United Internet of the 1,100,000 shares of Genisys common stock relating to the Genisys preferred shares, and the Genisys warrants, the entire Genisys transaction will be unwound. If the Genisys transaction is unwound, Genisys will have an option until September 30, 1999 to again seek and obtain approval of the Genisys transaction by Genisys' stockholders on the same terms and conditions as originally agreed to in the original agreement, as amended by the agreement in October 1998 and the agreement in January 1999.

    United Internet has agreed not to vote the remaining 900,000 shares of common stock and may not vote the Genisys preferred shares at the Genisys stockholders' meeting at which the approval of the Genisys transaction will be sought. Certain other principal stockholders of Genisys have agreed to vote their shares of Genisys common stock in favor of the Genisys transaction and the issuance of the additional 1,100,000 shares of Genisys common stock and the Genisys warrants. Genisys has indicated that it expects to hold its stockholders meeting in September 1999.

    We have been informed that Nasdaq delisted the common stock of Genisys from the Nasdaq SmallCap Market effective the close of business on August 17, 1999. We have also been told that Genisys intends to appeal the delisting. On August 19, 1999, Brian Shuster submitted his resignation as a director of Genisys.

Patents and Trademarks

    We filed a provisional application for a utility patent for our PAV and DIVO technology with the U.S. Patent and Trademark Office in July 1997. We have been notified by the Patent Office that our patent has been allowed and we expect it to be issued sometime in the next few months. We filed a second patent
application relating to enhancements to our DIVO technology in May 1999.   We do
not know if that patent will be issued or, if it is issued, how broad it will be. It is therefore possible that our competitors will be able to use products and technologies similar to our own. That could significantly reduce our competitive advantage. However, even if a patent is not issued, we believe that the value of our DIVO technology will not be critically impaired. We also do not know if any patent that we might receive in the future will provide protection from infringement or if our patent applications will be challenged. If any of our patents are challenged, we do not know what the result of the challenge would be and we also do not know if we would have adequate resources to enforce or defend our rights.

    We have been sued for patent infringement by a company that alleges to have a patent for technology similar to ours. See "Legal Proceedings".

Intellectual Property

    Our copyrights, trademarks, trade secrets and other intellectual property rights are critical to our success. We rely on copyright and trademark laws, trade secret protection, and confidentiality and non-disclosure agreements with our employees and third parties to protect our proprietary rights. We do not know if these steps will be adequate. We do not know if we will be able to obtain trademark registrations for our marks in the United States or other countries. We do not know if third parties will infringe upon or misappropriate our copyrights, trademarks, service marks and other intellectual proprietary rights. None of our marks or rights is registered at present. In addition, meaningful copyright and trademark protection may be unenforceable or limited in certain countries. In the future, it is possible that we would have to sue to protect our copyrights, trademarks, trade secrets and other intellectual property rights. We cannot give any assurance as to our ability to enforce our rights or the outcome of any suits to protect those rights.

    United Internet generally enters into nondisclosure agreements with its employees and consultants. United Internet also limits access to and distribution of its software, sensitive documents and other proprietary information. We do not know if the steps taken by United Internet to prevent misappropriation of its proprietary information will be successful. If these agreements are breached we do not know if we will have adequate remedies available, or if the agreements themselves would be enforceable.

    Even with the precautions taken by United Internet, it might be possible for a third party to copy, obtain and use, United Internet's proprietary information without authorization. It is also possible that our trade secrets will be independently developed by competitors.

Competition

    There is significant competition in the evolving market for video delivery on the Internet. We and our primary competitors have each approached Internet video delivery using different technologies. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we have. Our management believes that the barriers to enter this market are relatively high and there is significant lead time required to market a competitive Internet video delivery technology.

    There is significant competition for content development and broadcasting on the Internet. The largest competitors in the content development and broadcast area are broadcast.com, Inc. and RealNetworks, Inc. These, and many other competitors in the content development and broadcast area have substantially greater assets than we do. We expect competition in this area to remain strong and to increase further.

Governmental Regulation

    Although there are currently few laws and regulations that directly apply to the Internet, it is likely that new laws and regulations will be adopted in the United States and elsewhere covering a wide range of Internet-related issues. This could include broadcast license fees, music licensing, copyrights, privacy, pricing, sales taxes, and characteristics and quality of Internet services.
It is also possible that laws could be passed that may apply to us in the areas of content, network security, encryption, privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and re-transmission activities. If restrictive laws or regulations are adopted, it could slow Internet growth. If certain laws or regulations apply to us and the type of Internet business or service we provide, it could expose us to significant liabilities associated with the content on our Web sites, and possibly for the content on the Web sites of our licensees. We do not know if laws will be adopted that apply to our business on the Internet. If such laws and regulations are adopted, we do not know if they will affect our business. Any new legislation or regulation or enforcement of existing laws and regulations could limit the growth of the Internet, increase our cost of doing business or increase our legal exposure.

    There are also uncertainties about how existing laws in other areas apply to the Internet. Some of these laws deal with such issues as property ownership, libel, taxation, defamation and personal privacy. The majority of these laws were adopted before the widespread use of the Internet. Therefore, they do not address the unique issues of the Internet and related technologies. There are very few cases about the interpretation of these types of law on Internet use.

    Congress enacted the Communications Decency Act in 1996. The U.S. Supreme Court ruled that certain sections of that Act which would have imposed criminal penalties on anyone distributing "indecent" material to minors over the Internet were unconstitutional. We do not know if similar laws will be adopted and upheld. Even though we do not currently distribute the types of materials on the Internet that the Act may have considered illegal, we do not know how any future laws or regulations regarding decency might be interpreted. In addition to the potential for liability, these types of laws could also damage the growth of the Internet generally. That would have the effect of decreasing the demand for our technology and its applications. So far, United Internet has not required our licensees to indemnify it for this type of liability and we do not have insurance for this type of liability.

    If we are considered to be a distributor of Internet content, we face potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims. These types of lawsuits have been brought against Internet content distributors. In addition, we could be liable for the broadcast content, or unauthorized duplication of broadcast content. So far, United Internet has not required its licensees to indemnify it for this type of liability and we do not have insurance for this type of liability.


                               OUR OTHER BUSINESS

Children's Recreational Activities

    Because we are focusing on our interactive Internet technology business, we have ended operations at most of our children's recreational facilities. We have closed our Camp Frasier and Frasier's Frontier amusement park facilities. We have also decided to dispose of our remaining children's recreational facilities, Planet Kids.

    Until February 28, 1997, when our ground lease with the Irvine Company, as landlord, expired, our primary business had been to act as a developer and manager (rather than as an operator) of approximately 300 acres of real estate in Irvine, California. After the expiration of the ground lease, we did not have any significant income from our ground lease operations, and no revenue for the year ended December 31, 1998.

    In 1998, our children's recreational activities consisted of two Camp Frasier day camps, three Planet Kids, and one Frasier's Frontier. Our Camp Frasier day camps operated from the last week of June through late August 1998. Frasier's Frontier was an amusement park. Planet Kids facilities are indoor multimedia interactive play learning centers for children. All of these facilities are located in Southern California.

    The Planet Kids concept is to operate state-of-the-art children's play learning centers for children ages 3 through 13. Each center provides children with interactive multimedia educational games, exercise playgrounds, educational computers, party facilities and other indoor activities. Planet Kids opened its first play-learning center in Laguna Hills, California in July 1995, the second center in Orange, California in December 1995 and the third center in Fountain Valley, California in September 1996. These centers are operated in leased premises. We have provided for a loss for impairment of value of certain of our Planet Kids assets in the amount of $3,862,554. We still operate our Planet Kids centers, but we intend to dispose of this asset.

    The Camp Frasier program, which we no longer operate, was offered to children between the ages of 3 and 13. Its concept was to provide significant flexibility in attendance requirements, with a minimum of ten days per camper during the summer. Campers were provided with planned activity programs, which included educational activities, horseback riding, swimming, arts and crafts, fishing, a rope challenge course, go-carts and karate. These facilities were operated on both owned and leased premises.

    In April 1995, we purchased certain real and personal property in El Cajon, San Diego County, California. We renovated the El Cajon property and reopened it as "Frasier's Frontier," an amusement park. The Camp Frasier location on the El Cajon property operated between 1996 and 1998. In August 1999, we sold the El Cajon property. The sale price of the El Cajon Property was $975,000, paid in cash. After satisfying the first trust deed in the outstanding amount of approximately $772,077, the second trust deed in the amount of approximately $128,236, current and delinquent property taxes in the amount of approximately $21,013 and other expenses, fees and charges incurred by us, as seller of this property, net cash proceeds to us were approximately $45,382.

    In March 1996, we entered into a lease with the County of Orange, California to operate a Camp Frasier location in Foothill Ranch, Orange County, California. The lease is for a term of 15 years and provides that we will pay as annual rental the greater of the minimum annual rental or the percentage rental. The minimum annual rental is $10,000 for the first year, $20,000 for the second year and $30,000 for years three through five. The percentage rental is equal to 15% of our gross receipts from the day camp and any swimming programs or lessons which we conduct.

    We were a party to a sublease with American Sportsworld, Inc., under which we subleased approximately 15 acres of the Irvine Property to The Splash. The Splash operates a theme family water park. The sublease was terminated on February 26, 1997, when our ground lease for the Irvine, California location terminated. Under the terms of the sublease, The Splash paid a minimum annual rent of $475,000, payable $39,583 per month, against a percentage rent equal to 10% of annual gross revenues. In addition, The Splash paid additional rent to cover various expenses we incurred on the property, as well as all taxes related to the property. We have a 3.12% limited partnership interest in The Splash.

Investments in Affiliates

      Investments in United Hotel & Casino, L.L.C.
      --------------------------------------------

    In January 1997, two California limited liability companies and we formed United Hotel & Casino, L.L.C., a Delaware limited liability company. We currently have a 50% membership interest in United Hotel. United Hotel has a three member management committee. We have the right to appoint one member (who has two votes), and the remaining investors have the right, together, to appoint two members (each of whom has one vote), of the management committee.

    On July 29, 1997, United Hotel acquired approximately 8.5 acres of partially developed land on the Las Vegas Strip in Las Vegas, Nevada. The Las Vegas property is located at 3025 Las Vegas Boulevard and currently contains a shopping center consisting of approximately 20 retailers and the Silver City Casino. Upon the acquisition of the Las Vegas property, United Hotel became the landlord of the shopping center and the Silver City Casino. The Silver City Casino is owned and operated by Circus Enterprises, Inc. The lease to the Silver City Casino expires in October 1999. In July 1999, United Hotel signed an agreement to sell the Las Vegas property for $31.5 million. If the Las Vegas property is not sold, we are also considering selling our interest in United Hotel. We cannot give any assurance that a particular proposal will be accepted or that any agreement that may be signed will be on terms that are favorable to us. See "Our Other Business - Property".

    The Silver City Casino is currently responsible for a substantial percentage of the rental income received by United Hotel from the Las Vegas property. The monthly income of the Las Vegas property is approximately $182,000 and the monthly expense is approximately $37,000.

    United Hotel paid approximately $23,200,000 for the Las Vegas property. The purchase price was paid in the form of cash in the amount of approximately $5,590,000, a one-year note in the amount of $1,250,000, and assumption of a first deed of trust on the Las Vegas property in the principal amount of approximately $16,360,000. We contributed approximately $3,800,000 to the cash payment. Those funds came in part from our working capital and in part from two different loans discussed below.

    Harvey Bibicoff, who at that time was a director of Grand Havana, an affiliate of our company, loaned us $900,000 toward our capital contribution to United Hotel. We have repaid that loan in full.

    Westminster Capital, Inc. loaned us $1,900,000 to meet a portion of our $3,800,000 capital contribution to United Hotel to purchase the Las Vegas
property.   We refer to this as the First Westminster Loan.  We signed a Secured
Convertible Promissory Note, which bears interest at the rate of 15% per year and matures on the earlier to occur of Westminster's demand (which they can make any time after July 29, 1998), or July 29, 1999. We refer to this promissory note as the First Westminster Note. The holder of the First Westminster Note has the right, at any time prior to the maturity date of the First Westminster Note, to convert the entire outstanding principal balance of the First Westminster
Note into one-half of our original membership interest in United Hotel. We have amended the conversion feature of the First Westminster Note to extend the conversion date, which we discuss below. We can prepay the First Westminster Note at any time prior to conversion and after July 29, 1998. We are required to pay Westminster one-half of any cash distributions which may be made to us by United Hotel prior to the repayment of the First Westminster Note. Any such payments would be treated as prepayments on the First Westminster Note.

    The First Westminster Loan is secured by certain collateral. One of those items of collateral is a pledge of 408,333 of the 966,666 shares that we own in Grand Havana.

Grand Havana is an affiliate of our company. As additional security, we entered into a Security Agreement dated as of July 29, 1997 and granted a security interest to Westminster of our 50% membership interest in United Hotel and the receivables and certain indebtedness due to us from Grand Havana.

    Harry Shuster is the former Chairman of the Board, President and Chief Executive Officer of our company, and he is still a principal stockholder of our company. He serves as a member of the management committee of United Hotel.
Mr. Shuster is also the former Chairman of the Board, President and Chief Executive Officer of Grand Havana. In addition, Harry Shuster and his spouse, Nita Shuster, provided certain other security individually and jointly with respect to the First Westminster Loan. See "Certain Relationships and Related Transactions."

    As additional consideration for Westminster making the First Westminster Loan, we also granted to Westminster a three-year warrant to purchase 150,000 shares of our common stock, at a per share price equal to the lesser of $.40 or 75% of the average of the last trade prices for the ten trading days immediately preceding the exercise of the warrant. At the request of Westminster, we filed a registration statement to register the shares of our common stock underlying the warrant. The registration statement has been declared effective by the SEC. In addition, we arranged for Grand Havana to grant Westminster a three-year warrant to purchase 150,000 shares of their common stock, exercisable at a per share price equal to the lesser of $.75 or 75% of the average of the last trade prices for the ten trading days immediately preceding the exercise of the warrant. Grand Havana is an affiliate of our company. See "Our Other Business - Investments in Affiliates - Investments in and Loans to Grand Havana Enterprises, Inc."

    On August 6, 1998, Westminster made a loan of $1,100,000 to United Hotel.
We refer to this loan as the Second Westminster Loan. The Second Westminster Loan is evidenced by a promissory note in the amount of $1,100,000, which bears interest at the rate of 15% per year and matures on August 1, 1999. We refer to
this note as the Second Westminster Note.   As part of this transaction, we
agreed to amend the First Westminster Note to provide that the holder of the First Westminster Note now has the right, at any time prior to July 31, 2001, to convert the entire outstanding principal balance of the First Westminster Note into one-half of the Company's membership interest in United Hotel. We also agreed that a default by United Hotel under the Second Westminster Note will be considered to be a default by us under the First Westminster Note. Harry Shuster personally guaranteed the obligations of United Hotel under the Second Westminster Loan and we issued a non-recourse guaranty with joint and several liability, limited to our interest in United Hotel. See "Certain Relationships and Related Transactions."

    On July 28, 1997, we entered into an agreement with Harvey Bibicoff to provide us management consulting services. In exchange for those services, we agreed, among other things, to transfer to Mr. Bibicoff a 2 1/2 % membership interest in United Hotel from our 50% interest. We valued that interest at $187,500 and accrued it as consulting fees in 1997.

    Therefore, after accounting for Mr. Bibicoff's 2 1/2 % interest in United Hotel and the expected conversion by Westminster of the First Westminster Loan into a 25% interest in United Hotel, we will have a 22 1/2 % interest in United Hotel.

    Investments in and Loans to Grand Havana Enterprises, Inc.
    ----------------------------------------------------------

    We have an investment in the common stock of Grand Havana. We have also made loans to Grand Havana. Grand Havana is an affiliate of our company. Grand Havana is primarily engaged in the business of owning and operating private membership restaurants and cigar clubs. Harry Shuster is the former Chairman of the Board, President, Chief Executive Officer and principal stockholder of Grand Havana. See "Management" and "Certain Relationships and Related Transactions."

    In September 1996, we entered into a financing agreement with Grand Havana. Under this financing agreement, we pledged $875,000 cash to support a letter of credit that Grand Havana provided in connection with a lease they had signed.
In consideration for our providing this pledge of cash collateral, Grand Havana agreed to pay us 10% per year on the pledged cash. As additional consideration, we received 100,000 shares of the common stock of Grand Havana and a warrant to purchase an additional 100,000 shares of common stock of Grand Havana at an exercise price of $.75 per share. We exercised the warrant in February 1997.

    On July 15, 1997, Grand Havana and we amended this financing agreement. In exchange for our agreeing to forego the requirement that Grand Havana replace the collateral pledged on an ongoing basis from operations, Grand Havana agreed to issue to us or someone we designated a warrant to purchase 150,000 shares of the common stock of Grand Havana at an exercise price of the lesser of $.75 per share or 75% of the average of the last trade for the common stock of Grand Havana for the ten day period prior to the exercise of the warrant. We subsequently designated Westminster, which had provided the financing to us in connection with the acquisition of the Las Vegas property by United Hotel, as the entity to receive this warrant. See "Our Other Business - Investments in Affiliates - Investments in United Hotel & Casino, L.L.C."

    In February 1997, we entered into an additional financing agreement with Grand Havana. Under this financing agreement, we agreed to loan Grand Havana up to $1,250,000 for their development of two private membership restaurants and cigar clubs. The loan bears interest at the rate of 8% per year on the outstanding principal amount. As additional consideration for this loan, we received 75,000 shares of the common stock of Grand Havana. This loan was not repaid when due on September 30, 1997. The financing agreement provided that if the loan was not repaid by that date, the loan would become payable on demand and we would also be entitled to receive an additional 25,000 shares of the common stock of Grand Havana. In February 1998, Grand Havana issued 25,000 shares of its common stock to us as required by the financing agreement. The parties also agreed to extend the maturity date of the loans made under this financing agreement to September 30, 1998.

    On September 30, 1998, we agreed to make a new installment loan to Grand Havana in the amount of up to $1,250,000, in replacement of the previous loan. Grand Havana signed a secured promissory note, which bears interest at 8% per year. This note was due and payable in full on March 31, 1999. We extended the maturity date of the note for an additional 60 days and we have further extended the maturity date again to November 30, 1999. This note is secured by a grant of a security interest in certain collateral of Grand Havana.

    The initial loan advance under this new loan on September 30, 1998 was $603,280. That amount represents the principal amount due under the previous note of $536,000, plus accrued interest of $67,280. From time to time we have the option to make additional advances to Grand Havana, up to a total amount of $1,250,000. At June 30, 1999, $603,280 in principal amount and accrued interest of $39,235 remained payable by Grand Havana to us under this financing agreement. See "Certain Relationships and Related Transactions."

    On March 8, 1999, we made a separate $75,000 loan to Grand Havana. This loan accrues interest at 8% per annum. Both principal and interest are due on September 8, 2000. At June 30, 1999, $75,000 in principal amount and accrued interest of $1,500 remained payable by Grand Havana to us under this loan. The loan is guaranteed by Harry Shuster. See "Certain Relationships and Related Transactions."

    As of June 30, 1999, we held 966,666 shares of the common stock of Grand Havana. We estimated the fair value of our investment in Grand Havana at approximately $38,667 at June 30, 1999. Because we do not believe that we will recover the original cost of our investment in Grand Havana, we realized loss on this investment in the amount of $1,043,764. On October 27, 1998, the common stock of Grand Havana was delisted from the Nasdaq SmallCap Market because
Grand Havana common stock no longer satisfied Nasdaq's minimum bid and net asset value requirements. Grand Havana common stock is presently being quoted on the OTC Bulletin Board.

    Our transactions with Grand Havana were not reached through arm's length negotiations since both companies were under the common control of Harry Shuster at that time.

    Investments in HEP II L.P.
    --------------------------

    HEP II, a California limited partnership, was formed in March 1996. In April 1996, we acquired 50% of the limited partnership interests in HEP II for an initial capital contribution of $1,500,000. HEP II is engaged in the motion picture production business. Limited partners in HEP II are entitled to receive 99% of all distributions made by HEP II until they receive a 110% return of their investment and thereafter they receive 50% of distributions until a 200% return is achieved, at which time HEP II will terminate. The general partner of HEP II is United Film Distributors, Inc., a California corporation. Harry Shuster, the former Chairman of the Board, President and Chief Executive officer of our company is the Chairman of the Board of UFD as well as one of its principal stockholders. Brian Shuster, the present Chairman of the Board, President and Chief Executive Officer of our Company, is the President and a principal stockholder of United Film. Brian Shuster is also the son of Harry Shuster.

    In 1997, at the request of Harry Shuster, United Film paid us $325,000. That amount was used to reduce the outstanding net balance of money Harry Shuster owed to us.

     At June 30, 1999, we had an investment in HEP II in the amount of $700,000. See "Certain Relationships and Related Transactions."

    Our transactions with HEP II were not reached through arm's length negotiations since both companies were under the common control of Harry Shuster and Brian Shuster.

Employees

    We currently have 14 employees, all of whom are full-time. Five of them are full-time employees of our company and nine of them are full-time employees of United Internet.

Property

    Our offices consist of rented office space in Los Angeles, which we share with our United Internet subsidiary. We anticipate that our current location will be sufficient for our needs for the foreseeable future. We rent our office space from 1990 Westwood Boulevard, Inc., a company in which Harry Shuster is an officer and principal stockholder. See "Certain Relationships and Related Transactions."

    As a result of our 50% interest in United Hotel, we have an ownership interest in approximately 8.5 acres of partially developed land on the Las Vegas Strip in Las Vegas, Nevada. The Las Vegas property is located at 3025 Las Vegas Boulevard and currently contains a shopping center consisting of approximately 20 retailers and the Silver City Casino. Upon the acquisition of the Las Vegas property, United Hotel became the landlord of the shopping center and the Silver City Casino. The Silver City Casino is owned and operated by Circus Enterprises, Inc. The lease to the Silver City Casino expires in October 1999. The outstanding balance of the first trust deed on the Las Vegas property is approximately $16.0 million and the outstanding balance of the second trust deed on the Las Vegas property is approximately $1.1 million. See "Our Other
Business - Investments in Affiliates - Investments in United Hotel & Casino, L.L.C." and "Certain Relationships and Related Transactions."

    In July 1999, United Hotel signed an agreement to sell the Las Vegas property for approximately $31.5 million. The closing is expected to occur in or before mid-October 1999. United Hotel is not able to estimate net proceeds of the sale, but they are expected to be substantially greater than the purchase price of the Las Vegas property. If the Las Vegas property is not ultimately sold, we would continue to consider selling our interest in United Hotel. We cannot give any assurance that a particular proposal would be accepted or that any agreement that may be signed will be on terms that are favorable to us. See "Our Other Business - Investments in Affiliates - Investments in United Hotel & Casino, L.L.C."

    We do not have a specific policy regarding real estate investment, and it is not our intention to become active in real estate investment. With the focus of our business now on developing and licensing our interactive Internet technologies, we do not intend to make additional investments in real estate, real estate mortgages or the securities of businesses primarily engaged in real estate activities.


                               LEGAL PROCEEDINGS

    On June 7, 1999 we were sued by Hyperlock Technologies, Inc. in the United States District Court for the Northern District of Illinois, Eastern Division. Hyperlock alleges that we have infringed United States Patent No. 5,892,825, entitled "Method of Secure Server Control of

Local Media via a Trigger Through a Network for Instant Local Access of Encrypted Data on Local Media." Hyperlock is seeking an injunction against us and unspecified damages. Hyperlock also seeks treble damages, court costs and reasonable attorneys' fees and such other and further relief as the court may deem to be just and proper. Based on a review of the `825 patent, we believe that the suit is without merit. We believe that we have not committed any acts of infringement, and we intend to defend this suit vigorously. Due to the inherent uncertainties regarding litigation, we can make no prediction about the outcome of the litigation.

    We are also involved in routine and non-material litigation from time to time in the course of conducting our business.


                                  MANAGEMENT

    This table lists our directors and executive officers.

Name                        Current Position with Company
----                        -----------------------------

Brian Shuster               Chairman of the Board, Chief Executive Officer,
                            President and Director

Julie Lepere                Secretary

Alvin Alexander             Director

Alvin Cassel                Director

J. Brooke Johnston, Jr.     Director

    The business experience of the individuals named above for at least the past five years is described below. Other than what is described here, none of these people is related to any of the others. None of them has been involved in significant legal proceedings.

    Brian Shuster, 41, has served as Chairman of the Board, Chief Executive Officer and President of our company since May 24, 1999 and he has been a director of our company since May 1996. From March 1997 through May 1999, he served as Executive Vice President of our company. Mr. Shuster is also President, Chief Executive Officer and a director of our United Internet subsidiary. From July 1998 through August 1999, Brian Shuster was a director of Genisys, which is a public company in the retail travel business. From 1993 through 1995, Brian Shuster was President of Beverly Hills Producers Group, an independent motion picture production company. Brian Shuster is the son of Harry Shuster, former Chairman of the Board, President, Chief Executive Officer and a director of our company. See "Certain Relationships and Related Transactions".

    Julie Lepere, 39, has been with our company since 1978 and has served as Secretary since May 1999. Since January 1999, Ms. Lepere has also served as Director of Administration. From

1984 through 1998, Ms. Lepere was the Administration Director for our three summer day camps located in Orange County, California. From 1984 through 1996, she was also assistant to our Vice President/Controller.

    Alvin Alexander, 70, is and has been for more than five years President of Skip Alexander Productions, a company located in Los Angeles, California, which develops game shows and other television properties.

    Alvin Cassel, 85, is of counsel to the law firm of Broad and Cassel in Miami, Florida. He has been engaged in a general civil law practice for more than 60 years. Mr. Cassel is also a director of Grand Havana, an affiliate of our company. Mr. Cassel is also Managing Director of Koorn N.V., whose stock is owned by Harry Shuster. See "Security Ownership of Certain Beneficial Owners and Management."

    J. Brooke Johnston, Jr., 59, is a partner of the law firm of Baker, Johnston & Wilson LLP, in Birmingham, Alabama. He was Senior Vice President and General Counsel for Med Partners, Inc., in Birmingham, Alabama from April 1996 until July 1998. Prior to that, Mr. Johnston was a senior principal of the law firm of Haskell Slaughter Young & Johnston, a Professional Association, in Birmingham, Alabama, where he practiced securities law for more than 17 years. Mr. Johnston is also a director of Grand Havana, an affiliate of the Company.

    Significant Employees of United Internet
    ----------------------------------------

    Jay Dunn, 34, has been Vice President of Motion Graphics Programming since October 1998. From 1997 through October 1998, Mr. Dunn designed motion graphic videos for the "Eyes of the Nation" project for the Library of Congress. From 1992 through 1997, he was a freelance computer motion graphics consultant. Mr. Dunn studied computer arts and sciences at Ohio State University. From 1983 through 1989, Mr. Dunn served in the United States Navy, performing the duties of electronics technician and nuclear reactor operator.

    Consultants
    -----------

    Robert Eady, 27, has served as Senior Programming Consultant since September 1997, supervising the creation and implementation of applications of our technology and providing other software design and operations services. From February 1996 through August 1997, he served as Manager of Internet Product/Service Development for Positive Developments Limited, an Internet and commercial software firm. From May 1994 through December 1995, he was a Computer Services Administrator in the Planning & New Programs Department of Cognos

Corporation. From September 1993 through March 1994, he was the principal consultant of Eady & Associates, providing computer communications and software consulting services.

     Harry Shuster, 64, is the former Chairman of the Board, President and Chief Executive Officer of our company; former Chairman of the Board, President and Chief Executive Officer of our United Internet subsidiary; a former director of Genisys; and former Chairman of the Board of NII. He resigned from these positions to devote a greater amount of his time to defend himself in criminal proceedings following his indictment by the U.S. Attorney for the Southern District of New York. These matters concern Harry Shuster personally and do not involve our company, our United Internet subsidiary or any of our affiliates. The outcome of these matters is uncertain. Harry Shuster is the father of Brian Shuster. Harry Shuster provides certain consulting services to us in connection with our non-Internet business. Harry Shuster is a principal stockholder of our company. See "Risk Factors - Matters Relating to Former Chairman" and "Certain Relationships and Related Transactions."

                            EXECUTIVE COMPENSATION

     This table shows all of the compensation given to the Chief Executive Officer and all other officers who were paid more than $100,000 during the fiscal years ended December 31, 1998, 1997 and 1996. These people are referred to as Named Executive Officers.

                          SUMMARY COMPENSATION TABLE

                                                            Long Term              All Other
                                  Annual Compensation       Compensation        Compensation(1)
                                  --------------------      ------------        ---------------
Name and Principal                                          Securities
Position                          Year  Salary   Bonus      Underlying Options
------------------------------    ----  ------   -----      ------------------

Harry Shuster                     1998  $300,663 $ --       2,100,000(3)        $   --
   Former  Chairman of the        1997  $273,330 $ --       ________            $   --
   Board,  President and Chief    1996  $248,482 $ --       ________            $3,600
   Executive Officer (2)

(1)  Consists of $300 per month car allowance paid Mr. Shuster.
(2)  Harry Shuster resigned these offices on May 24, 1999.
(3) This option was issued to Mr. Shuster in accordance with our corporate policy, in connection with a guaranty issued by Mr. Shuster to collateralize certain of our corporate debt. See "Certain Relationships and Related Transactions."

Stock Option Grants

     This table shows information regarding stock option grants made to each of our Named Executive Officers who received options during the fiscal year ended December 31, 1998. All of the options were issued at not less than the fair market value of our common stock on the date of grant and are 100% vested.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                 Number of    Percent of Total
                 Securities   Options/SARs
                 Underlying   Granted to          Exercise
                 Options/SARs Employees           Price      Expiration
Name             Granted (#)  in Fiscal Year      ($/sh)     Date
---------------  ------------ --------------      ------     ----
Harry Shuster     2,100,000       87.5%           $.625      September 30, 2003

     This table shows information regarding unexercised options held by our Named Executive Officers. No options were exercised during the fiscal year ended December 31, 1998.

                AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                 Number of Unexercised          Value of Unexercised
                      Options at                In-the-Money Options
                   December 31, 1998           at December 31, 1998 (1)
               -------------------------       ------------------------

Name           Exercisable  Unexercisable     Exercisable  Unexercisable
----           -----------  -------------     -----------  -------------
Harry Shuster  2,606,950          --             $   0        $   --

_____________________
(1) Represents the difference between market price of the Company's common stock and the respective exercise prices of the options at December 31, 1998. Since the market price of our common stock at December 31, 1998 was less than the exercise prices of any of Mr. Shuster's outstanding options, the options were not "in-the-money" at December 31, 1998. Actual values which may be realized, if any, upon any exercise of these options will be based on the market price of our common stock at the time of any exercise and are therefore dependent upon future performance of our common stock.

Stock Options

     On December 31, 1998, there were outstanding presently exercisable non-qualified stock options to purchase a total of 3,166,950 shares of our common stock held by our officers and directors. Of this amount, 2,606,950 were held by Harry Shuster, former Chairman of the Board, President and Chief Executive Officer of our company, and the balance were held by the other directors of our company, at option prices ranging from $.25 to $1.38 per share. See "Security Ownership of Certain Beneficial Owners and Management."

     All non-qualified stock options which we have issued to our directors and executive officers are in substantially the same form. All options have a term which expires on December 31, 2002, except for options granted during 1998, which have a term of five years from date of grant (expiring in September 2003), and are immediately exercisable as to all of the shares of our common stock covered by the option. The option price is the fair market value of our common stock as of the date of grant. Each option terminates at the end of 90 days following termination of association with or employment by us for any reason other than death, or at the end of one year in the event termination is caused by death.

     In addition to the non-qualified stock options held by our directors and executive officers on December 31, 1998, there were outstanding non-qualified options to purchase a total of 100,000 shares of our common stock held by third parties. All of these non-qualified options are in substantially the same form as those issued to our directors and executive officers, except that generally they are not terminable until they expire. These options have exercise prices ranging from $.30 to $.75 and expire at December 31, 2002.

Employment and Consulting Agreements

     United Internet and Brian Shuster entered into an employment agreement dated as of January 1, 1999. Under this employment agreement, Brian Shuster is employed as the President of United Internet at an initial base salary of $240,000 per year. Of Brian Shuster's base salary, United Internet may offset up to $5,000 per month from payments Brian Shuster receives under his oral consulting arrangement with our company, plus up to an additional $5,000 per month from payments he receives under the Genisys agreement. Genisys is an affiliate of our company. See "Certain Relationships and Related Transactions." The employment agreement provides for annual 10% increases in Brian Shuster's base salary. The employment agreement provides for a rolling five-year term. This is accomplished by extending the initial five-year term of the employment agreement automatically for successive one-year periods unless one party provides a written notice of termination at least 60 days before to the end of the first year of the current five-year period. The employment agreement also provides that any inventions developed by Brian Shuster during his employment by United Internet and which relate to the business of United Internet, will remain United Internet's property. The employment agreement also contains a confidentiality provision to protect United Internet's trade secrets and other confidential information. Brian Shuster is permitted to engage in outside business activities to the extent that these obligations do not interfere with his duties to United Internet. Of the $120,000 that we accrued for Brian Shuster's salary for the period January through June 1999, we have paid
Mr. Shuster $15,000 through June 30, 1999.

     Prior to becoming President and Chief Executive Officer of our company in May 1999, Brian Shuster provided certain consulting services to us and received $5,000 per month in consulting fees. The consulting agreement is an oral arrangement, which may be terminated by either party upon 30 days notice. Amounts received by Brian Shuster under this arrangement up to $5,000 per month are credited against payments made to him under his employment agreement with United Internet. Under the agreement with Genisys, Brian Shuster is entitled to receive $5,000 per month for services rendered by him to NII. Brian Shuster's employment agreement also provides that amounts received by him under the Genisys agreement up to $5,000 per month are credited against payments made to him by United Internet. See "Certain Relationships and Related Transactions".

     The Company and Harry Shuster entered into a consulting agreement dated as of June 1, 1994. Under this consulting agreement, Harry Shuster served as President, Chief Executive Officer and a director of our company at an initial base compensation of $208,984 per year. The consulting agreement provides for annual 10% increases in Harry Shuster's base compensation. In 1998, we accrued base compensation to Mr. Shuster of $300,663. Harry Shuster is also provided with the use of a car or a $300 per month car allowance. The consulting agreement also provides for certain disability payments to be made for up to three years. The consulting agreement provides for a rolling five-year term. This is accomplished by extending the initial five-year term of the consulting agreement automatically for successive one-year periods unless one party provides a written notice of termination at least 60 days before to the end of the first year of the current five-year period. As of June 1, 1999, the consulting agreement was amended to provide that Harry Shuster will be paid $5,000 per month and the balance of his then-current compensation will be applied to offset the net amount he owes the Company. As of June 30, 1999, that amount was approximately $420,263, including interest. The consulting agreement terminates on Mr. Shuster's death or in the event of a breach of the consulting agreement by Mr. Shuster. See "Certain Relationships and Related Transactions."

     The Company and C2 Design, a division of 1150250 Inc. entered into a consulting agreement dated as of September 1, 1998. Under this consulting agreement, C2 has made the services of Robert Eady available to United Internet for a five-year period, commencing September 1, 1998. Mr. Eady's responsibilities includes planning, implementing and configuring real-time interactive software and hardware systems for Internet applications, and other functions associated with the development of applications of our technology. Mr. Eady receives $75,000 per year for the first year of the consulting agreement, with annual increases of 10% effective on each anniversary date of the consulting agreement. The consulting agreement also provides that any inventions developed by Robert Eady during his work for United Internet and which relate to the business of United Internet, will remain United Internet's property. The consulting agreement also contains a confidentiality provision to protect United Internet's trade secrets and other confidential information.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Harry Shuster is the former Chairman of the Board, President, Chief Executive Officer and a director of our company, and he currently owns approximately 34.9% of our common stock. See "Security Ownership of Certain Beneficial Owners and Management." Mr. Shuster is also a former director of Genisys, an affiliate of the Company, and former Chairman of the Board of NII, a wholly-owned subsidiary of Genisys. We licensed the travel-related applications of our technology to NII, and under our agreement with Genisys, Mr. Shuster became a director of Genisys and Chairman of the Board of NII. Mr. Shuster is also the former Chairman of the Board, President, Chief Executive Officer and a director of Grand Havana, an affiliate of our company. Harry Shuster is the father of Brian Shuster. In May 1999, Mr. Shuster resigned all positions with our company, our United Internet subsidiary, Genisys, NII and Grand Havana. See "Management".

     Brian Shuster is Chairman of the Board, President, Chief Executive Officer and a director of our Company and President, Chief Executive Officer and a director of United Internet. Brian Shuster was also a director of Genisys (a position he resigned from on August 19, 1999) and President of NII, as provided for in the Genisys Agreement. Brian Shuster is the son of Harry Shuster.

     Transactions with Present and Former Directors and Officers
     -----------------------------------------------------------

     In prior years, Harry Shuster advanced working capital to us at the prime rate plus 3%. These advances were secured by our rights under various sublease arrangements in connection with our children's recreational activities. In June 1995, Mr. Shuster converted advances in the amount of $649,800, excluding accrued interest of $789,649, into equity, by exercising options to purchase 755,550 shares of our common stock. Mr. Shuster has deferred payment of certain of the interest due to him under this loan arrangement and certain amounts due to him under his consulting agreement. At June 30, 1999, accrued interest payable to Mr. Shuster amounted to $1,185,947. We have also advanced money to Mr. Shuster from time to time. At June 30, 1999, Mr. Shuster owed us $1,606,210, including accrued interest. Therefore, as of June 30, 1999, Mr. Shuster owed us the net amount of $420,263.

     We lease our principal executive offices from 1990 Westwood Boulevard, Inc., a company in which Harry Shuster is an officer and principal stockholder. Prior to January 1, 1999, the lease was on a month-to-month basis. Effective January 1, 1999, we entered into a five-year lease at a monthly rent of $1.75 per square foot. As of May 1, 1999, we expanded our space to approximately 6,000 square feet, with a current monthly rent of approximately $10,500.

     From October 1, 1997 through May 31, 1999, we accrued rent, including homeowner association dues, payable to Harry Shuster in the amount of $49,551, for an apartment which he owns and which he and Brian Shuster have used while they are in New York City on company business. Since June 1, 1999, we have accrued rent and homeowner association dues in the amount of $300 per day for each day of use by Harry Shuster or Brian Shuster. We believe that this rent is at least as favorable as the cost of comparable housing over the significant period of time that Messrs. Shuster have been in New York City on company business.

     Prior to becoming President and Chief Executive Officer of our company in May 1999, Brian Shuster provided certain consulting services to us and received $5,000 per month in consulting fees. The consulting agreement is an oral arrangement, which may be terminated by either party upon 30 days notice. Amounts received by Brian Shuster under this arrangement up to $5,000 per month are credited against payments made to him under his employment agreement with United Internet. Under the agreement with Genisys, Brian Shuster is entitled to receive $5,000 per month for services rendered by him to NII. Brian Shuster's employment agreement also provides that amounts received by him under the Genisys agreement up to $5,000 per month are credited against payments made to him by United Internet.

     Under the terms of the agreement under which we sold the interactive Internet technology to our United Internet subsidiary, United Internet is obligated to pay us $1,250,000. The purchase price was not reached through arm's-length negotiations since United Internet is our wholly-owned subsidiary and both companies have the same management.

     Transactions with United Hotel
     ------------------------------

     Westminster Capital, Inc. loaned us $1,900,000 to meet a portion of our $3,800,000 capital contribution to United Hotel to purchase the Las Vegas property in July 1997. We refer to this as the First Westminster Loan. We signed a Secured Convertible Promissory Note, which bears interest at the rate of 15% per year and matures on the earlier to occur of Westminster's demand (which they can make any time after July 29, 1998), or July 29, 1999. We refer to this promissory note as the First Westminster Note. The holder of the First Westminster Note has the right, at any time prior to the maturity date of the First Westminster Note, to convert the entire outstanding principal balance of the First Westminster Note into one-half of our membership interest in United Hotel. We have amended the conversion feature of the First Westminster Note to extend the conversion date, which we discuss below. We can prepay the First Westminster Note at any time prior to conversion and after July 29, 1998. We are required to pay Westminster one-half of any cash distributions which may be made to us by United Hotel prior to the repayment of the First Westminster Note. Any such payments would be treated as prepayments on the First Westminster Note.

     The First Westminster Loan is secured by certain collateral. One of those items of collateral is a pledge of 408,333 of the 966,666 shares that we own in Grand Havana. Grand Havana is an affiliate of our company. As additional security, we entered into a Security Agreement dated as of July 29, 1997 and granted a security interest to Westminster of our 50% membership interest in United Hotel and the receivables and certain indebtedness due to us from Grand Havana.

     Harry Shuster is the former Chairman of the Board, President and Chief Executive Officer of our company, and he is still a principal stockholder of our company. He serves as a member of the management committee of United Hotel. Mr. Shuster is also the former Chairman of the Board, President and Chief Executive Officer of Grand Havana. In addition, Harry Shuster and his spouse, Nita Shuster, provided certain other security individually and jointly with respect to the First Westminster Loan.

     As additional consideration for Westminster making the First Westminster Loan, we also granted to Westminster a three-year warrant to purchase 150,000 shares of our common stock, at a per share price equal to the lesser of $.40 or 75% of the average of the last trade prices for the ten trading days immediately preceding the exercise of the warrant. At the request of Westminster, we filed a registration statement to register the shares of our common stock underlying the warrant. The registration statement has been declared effective by the SEC. In addition, we arranged for Grand Havana to grant Westminster a three-year warrant to purchase 150,000 shares of their common stock, exercisable at a per share price equal to the lesser of $.75 or 75% of the average of the last trade prices for the ten trading days immediately preceding the exercise of the warrant. Grand Havana is an affiliate of our company. See "Our Other Business - Investments in Affiliates - Investments in and Loans to Grand Havana Enterprises, Inc."

     On August 6, 1998, Westminster made a loan of $1,100,000 to United Hotel. We refer to this loan as the Second Westminster Loan. The Second Westminster Loan is evidenced by a promissory note in the amount of $1,100,000, which bears interest at the rate of 15% per year and matures on August 1, 1999. We refer to this note as the Second Westminster Note. As part of this transaction, we agreed to amend the First Westminster Note to provide that the holder of the First Westminster Note now has the right, at any time prior to July 31, 2001, to convert the entire outstanding principal balance of the First Westminster Note into one-half of the Company's membership interest in United Hotel. We also agreed that a default by United Hotel under the Second Westminster Note will be considered to be a default by us under the First Westminster Note. Harry Shuster personally guaranteed the obligations of United Hotel under the Second Westminster Loan and we issued a non-recourse guaranty with joint and several liability, limited to our interest in United Hotel.

     Transactions with Grand Havana
     ------------------------------

    In September 1996, we entered into a financing agreement with Grand Havana. Under this financing agreement, we pledged $875,000 cash to support a letter of credit that Grand Havana provided in connection with a lease they had signed. In consideration for our providing this pledge of cash collateral, Grand Havana agreed to pay us 10% per year on the pledged cash. As additional consideration, we received 100,000 shares of the common stock of Grand Havana and a warrant to purchase an additional 100,000 shares of common stock of Grand Havana at an exercise price of $.75 per share. We exercised the warrant in February 1997.

    On July 15, 1997, Grand Havana and we amended this financing agreement. In exchange for our agreeing to forego the requirement that Grand Havana replace the collateral pledged on an ongoing basis from operations, Grand Havana agreed to issue to us or someone we designated a warrant to purchase 150,000 shares of the common stock of Grand Havana at an exercise price of the lesser of $.75 per share or 75% of the average of the last trade for the common stock of Grand Havana for the ten day period prior to the exercise of the warrant. We subsequently designated Westminster, which had provided the financing to us in connection with the acquisition of the Las Vegas property by United Hotel, as the entity to receive this warrant. See "Our Other Business - Investments in Affiliates -Investments in United Hotel & Casino, L.L.C."

    In February 1997, we entered into an additional financing agreement with Grand Havana. Under this financing agreement, we agreed to loan Grand Havana up to $1,250,000 for their development of two private membership restaurants and cigar clubs. The loan bears interest at the rate of 8% per year on the outstanding principal amount. As additional consideration for this loan, we received 75,000 shares of the common stock of Grand Havana. This loan was not repaid when due on September 30, 1997. The financing agreement provided that if the loan was not repaid by that date, the loan would become payable on demand and we would also be entitled to receive an additional 25,000 shares of the common stock of Grand Havana. In February 1998, Grand Havana issued 25,000 shares of its common stock to us as required by the financing agreement. The parties also agreed to extend the maturity date of the loans made under this financing agreement to September 30, 1998.

    On September 30, 1998, we agreed to make a new installment loan to Grand Havana in the amount of up to $1,250,000, in replacement of the previous loan. Grand Havana signed a secured promissory note, which bears interest at 8% per year. This note was due and payable in full on March 31, 1999. We extended the maturity date of the note for an additional 60 days and we have further extended the maturity date again to November 30, 1999. This note is secured by a grant of a security interest in certain collateral of Grand Havana.

     The initial loan advance under this new loan on September 30, 1998 was $603,280. That amount represents the principal amount due under the previous note of $536,000, plus accrued interest of $67,280. From time to time we have the option to make additional advances to Grand Havana, up to a total amount of $1,250,000. At June 30, 1999, $603,280 in principal amount and accrued interest of $39,235 remained payable by Grand Havana to us under this financing agreement. See "Certain Relationships and Related Transactions."

     On March 8, 1999, we made a separate $75,000 loan to Grand Havana. This loan accrues interest at 8% per annum. Both principal and interest are due on September 8, 2000. At June 30, 1999, $75,000 in principal amount and accrued interest of $1,500 remained payable by Grand Havana to us under this loan. The loan is guaranteed by Harry Shuster. See "Certain Relationships and Related Transactions."

     As of June 30, 1999, we held 966,666 shares of the common stock of Grand Havana. We estimated the fair value of our investment in Grand Havana at approximately $38,667 at June 30, 1999. Because we do not believe that we will recover the original cost of our investment in Grand Havana, we realized loss on this investment in the amount of $1,043,764. On October 27, 1998, the common stock of Grand Havana was delisted from the Nasdaq SmallCap Market because
Grand Havana common stock no longer satisfied Nasdaq's minimum bid and net asset value requirements. Grand Havana common stock is presently being quoted on the OTC Bulletin Board.

     Our transactions with Grand Havana were not reached through arm's length negotiations since both companies were under the common control of Harry Shuster at that time.

     Transactions with HEP II
     ------------------------

     In April 1996, we acquired 50% of the limited partnership interests in HEP II for an initial capital contribution of $1,500,000. HEP II is engaged in the motion picture production business. Limited partners in HEP II are entitled to receive 99% of all distributions made by HEP II until they receive a 110% return of their investment and thereafter they receive 50% of distributions until a 200% return is achieved, at which time HEP II will terminate. The general partner of HEP II is United Film Distributors, Inc., a California corporation. Harry Shuster, the former Chairman of the Board, President and Chief Executive officer of our company is the Chairman of the Board of United Film as well as one of its principal stockholders. Brian Shuster, the present Chairman of the Board, President and Chief Executive Officer of our Company, is the President and a principal stockholder of United Film. Brian Shuster is also the son of Harry Shuster.

     In 1997, at the request of Harry Shuster, United Film paid us $325,000. That amount was used to reduce the outstanding net balance of money Harry Shuster owed to us.

     At June 30, 1999, we had an investment in HEP II in the amount of $700,000. See "Certain Relationships and Related Transactions."

     Our transactions with HEP II were not reached through arm's length negotiations since both companies were under the common control of Harry Shuster and Brian Shuster.

     Although any conflict of interest involving our company will be resolved by our directors and officers exercising their individual judgment consistently with their fiduciary duties, there can be no assurance that any conflicts of interest will be resolved in a manner favorable to our company.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     This table provides information about the stock ownership of our company on June 30, 1999. It shows the holdings of each director, each person we know to hold more than 5% of our stock, and all of our directors and officers as a group.

                                        Shares
                                        Beneficially   Percentage
Names and Address of Beneficial Owner   Owned (1)      Ownership
-------------------------------------   -----------    ----------
Brian Shuster (2)(3)                    1,050,300          7.1%
Alvin Cassel (2)(4)                       185,100          1.3%
Alvin Alexander (2)                        13,021            *
J. Brooke Johnston, Jr (2)(5)             105,000            *
Harry Shuster (2)(6)                    5,879,933         34.9%
Klaus Helbert (7)                       1,249,000          7.8%
All Directors and Executive Officers
    as a Group (4 persons) (3)(4)(5)    1,353,421          9.0%

____________________
* Less than 1%

(1) Includes shares which can be issued upon the exercise of options or warrants that are exercisable within 60 days. The shares underlying these options or warrants are considered to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but the shares are not considered to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) The address of all officers, directors and consultants is c/o our company at 1990 Westwood Boulevard, Penthouse, Los Angeles, CA 90025.

(3) Consists of 300 shares owned by Nita Shuster and Brian Shuster, 160,000 shares owned by The Brian Shuster Trust, 240,000 shares owned by Brian Shuster for the benefit of his three minor children and options to purchase 650,000 shares of our common stock which are currently exercisable.

(4) Consists of 110,100 shares held by Koorn N.V., a Netherlands Antilles corporation, of which Mr. Cassel is Managing Director and as to which Mr. Cassel has shared voting power, and options to purchase 75,000 shares of our common stock which are currently exercisable. See also note (6).

(5) Includes options to purchase 100,000 shares of our common stock which are currently exercisable, of which amount options to purchase 50,000 shares of our common stock are held by Mr. Johnston directly and options to purchase 100,000 shares of our common stock are held by a law firm in which Mr. Johnston was a partner, half of which he is entitled to receive and as to the other half of which he disclaims beneficial ownership.

(6) Includes 110,100 shares owned by Koorn N.V., a Netherlands Antilles corporation, all of whose capital shares are owned by Harry Shuster. Mr. Shuster has sole investment power over the shares owned by Koorn N.V., but shares voting power of these shares. Alvin Cassel, a director of our company, acts as Managing Director of Koorn N.V. Also includes 125,000 shares owned by the Harry and Nita Shuster Charitable Foundation and 300 shares owned by Nita Shuster, the spouse of Harry Shuster. Does not include 10,000 shares owned by Bardene Shuster, 300 shares owned by Nita Shuster and Bardene Anne Shuster, 300 shares owned by Nita Shuster and Brian Shuster, and 300 shares owned by Nita Shuster and Stanley Shuster, of which shares Mr. Shuster disclaims beneficial ownership. Also includes options to purchase 2,606,950 shares of our common stock which are currently exercisable as well as 3,037,583 shares of our common stock owned directly by Mr. Shuster. Also does not include an aggregate of 480,000 shares of our common stock owned by trusts of which Mr. Shuster's adult children are the beneficial owners. Until May 24, 1999, Mr. Shuster served as Chairman of the Board, President, Chief Executive Officer and a director of our company.

(7) Mr. Helbert's address is Gustav-Stresemann-Ring 1, 65189 Wiesbaden, Postfach 3012, Germany.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITY

     Our certificate of incorporation allows us to indemnify our officers and directors to the maximum extent allowed under Delaware law. This includes indemnification for liability which could arise under the Securities Act. The SEC takes the position that any indemnification for securities law violations is against public policy and is unenforceable.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C.; New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's website: http://www.sec.gov.

     We do not voluntarily send an annual report to our stockholders and we do not intend to send an annual report to our stockholders. Information about our company, including audited financial statements, can be found in our Annual Report on Form 10-KSB which we filed with the SEC.

     This prospectus is part of a Registration Statement on Form SB-2 that has been filed with the SEC. It does not include all of the information that is in the registration statement and the additional documents filed as exhibits with it. For more detail you should read the exhibits themselves.

     You should rely only on the information incorporated by reference or in this prospectus or any supplement to it. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on its cover.

                                 LEGAL MATTERS

     The law firm of Richman, Lawrence, Mann, Chizever & Phillips, of Beverly Hills, California, will pass upon the validity of the securities offered by this prospectus.

                                    EXPERTS

     Hollander Lumer & Co. LLP, independent auditors, have audited our consolidated financial statements included in this prospectus and registration statement for the years ended December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998, as set forth in their report. Our consolidated financial statements are included in reliance on their report, given on their authority as experts in accounting and auditing.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                    Page
                                                                                                    ----

Report of Independent Auditors                                                                       F-1

Consolidated Balance Sheets at December 31, 1998 and 1997                                            F-2

Consolidated Statements of Operations and Comprehensive Income (Loss)
          for the years ended December 31, 1998 and 1997                                             F-3

Consolidated Statements of Stockholders' Equity for the years ended December 31, 1998 and 1997       F-4

Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997                 F-5

Notes to Consolidated Financial Statements December 31, 1998 and 1997                                F-7

Consolidated Balance Sheet June 30, 1999 (Unaudited)                                                F-23

Consolidated Statements of Operations and Comprehensive Loss
          for the six months ended June 30, 1999 and 1998 (Unaudited)                               F-24

Consolidated Statements of Cash Flows
          for the six months ended June 30, 1999 and 1998 (Unaudited)                               F-25

Notes to Consolidated Financial Statements
          June 30, 1999 (Unaudited)                                                                 F-26

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders
United Leisure Corporation

  We have audited the accompanying consolidated balance sheets of United Leisure Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Leisure Corporation and subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as going concern. As discussed in Note 2 to the consolidated financial statements, there is a substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              HOLLANDER, LUMER & CO. LLP

Los Angeles, California
March 6, 1999

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1998 AND 1997


                                                                                1998               1997
                                                                            ------------       ------------
                                                 ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                              $    799,369       $    152,770
     Receivables                                                                  53,153             21,732
     Prepaid expenses and other current assets                                    78,082             59,690
                                                                            ------------       ------------
            TOTAL CURRENT ASSETS                                                 930,604            234,192
                                                                            ------------       ------------
PROPERTY AND EQUIPMENT, NET                                                      384,984          2,172,569
                                                                            ------------       ------------
INVESTMENTS
     Investment in United Hotel at equity - related party                      3,432,452          3,633,800
     Investment in HEP II at equity - related party                              700,000          1,120,500
     Investment in Genisys at equity - related party                             210,133                  -
     Investment in Grand Havana at fair value - related party                     38,667            340,025
                                                                            ------------       ------------
            TOTAL INVESTMENTS                                                  4,381,252          5,094,325
                                                                            ------------       ------------
OTHER ASSETS
     Loan receivable from Grand Havana - related party                           619,298            681,643
     Due from officer                                                            332,627             12,567
     Assets held for sale                                                      1,663,857                  -
     Deposits and other assets                                                    78,929             82,043
                                                                            ------------       ------------
            TOTAL OTHER ASSETS                                                 2,694,711            776,253
                                                                            ------------       ------------
                                                                            $  8,391,551       $  8,277,339
                                                                            ============       ============

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Notes payable                                                          $  1,900,000       $  1,925,000
     Accrued interest                                                            406,808            143,973
     Accounts payable and accrued expenses                                       478,785          1,243,066
     Due to related parties                                                      107,535                  -
     Deferred revenues                                                            28,060             32,710
     Deposits and other                                                            5,652             43,426
                                                                            ------------       ------------
            TOTAL CURRENT LIABILITIES                                          2,926,840          3,388,175
LONG-TERM DEBT                                                                   842,000            842,000
COMMON STOCK SUBJECT TO REPURCHASE - 150,001 SHARES                               78,000                  -
STOCKHOLDERS' EQUITY
     Preferred stock, $100 par value; authorized - 100,000 shares;
         issued and outstanding - none                                                 -                  -
     Common stock, $.01 par value; authorized - 30,000,000 shares;
         issued and outstanding - 13,918,849 shares in 1998 and
         12,618,849 shares in 1997                                               139,188            126,188
     Additional paid-in capital                                               24,844,168         24,587,188
     Accumulated deficit                                                     (20,438,645)       (19,923,806)
     Accumulated other comprehensive loss - Unrealized loss on investment              -           (742,406)
                                                                            ------------       ------------
            TOTAL STOCKHOLDERS' EQUITY                                         4,544,711          4,047,164
                                                                            ------------       ------------
                                                                            $  8,391,551       $  8,277,339
                                                                            ============       ============

         See accompanying Notes to Consolidated Financial Statements.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        AND COMPREHENSIVE INCOME (LOSS)
                    YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                 1998               1997
                                                                              -----------        -----------
REVENUE
     Rentals                                                                  $         -        $    80,799
     Children's recreational activities                                         2,032,784          2,808,342
     Licensing fees                                                               410,817                  -
                                                                              -----------        -----------
            TOTAL REVENUE                                                       2,443,601          2,889,141
                                                                              -----------        -----------
EXPENSES
     Direct operating expenses                                                  3,114,182          3,971,056
     Selling, general and administrative expenses                                 743,230          1,107,286
     Depreciation and amortization                                                171,623            747,282
     Impairment losses                                                                  -          3,862,554
                                                                              -----------        -----------
            TOTAL EXPENSES                                                      4,029,035          9,688,178
                                                                              -----------        -----------
LOSS BEFORE OTHER INCOME (EXPENSE)                                             (1,585,434)        (6,799,037)
                                                                              -----------        -----------
OTHER INCOME (EXPENSE)
     Litigation settlement                                                      4,043,020                  -
     Legal costs                                                                 (603,183)          (716,291)
     Equity in net loss of United Hotel                                          (226,348)          (117,700)
     Equity in net loss of Genisys                                               (249,533)                 -
     Realized loss from write-down of investment in HEP II                       (420,500)                 -
     Realized loss from write-down of investment in Grand Havana               (1,043,764)                 -
     Interest income                                                              158,916            344,009
     Interest expense                                                            (697,047)          (303,823)
     Other, net                                                                   109,034            279,297
                                                                              -----------        -----------
            TOTAL OTHER INCOME (EXPENSE)                                        1,070,595           (514,508)
                                                                              -----------        -----------
NET LOSS                                                                         (514,839)        (7,313,545)
                                                                              -----------        -----------
OTHER COMPREHENSIVE INCOME (LOSS)
     Unrealized loss on securities available for sale:
         Unrealized holding (loss) on securities arising during the period       (301,358)          (924,172)
         Reclassification adjustment for loss realized in net loss              1,043,764                  -
                                                                              -----------        -----------
            OTHER COMPREHENSIVE INCOME (LOSS)                                     742,406           (924,172)
                                                                              -----------        -----------
COMPREHENSIVE INCOME (LOSS)                                                   $   227,567        $(8,237,717)
                                                                              ===========        ===========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
     OUTSTANDING                                                               13,502,182         12,493,849
                                                                              ===========        ===========
BASIC AND DILUTED LOSS PER SHARE                                              $     (0.04)       $     (0.59)
                                                                              ===========        ===========

         See accompanying Notes to Consolidated Financial Statements.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED DECEMBER 31, 1998 AND 1997

                                      Common Stock
                                 ----------------------                                      Accumulated
                                                            Additional                          Other
                                  Number of                  Paid-in       Accumulated      Comprehensive
                                   Shares       Amount       Capital         Deficit        Income (Loss)         Total
                                 ----------    --------    -----------    ------------      -------------      -----------
Balance, December 31, 1996       12,368,849    $123,688    $24,326,458    $(12,610,261)       $ 181,766        $12,021,651
Issuance of common stock for
    services                        250,000       2,500         67,500                                              70,000
Fair value of options and
    warrants issued to non-
    employees                                                  193,230                                             193,230
Unrealized loss on investment                                                                  (924,172)          (924,172)
Net loss                                                                    (7,313,545)                         (7,313,545)
                                 ----------    --------    -----------    ------------        ---------        -----------
Balance, December 31, 1997       12,618,849     126,188     24,587,188     (19,923,806)        (742,406)         4,047,164
Issuance of common stock for
    services                        100,000       1,000         30,300                                              31,300
Sale of common stock              1,200,000      12,000        217,680                                             229,680
Fair value of options and
    warrants issued to non-
    employees                                                   45,000                                              45,000
Accretion in the carrying
    amount of common stock
    subject to repurchase                                      (36,000)                                            (36,000)
Realized loss on investment                                                                     742,406            742,406
Net loss                                                                      (514,839)                           (514,839)
                                 ----------    --------    -----------    ------------        ---------        -----------
Balance, December 31, 1998       13,918,849    $139,188    $24,844,168    $(20,438,645)       $       -        $ 4,544,711
                                 ==========    ========    ===========    ============        =========        ===========

         See accompanying Notes to Consolidated Financial Statements.

                 UNITED LEISURE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                             1998              1997
                                                                                         -----------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                            $ (514,839)      $(7,313,545)
     Adjustments to reconcile net loss to net cash used in operating activities:
              Depreciation and amortization                                                 171,623           741,642
              Impairment losses                                                                   -         3,862,554
              Issuance of common stock for services                                          73,300            70,000
              Fair value of options and warrants issued to non-employees                     45,000           193,230
              Licensing fees                                                               (410,817)                -
              Write-down of investment in Grand Havana                                    1,043,764                 -
              Write-down of investment in HEP II                                            420,500                 -
              Equity in net loss of Genisys                                                 249,533                 -
              Equity in net loss of United Hotel                                            226,348           117,700
              Accrual of interest from related parties                                     (144,468)          (99,044)
              Write-off of loan from director                                                     -            10,000
              Receipt of common stock of Grand Havana as loan fees                                -          (177,431)
              Changes in operating assets and liabilities:
                  Receivables                                                               (31,421)          107,111
                  Prepaid expenses and other current assets                                 (18,392)           61,576
                  Deposits                                                                    3,114           160,112
                  Accrued interest                                                          262,835                 -
                  Accounts payable and accrued expenses                                    (764,281)          764,024
                  Accrued expenses due to related parties                                   215,588            25,951
                  Deferred revenues                                                          (4,650)         (111,235)
                  Other current liabilities                                                 (37,774)          (80,849)
                                                                                         ----------       -----------
                  NET CASH PROVIDED BY (USED IN) OPERATING
                       ACTIVIES                                                             784,963        (1,668,204)
                                                                                         ----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                                                    (96,744)         (198,179)
     Restricted cash                                                                              -           875,000
     Investment in Grand Havana                                                                   -          (575,000)
     Advances to related party                                                             (335,300)                -
     Collection of advances due from officer                                                      -           350,000
     Investment in United Hotel                                                             (25,000)       (3,751,500)
     Loan receivable from Grand Havana                                                            -          (775,000)
     Collection of loan receivable from Grand Havana                                        114,000           125,000
                                                                                         ----------       -----------
                  NET CASH USED IN INVESTING ACTIVITIES                                    (343,044)       (3,949,679)
                                                                                         ----------       -----------


         See accompanying Notes to Consolidated Financial Statements.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
                    YEARS ENDED DECEMBER 31, 1998 AND 1997

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from notes payable                                                        -         2,800,000
     Repayments of notes payable                                                  (25,000)         (875,000)
     Sale of common stock                                                         229,680                 -
                                                                               ----------       -----------
                  NET CASH PROVIDED BY FINANCING ACTIVITIES                       204,680         1,925,000
                                                                               ----------       -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              646,599        (3,692,883)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                    152,770         3,845,653
                                                                               ----------       -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                       $  799,369       $   152,770
                                                                               ==========       ===========

CASH PAID FOR:
    Interest                                                                   $  121,975       $   159,850
                                                                               ==========       ===========

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND
    FINANCING ACTIVITIES:
    Issuance of common stock for services                                      $   31,300       $    70,000
    Fair value of options and warrants to non-employees                            45,000           193,230
    Investment in Genisys for licensing fees                                      410,817                 -
    Reclassification of property and equipment to assets held for sale          1,663,857                 -
    Issuance of common stock subject to repurchase                                 42,000                 -
    Accretion in the carrying amount of common stock subject to repurchase         36,000                 -

         See accompanying Notes to Consolidated Financial Statements.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997


1. Summary of Significant Accounting Policies

   Description of Business - The Company is in the business of developing and licensing for various applications its internet video technology ("Technology"). The Technology, which equips sites on the World Wide Web (the "Web") with software, provides a means of linking a full-motion video on CD-ROM located on the user's personal computer to the Web sites. The display of the content of the CD-ROM is completely controlled by the remote Web server.

   During 1997, the Company operated summer day camps in two locations in Southern California and one in its property in San Diego County, California, and children's play-learning centers known as Planet Kids in three locations in Southern California. During 1998, the Company did not open the summer day camp in San Diego County, California. The property in San Diego County is being held for sale.

   Principles of Consolidation - The consolidated financial statements include the accounts of United Leisure Corporation and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

   Investments - Investments in 20 percent to 50 percent owned limited partnership and limited liability company are carried at equity. Investment in less than 20% owned partnership is carried at cost less distributions. Investments in available for sale securities are carried at fair value, with the unrealized gains and losses reported as a separate component of stockholders' equity.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

   Cash and cash equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

   Fair Value of Financial Instruments - The Company's financial instruments consist of cash equivalents, receivables, accounts payable, accrued expenses, notes payable and due to related parties. The fair values of the Company's financial instruments approximate the carrying value of the instruments.

   Concentration of Risk - The Company invests its excess cash in certificates of deposit and money market funds, which, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

   Property and Equipment - Property and equipment is recorded at cost and depreciation is computed on the straight-line method based upon the estimated useful life of the related asset as follows:

      Buildings and improvements.............................  3-27 years
      Machinery, equipment and vehicles......................  4-10 years
      Furniture, fixtures and office equipment...............  5-10 years
      Computers..............................................     6 years
      Signs..................................................    10 years

   Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


  Capitalized Technology Costs - The Company capitalizes certain costs incurred to internally develop its Technology which is licensed to third parties. Capitalization of internally developed Technology begins upon the establishment of technological feasibility. Costs incurred prior to the establishment of technological feasibility are expensed as incurred. Technological feasibility is established when the Company has completed all activities that are necessary to establish that the product can be produced to meet specifications.

  Development expenses were $168,179 and $126,917 in 1998 and 1997, respectively. No costs had been capitalized at December 31, 1998.

  Licensing Revenue Recognition Policies - The Company is engaged as a licensor of its Technology. Generally, revenue is recognized upon delivery of the Technology. For arrangements to deliver the Technology that require significant modification or customization, revenue is recognized on the percentage-of-completion method.

  Stock-Based Compensation - Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), encourages, but does not require a fair value based method of accounting for stock options. The Company elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and related interpretations, under which no compensation cost related to stock options has been recognized as the exercise price of each option at the date of grant was equal to the fair value of the underlying common stock.

  Earnings per Share - Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" which established simplified standards for computing and presenting earnings per share information. Basic EPS is calculated by dividing income available to common stockholders (the "numerator") by the weighted-average number of common shares outstanding (the "denominator") during the period. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares (that is, securities such as options, warrants, convertible securities, or contingent stock agreements) had been issued. In addition, in computing the dilutive effect of convertible securities, the numerator is adjusted to add back (a) any convertible preferred dividends and (b) the after-tax amount of interest recognized in the period associated with any convertible debt. The computation of diluted EPS shall not assume conversion, exercise, or contingent issuance of securities that would have an antidilutive effect on EPS.

  Comprehensive Income - The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" effective January 1, 1998. This statement establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. Components of comprehensive income (loss) for the Company include net income (loss) and changes in the value of available-for-sale securities. The statements of operations for the year ended December 31, 1997 were reclassified for comparative purposes.

  Segment Information - As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information", ("SFAS No. 131") issued by the FASB. SFAS No. 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers.

  Income Taxes - The Company utilizes the asset and liability method for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  New Accounting Pronouncement - In April 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position ("SOP") No. 98-5 "Reporting on the Costs of Start-Up Activities." Costs of start-up activities, including organization costs, should be expensed as incurred. This SOP is effective for financial statements for the fiscal year beginning after December 15, 1998. The Company does not expect adoption of SOP No. 98-5 to have a material effect, if any, on its financial position or results of operations.

  Reclassifications - Certain 1997 balances have been reclassified to conform with 1998 presentation.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


2. Disclosure of Certain Significant Risks and Uncertainties

   Going Concern - The Company has experienced operating losses in recent years. For the years ended December 31, 1997 and 1998, the Company experienced net losses of $7,313,545 (which includes impairment losses of $3,862,554) and $514,839, respectively. The Company's working capital requirements have been and will continue to be significant. As of December 31, 1998, the Company had cash and cash equivalents of $799,369 and a working capital deficit of $1,996,236. In December 1998, the Company's common stock was delisted on the Nasdaq's SmallCap Market.

   Liquidity - As of December 31, 1998, investments and loans to Grand Havana Enterprises, Inc. ("Grand Havana") and HEP II, LP ("HEP II") totaled approximately $1,358,000 or 16% of total assets and 30% of the Company's stockholders' equity. Both affiliated companies had substantial losses creating liquidity risks to the Company. If these losses continue, a substantial portion of the Company's net worth would be impaired or at risk.

   The Company's significant operating losses and significant capital requirements raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.


3. Property and Equipment

   Property and equipment consisted of the following at December 31, 1998 and 1997:

                                                                  1998            1997
                                                               ---------       ----------
        Land                                                   $       -       $1,247,003
        Buildings and improvements                               328,233          752,554
        Machinery, equipment and vehicles                         98,184          242,006
        Furniture, fixtures and office equipment                  17,508          139,690
        Computers                                                111,136          139,325
        Signs and other                                              296              296
                                                               ---------       ----------
                                                                 555,357        2,520,874
        Less accumulated depreciation and amortization          (170,373)        (348,305)
                                                               ---------       ----------
                                                               $ 384,984       $2,172,569
                                                               =========       ==========

   The Company's Planet Kids play-learning centers has generated increasing operating cash flow losses since its opening in 1995. These circumstances indicated that the carrying amounts related to these play-learning centers may not be recoverable. Accordingly, management reviewed the property and equipment related to these play-learning centers for recoverability in accordance with SFAS No. 121 and determined that these assets were impaired. For each play-learning center, the Company determined impairment by computing the sum of the estimated future operating cash flows (undiscounted and without interest charges) and comparing that result to its carrying value. If such sum was less than the carrying value of the play-learning center's assets, an impairment condition was considered to exist and an impairment loss was recognized. The impairment loss was measured as the amount by which the carrying amount exceeded the fair value of the play-learning center's assets. The estimate of

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


fair value was determined using the present values of each play-learning center's estimated future operating cash flows. The Company recognized impairment losses in the fourth quarter of 1997 of $3,862,554. Management's judgment is necessary to estimate future operating cash flows. Accordingly, actual results could vary from such estimates.

  As of December 31, 1998, the Company decided that Frasier's Frontier amusement park in San Diego County did not meet the Company's long-term strategic goals. The amusement park was closed in Spring 1998 and the Company intends to sell the facility. The sale is not expected to occur within the next twelve months since the property is in the process of being rezoned. The assets of this amusement park include land, buildings and leasehold improvements, machinery and equipment, vehicles, furniture and fixtures, computers, and rides. The carrying value of these assets of $1,663,857 was reclassified as assets held for sale at December 31, 1998. Management believes that the fair value of these assets is in excess of its carrying amount.


4. Investments

   Investment in The Splash - The Company has a 3.12% interest in The Splash, a California limited partnership organized for the purpose of developing and operating a water park on a parcel of property previously subleased from the Company. At December 31, 1998 and 1997, the carrying value of the Company's investment, net of distributions, was $0. During 1998 and 1997, the Company received distributions of $48,723 and $65,000, respectively, which were included in other income in the accompanying statements of operations.

   Investment in United Hotel - In January 1997, the Company and two unrelated California limited liability companies formed United Hotel & Casino, LLC ("United Hotel"), organized under the laws of the State of Delaware. On July 29, 1997, United Hotel acquired the a real property commonly known as The Silver City/Las Vegas Plaza Shopping Center ("Las Vegas Property") in Las Vegas, Nevada. The aggregate purchase price was approximately $23,200,000, which was paid by a cash payment of approximately $5,590,000, a one-year note being carried by the seller of the property in the amount of $1,250,000 and the assumption of a first deed of trust in the amount of approximately $16,360,000. The Company contributed $3,751,500 to the cash payment. The Company holds a 50% membership interest in United Hotel & Casino which is being accounted for under the equity method. During 1998, the Company contributed an additional $25,000 to United Hotel.

   The following is the financial summary of United Hotel as of and for the year ended December 31, 1998:

     Balance Sheet:
      Current Assets
        Rents receivable                                          $     1,230
        Prepaid Expenses                                               60,976
                                                                  -----------
          Total Current Assets                                         62,206
       Property and equipment, net                                 21,958,383
       Other assets                                                    32,044
                                                                  -----------
          Total Assets                                            $22,052,633
                                                                  ===========
      Current Liabilities
        Checks drawn in excess of available bank balances         $    89,560
        Payroll taxes payable                                             305
        Note payable                                                1,100,000
        Current maturities of long-term debt                          176,518
        Tenant security deposits                                       50,836
        Tenant prepaid rent                                             2,160
                                                                  -----------
          Total Current Liabilities                                 1,419,379

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


       Long-Term Debt, net                                   15,880,938
       Members' Capital                                       4,752,316
                                                           ------------
           Total Liabilities and Members' Capital           $22,052,633
                                                           ============
       Company's equity in net assets                       $ 3,432,452
                                                           ============
     Statement of Operations:
       Rental Income                                        $ 2,734,905
       Operating Expenses                                       530,258
       Depreciation and amortization                            921,954
       Interest expense                                       1,734,588
       Provision for franchise tax                                  800
                                                           ------------
       Net loss                                            ($   452,695)
                                                           ============
       Company's equity in net loss                        ($   226,348)
                                                           ============

   Investment in HEP II - On April 23, 1996, the Company acquired 50% of the limited partnership interests for an initial investment of $1,500,000 in HEP II, a California limited partnership, engaged in the motion picture production business. The Company made advances of $250,000 in HEP II on July 9, 1996, which was repaid in October 1996 to Mr. Harry Shuster on behalf of the Company. This repayment was included in advances to Mr. Shuster (see Note 6). On July 22, 1996, the Company advanced $500,000 to HEP II, which was repaid by HEP II on July 25, 1996. The Company received capital distributions of $379,500 from HEP II in 1996. The general partner of HEP II is United Film Distributors, Inc., a California corporation (formerly known as Hit Entertainment, Inc.) ("UFD"), of which Harry Shuster, the Chairman of the Board, President and Chief Executive Officer of the Company, is the Chairman of the Board and a principal stockholder. Brian Shuster, a director of the Company, is the President of UFD. Brian Shuster is the son of Harry Shuster. During the year ended December 31, 1998, the Company realized a loss from the write-down of the investment of $420,500. As of December 31, 1998 and 1997, the balance of the Company's investment in HEP II was $700,000 and $1,120,500, respectively.

   As a result of UFD's failure to timely notify HEP II as to how UFD desired to characterize its advances to HEP II, the historical financial statements of HEP II through December 31, 1997 were prepared based on the assumption that UFD had made a capital contribution to HEP II and therefore had become a limited partner in HEP II. In fact, UFD wished to treat these advances as a loan to HEP II. UFD clarified its position during 1998. As a result of this clarification, the accounts of HEP II have been adjusted to reflect UFD's election to have these payments treated as a loan to HEP II. In consideration for this clarification, UFD has waived its right to be repaid the balance of the loan and in addition, has waived its right to receive future payments for its general partnership interest in HEP II. The following is the summarized financial information of HEP II as of and for the year ended December 31, 1998:

      Balance Sheet:
           Film costs, net                            $1,500,000
                                                      ----------
                 Total Assets                         $1,500,000
                                                      ==========
           Limited Partners' Capital                  $1,500,000
                                                      ==========

      Statement of Operations:
           Revenue                                    $  533,487
           Distribution fees paid to UFD                 106,697
           Amortization of Film Costs                  1,170,964
                                                      ----------
                  Net Loss                            $ (744,174)
                                                      ==========

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


   Investment in Genisys - As of June 30, 1998, the Company's wholly owned subsidiary, United Internet Technologies, Inc. ("United Internet") granted to NetCruise Interactive, Inc. ("NetCruise"), a wholly owned subsidiary of Genisys Reservation Systems, Inc. ("Genisys"), an exclusive and worldwide and perpetual license for travel related applications of certain interactive technology. In addition, the Company sold certain related intellectual properties and computer equipment.

   As consideration for the sale, United Internet received (i) 2,000,000 of unregistered shares of common stock of Genisys, (ii) a warrant to purchase up to 800,000 shares of Genisys common stock at $2.50 per share if the total pretax profits of NetCruise for the years 1999, 2000 and 2001 equal or exceed $5,000,000 and (iii) a warrant to purchase up to 800,000 shares of Genisys common stock at $6.00 per share if the total pretax profits of NetCruise for the years 1999, 2000, and 2001 equal or exceed $10,000,000.

   For a period of three years, Harry Shuster will serve as Chairman and Brian
Shuster will serve as President of NetCruise.   In addition, both Harry Shuster
and Brian Shuster will serve on the Board of Directors of Genisys for the same period. Brian Shuster was issued warrants to purchase Genisys common stock on the same terms as the warrants issued to United Internet, except that each of the two warrants issued to Brian Shuster represents the right to purchase up to 200,000 shares of Genisys common stock.

   Subsequent to the date of the transaction described above, Genisys informed the Company and United Internet of the following. Genisys was notified by The Nasdaq Stock Market, Inc. ("Nasdaq") that the issuance of the 2,000,000 shares of Genisys common stock and the warrants to United Internet caused Genisys to be inadvertently in violation of a certain Nasdaq Marketplace Rule (the "Nasdaq Rule"), because the issuance of the 2,000,000 shares of Genisys common stock and warrants amounted to more than 20% of the issued and outstanding shares of Genisys and the issuance thereof was not approved by Genisys' stockholders as required by the Nasdaq Rule. Genisys was informed that Nasdaq intended to delist Genisys' common stock as a result of its noncompliance with the Nasdaq Rule, unless Genisys took curative action acceptable to Nasdaq. Pending the full implementation of the proposed curative action described below, Genisys appealed Nasdaq's determination. A hearing on the proposed delisting was held on November 20, 1998, following which Nasdaq approved the continued listing of Genisys common stock pending the holding of a stockholders' meeting and subject to certain additional changes in the Genisys transaction.

   As a result of the Nasdaq notification, United Internet, Genisys and certain of Genisys' principal stockholders have entered into an agreement dated October 28, 1998 (the "Agreement") for the purpose of restructuring their transaction. Under the terms of the Agreement, United Internet will return to Genisys (i) 1,100,000 shares of Genisys common stock , retaining 900,000 shares of Genisys common stock (the "Retained Shares") and (ii) the warrants. Genisys will promptly issue to United Internet 1,100,000 shares of Genisys Convertible Series B Preferred Stock, par value $.0001 per share (the "Genisys Preferred Shares"), which, among other things, are automatically convertible into 1,100,000 shares of Genisys common stock upon Genisys' obtaining stockholder approval as required by the Nasdaq Rule. In addition, upon obtaining the requisite stockholder approval, Genisys will reissue the warrants to United Internet.

   Among other things, the Genisys Preferred Shares carry a mandatory dividend of $275,000, payable on September 30, 1999, and mandatory quarterly dividends of $68,750, commencing with the quarter ending December 31, 1999. No dividend is payable if the Genisys stockholders approve the issuance of the 1,100,000 shares of Genisys common stock and the warrants to United Internet, and the Genisys Preferred Shares have been converted into 1,100,000 shares of Genisys common stock, prior to June 30, 1999. The Genisys Preferred Shares are non-voting, unless voting is required by New Jersey law. The Genisys Preferred Shares also carry a mandatory liquidation preference of $2,750,000 plus all accrued and unpaid dividends.

   In response to further requirements of Nasdaq, the parties entered into another agreement dated January 25, 1999 (the "January Agreement"). The January Agreement provides that in the event that the holders of Genisys do

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


not approve both (i) the acquisition of the assets and (ii) the issuance to Seller of the 1,100,000 shares of Genisys common stock relating to the Genisys Preferred Shares, and the Warrants, the Genisys Transaction shall be unwound. Thereafter, Genisys would have an option until September 30, 1999 to again seek and obtain approval of the Genisys Transaction by Genisys' stockholders on the same terms and conditions as originally agreed to pursuant to the Genisys Agreement, as amended by the October Agreement and the January Agreement.

   United Internet has agreed not to vote the Retained Shares and may not vote the Genisys Preferred Shares at the Genisys stockholders meeting with respect to the approval of the Genisys Transaction. Certain principal stockholders of Genisys have agreed to vote their shares of Genisys Common Stock in favor of the issuance of the 1,100,000 shares of Genisys Common Stock and the Warrants. The Company has been informed that the Genisys Stockholders Meeting is expected to be held in May or June 1999.

   For accounting purposes, the Company and Genisys had taken the position that the transaction was completed based on its original terms on June 30, 1998, and as such, United Internet's investment in Genisys common stock was accounted for under the equity method effective June 30, 1998, resulting in a recognition of licensing fees of $410,817. United Internet's investment represents 29% of the outstanding common stock of Genisys at December 31, 1998. Equity in net loss of Genisys for the year ended December 31, 1998 was $249,533. The Company's equity in net assets, as adjusted to eliminate the write-up of the transferred assets and Technology, was $210,133 at December 31, 1998.

   Brian Shuster, Executive Vice President and a director of the Company, provides consulting services to the Company with respect to the development of the Company's internet video. Brian Shuster receives $5,000 per month consulting fees. The consulting arrangement is an ongoing oral arrangement, which may be terminated by either party upon 30 days notice. During the years ended December 31, 1998 and 1997, the Company paid or accrued Brian Shuster consulting fees of $60,000 and $60,000, respectively.

   Investment in Grand Havana - In September 1996, the Company put up a certificate of deposit in the amount of $875,000 as collateral for a letter of credit for Grand Havana. Grand Havana was required to provide such letter of credit in connection with one of its leases. Grand Havana has agreed to replace the collateral in full by March 1, 1998. In consideration for providing such collateral, Grand Havana agreed to pay an amount to the Company equal to 10% per annum on the amount of the pledged cash collateral as it exists from time to time. As additional consideration, Grand Havana issued to the Company 100,000 shares of its restricted common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $.75 per share. The Company valued the shares in the aggregate amount of $80,000 based on the discounted trading price of the stock at that time. Harry Shuster is the Chairman of the Board, President and Chief Executive Officer of Grand Havana.

   On July 15, 1997, the Company entered into an amendment to a financing agreement dated as of September 10, 1996 between the Company and Grand Havana, pursuant to which agreement the Company had agreed to provide collateral for a letter of credit for $875,000 on behalf of Grand Havana. The amendment to the financing agreement permitted Grand Havana to forego the requirement that it replace the collateral out of the initial membership fees it received from certain of its Grand Havana Room private membership cigar clubs, in consideration for which Grand Havana agreed to grant to the Company or its designee a three-year warrant to purchase 150,000 shares of the common stock of Grand Havana exercisable at the lesser of $.75 per share or 75% of the average trading price of the common stock of Grand Havana for a ten day period prior to the exercise of the warrant. The Company subsequently designated Westminster Capital, Inc. to receive this warrant from Grand Havana in connection with the financing obtained by the Company related to the acquisition of United Hotel. In October 1997, Grand Havana replaced the collateral.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


   In October 1996, the Company acquired in private placement 333,333 shares of common stock and warrants to purchase 333,333 shares of common stock at an exercise price of $1.50 per share of Grand Havana for $250,000. In February 1997, the Company exercised its warrants to purchase 433,333 shares of common stock of Grand Havana for a total exercise price of $575,000. In consideration for making the loan to Grand Havana in February 1997, Grand Havana issued to the Company 75,000 shares of Grand Havana's common stock valued at $138,750. In February, 1998, Grand Havana also issued to the Company, as a late fee, an additional 25,000 shares of common stock valued at $38,691.

   As of December 31, 1998 and 1997, the Company had 966,666 shares (approximately 7% of the issued and outstanding common stock) of Grand Havana's restricted common stock. The Company accounted for this investment as available for sale security. At December 31, 1998, the quoted market value of the Company's investment in Grand Havana was $38,667. The valuation represents a mathematical calculation based on the closing quotation published by OTC Bulletin Board and is not necessarily indicative of the amounts that could be realized upon sale. Because Management of the Company does not believe that it will recover the original cost of its investment in Grand Havana, the Company has recognized a permanent impairment loss on this investment in the amount of $1,043,764 during the year ended December 31, 1998.

5. Loan Receivable from Grand Havana

   In February 1997, the Company entered into an additional financing agreement with Grand Havana whereby the Company agreed to loan Grand Havana, from time to time, during a period of six months, of up to $1,250,000. The loan, which may be advanced in such increments as shall be requested by Grand Havana from time to time, bears interest at the rate of 8% per annum on the outstanding principal amount. As additional consideration for this loan, the Company received 75,000 shares of Grand Havana's common stock. This loan was not repaid when due on September 30, 1997. The financing agreement provided that if the loan was not repaid by such date, it would become payable on demand and the Company would then be entitled to receive an additional 25,000 shares of the common stock of Grand Havana. In February 1998, Grand Havana issued 25,000 shares of its common stock to the Company pursuant to the terms of this agreement. The parties agreed to extend the maturity date of advances made under this financing agreement to March 31, 1998 and subsequently to September 30, 1998. During 1997, the Company advanced $775,000 and collected $125,000 from Grand Havana. During 1998, the Company collected $114,000 from Grand Havana.

   On September 30, 1998, the Company agreed to make a new installment loan to Grand Havana in the amount of up to $1,250,000 in replacement of the previous loan. Grand Havana executed a Secured Promissory Note dated September 30, 1998 (the "Grand Havana Note"). The Grand Havana Note bears interest at 8% per annum and is due and payable in full on March 31, 1999. The parties have agreed to extend the maturity date for an additional 60 days. The Grand Havana Note is secured pursuant to a Security Agreement dated September 30, 1998 (the "Grand Havana Agreement"), in which Grand Havana granted the Company a security interest in certain collateral.

   The initial loan advance under the Grand Havana Note on September 30, 1998 was $603,280, which represents the principal amount due under the previous note of $536,000, together with accrued interest of $67,280. The Company may from time to time, but shall not be obligated, to make future advances under the Grand Havana Note up to a total amount of $1,250,000. As of December 31, 1998, accrued interest amounted to $16,018.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


6. Due from Officer

   Due from Harry Shuster consisted of the following at December 31, 1998 and 1997:

                                                                                   1998             1997
                                                                                -----------       ----------
      Loans receivable, including accrued interest at 11.25% per
         annum (a)                                                              $ 1,430,185       $1,002,072
      Loan payable and accrued interest payable at 11.25% per
         annum (b)                                                               (1,136,886)        (789,649)
      Prepaid (accrued) consulting fee (Note 13) (c)                                 39,328         (199,856)
                                                                                -----------       ----------
             Due from officer, net                                              $   332,627       $   12,567
                                                                                ===========       ==========

   (a) In 1996, the Company made a loan of $825,000 to Mr. Shuster. In 1997, at the request of Mr. Shuster, UFD, an affiliated company, paid an aggregate of $325,000 to the Company, which amount was applied to the Company's additional loans of $325,000 to Mr. Shuster during 1997. Mr. Shuster is the Chairman of the Board, President and Chief Executive Officer of the Company, and the Chairman of the Board and a principal stockholder of UFD. UFD is the general partner of HEP II, in which the Company had an investment at December 31, 1998 in the amount of $700,000. In 1998, the Company made additional loans of $335,300 to Mr. Shuster. At December 31, 1998, the Company's loans receivable from Mr. Shuster had an outstanding balance of $1,160,300 plus accrued interest of $269,885.

   (b) During 1997, interest of $312,237 was accrued on the accrued interest payable of $789,649 and loan payable of $35,000.

   (c) During 1998, Mr. Shuster was paid total of $559,136 consisting of accrued consulting fees for 1997 of $199,856, consulting fees for 1998 of $300,663, health insurance of $19,289, and prepaid consulting fees of $39,328.

7. Notes Payable

   Notes payable consisted of the following at December 31, 1998 and 1997:

                                                 1998             1997
                                              -----------       ----------
      Westminster Capital, Inc.               $1,900,000        $1,900,000
      Harvey Bibicoff                                  -            25,000
                                              ----------        ----------
                                              $1,900,000        $1,925,000
                                              ==========        ==========

   Concurrently with the closing of United Hotel's acquisition of the Las Vegas Property, Westminster Capital, Inc. ("Westminster") made a loan of $1,900,000 to the Company to enable it to meet its $3,800,000 capital contribution. The loan was evidenced by a secured convertible promissory note made by the Company. The loan bears interest at 15% per annum and is due on the earlier to occur of (i) the demand of the holder which demand may not be made until July 29, 1998 unless there is a sooner event of default or (ii) July 29, 1999. The holder of the note has the right, at any time prior to maturity date, to convert the entire outstanding principal balance of the note into a 25% membership interest in

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


United Hotel, which would leave the Company with a 25% membership interest in United Hotel after such conversion (or a 22 1/2% membership interest at August 1, 1999, the date by which the Company has agreed to transfer a 2 1/2% membership interest to Harvey Bibicoff). The note may be prepaid by the Company at any time after July 29, 1998. One-half of any cash distributions which may be made by United Hotel to the Company prior to the repayment of the Note are required to be paid to Westminster as a prepayment on the note. The loan is secured by, among other things, a stock pledge agreement pursuant to which the Company has pledged 408,333 of the 966,666 shares of common stock it owns in Grand Havana. As additional security, the Company has granted a security interest to Westminster, in the Company's 50% membership interest in United Hotel and in the receivables and certain indebtedness due to the Company from Grand Havana (approximately $607,155 in principal amount at December 31, 1998). In addition, Harry Shuster and Nita Shuster provided certain other security individually with respect to the loan. On July 30, 1998, the note become payable on demand. As of December 31, 1998, accrued interest on the loan amounted to $406,808.

   As additional consideration for Westminster making the loan, the Company granted Westminster a three-year warrant to purchase 150,000 shares of common stock of the Company exercisable at a per share price equal to the lesser of $.40 or 75% of the average of the last trade prices for the ten trading days immediately preceding the exercise of the warrants. In addition, Grand Havana, pursuant to the terms of an amendment dated July 15, 1997, to a financing agreement dated September 10, 1996, between Grand Havana and the Company, granted Westminster, as designee of the Company, a three-year warrant to purchase 150,000 shares of common stock of Grand Havana exercisable at a per share price equal to the lesser of $.75 or 75% of the average of the last trade prices for the ten trading days immediately preceding the exercise of the warrants.

   On August 6, 1998, United Hotel borrowed $1,100,000 from Westminster. The Company and two other members of United Hotel executed a non-recourse secured guaranty under which each entity pledged their interests in United Hotel as collateral under the guaranties. Harry Shuster and two other individuals personally guaranteed the loan. A default under this loan shall constitute a default under the "Secured Convertible Promissory Note" dated as of July 29, 1997. The conversion rights granted to Westminster under the "Secured Convertible Promissory Note" dated as of July 29, 1997 was extended until July 31, 2001.

   In connection with obtaining the necessary financing required for the acquisition of the Las Vegas Property, on July 29, 1997, Harvey Bibicoff made a loan to the Company of $900,000. The loan was evidenced by a promissory note, bore interest at 10% per annum and was due and payable on September 28, 1997. The Company repaid $875,000, leaving a principal loan balance of $25,000 at December 31, 1997. On September 30, 1998, the Company paid Mr. Bibicoff $40,000, consisting of $25,000 principal amount of the loan outstanding and $15,000 accrued interest.

   On July 28, 1997, the Company and Harvey Bibicoff, a director of Grand Havana, entered into an agreement pursuant to which the Company, in consideration for management consulting services rendered by Mr. Bibicoff to the Company, agreed (i) to transfer to Mr. Bibicoff, on or prior to August 1, 1999, a 2 1/2% membership interest in United Hotel free and clear of any liens, claims, or encumbrances and (ii) to issue 150,000 shares of common stock of the Company to Mr. Bibicoff. The obligations of the Company under the agreement were guaranteed by Harry Shuster and Nita Shuster, the spouse of Harry Shuster. During 1997, 150,000 shares valued at $42,000 were issued to Mr. Bibicoff. The Company valued the 2 1/2% membership interest at $187,500, which was accrued as consulting fees in 1997.


8. Long-Term Debt

   Long-term debt consisted of the following at December 31, 1998 and 1997:

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


   Note payable dated April 5, 1995, secured by first deed of trust, payable interest only at 12%, principal due April 1,
   2000, secured by real property located in San Diego County,
   California                                                      $ 120,000
 Purchase money loan dated April 5, 1995, payable interest only at 9.67%, principal due March 1, 2000, secured by a second deed of trust on real property located in San Diego County,
   California                                                        722,000
                                                                   ---------
                                                                   $ 842,000
                                                                   =========

9.  Due to Related Parties

    Due to related parties consisted of the following at December 31, 1998:

   Due to Grand Havana                                            $ 51,358
   Due to Brian Shuster                                             60,000
                                                                  --------
                                                                  $111,358
                                                                  ========
   Due from United Hotel                                          $  2,179
   Due from Genisys                                                  1,644
                                                                  --------
                                                                  $  3,823
                                                                  ========


10. Common Stock Subject to Repurchase

    In August 1998, the Company agreed to issue 150,001 shares of common stock with a total fair value of $42,000 as payment of legal fees. These shares were issued in October 1998. The Company agreed to repurchase the shares, one year from August 1998, at such stockholders' election, at a cash price of $1.00 per share. If the Company is legally unable or otherwise fails to make such purchase when due, Harry Shuster agreed to make such purchase at the same price per share.

    Staff Accounting Bulletin No. 64 describes the Securities   and Exchange
Commission staff's policy on accounting for mandatorily redeemable stock. It requires that stocks that are subject to "put rights" on redemption outside of the Company's control should be presented separately from common stock which is not subject to "put rights" in order to distinguish it from permanent capital of the Company. Further, such accounting standards require the Company to present such shares on the balance sheet at its fair value at the date of issuance. If that amount is less than the amount which would be paid if repurchased, the carrying amount should be increased periodically to equal the repurchase price. The periodic accretions in the carrying amount is determined using the interest method. The accretion of $36,000 in the repurchase price was charged to additional paid-in capital in 1998 and has been deducted from earnings available for common stockholders in the computation of earnings per share.


11. Stockholders' Equity

    On July 28, 1997, the Company issued 150,000 shares of its common stock to Harvey Bibicoff in consideration for consulting services rendered by Mr. Bibicoff to the Company, which shares were valued at $42,000 or S.28 per share, the market price at the date of issuance.

    On July 29, 1997, in consideration for providing financing in connection with the acquisition of the Las Vegas Property by United Hotel, Westminster received a warrant to purchase up to 150,000 shares of Common Stock, valued at $1,500 or $.01 per share at the date of issuance, which warrant is exercisable at the lesser of $.40 per share or 75% of the average price for the ten trading days prior to exercise.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


   On July 30, 1997, 100,000 shares of Common Stock were issued to the law firm of Richman, Lawrence, Mann, Greene, Chizever & Phillips in consideration for professional services rendered as of July 30, 1997, which shares were valued at $28,000 or $.28 per share, the market price at the date of issuance. That firm serves as general counsel to the Company and represents Harry Shuster.

   On February 2, 1998, in consideration for certain financial advisory services, the Company issued 100,000 shares of Common Stock to Transit Securities, Inc., which shares were valued at $31,300 or $0.313 per share.

   In April 1998, the Company sold 10 Units at $26,400 per Unit in an offering of securities exempt from registration under the Securities Act of 1933. Each Unit consists of 120,000 shares of common stock and warrants to purchase 60,000 shares at $0.27 per share. The Company received net proceeds of $229,680 from this offering and issued 1,200,000 shares of common stock and warrants to purchase 600,000 shares of common stock. The warrants expire on April 2, 2003.

   In June 1998, the Company issued stock purchase warrants (the "Warrants") to Sands Brothers & Co., Ltd. ("Sands Brothers"). The Warrants are for 250,000 shares of the Company's Common Stock at an exercise price of $.25 per share. The Warrants are exercisable at any time commencing June 25, 1998 until June 25, 2003. The Company may redeem the Warrants for $.10 per Warrant under certain circumstances, including (i) the Company has an effective Registration Statement covering the shares of the Company's common stock issuable upon exercise of the Warrants, and (ii) the Company's common stock has been trading at or above $2.50 per share for the previous thirty business days. The holder of the Warrants has registration rights with respect to the shares of common stock issuable upon exercise of the Warrants for five years commencing June 25, 1998, and one "demand" registration right with respect thereto. The Warrants have anti-dilution protection. The Warrants were issued in connection with financial advisory services being rendered to the Company by Sands Brothers. The Company received no proceeds from this issuance.

  The following non-qualified stock options granted by the Company were outstanding at December 31, 1998:

                                Exercise
    Number of                   Price per
      Shares                      Share            Date of Grant                 Date of Expiration
    ---------                   ---------          -------------------           --------------------
       15,000                    $ 0.68            January 20, 1987              December 31, 2002
      356,950                      1.00            July 24, 1987                 December 31, 2002
       90,000                      0.30            April 22, 1988                December 31, 2002
       37,500                      1.33            October 7, 1988               December 31, 2002
       75,000                      1.25            November 17, 1988             December 31, 2002
       37,500                      1.38            December 5, 1988              December 31, 2002
       70,000                      0.75            December 7, 1990              December 31, 2002
       60,000                      1.00            September 23, 1993            December 31, 2002
      125,000                      0.31            July 3, 1997                  December 31, 2002
      300,000                      0.25            September 22, 1998            September 21, 2003
    2,100,000                     0.625            September 30, 1998            September 29, 2003
    ---------
    3,266,950
    =========

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


  The following table summarizes the activity of common shares under stock options for the years ended December 31, 1998 and 1997:

                                                           1998                 1997
                                                         ---------            --------
               Balance - beginning of year                 866,950             851,950
               Options granted                           2,400,000             125,000
               Options expired                                   -            (110,000)
                                                         ---------            --------
               Balance - end of year                     3,266,950             866,950
                                                         =========            ========

  The non-qualified stock options of 125,000 granted to non-employee directors during 1997 were valued using the fair value at the grant date consistent with the methodology prescribed under SFAS No. 123. Compensation expense recognized amounted to $31,250 in 1997. The fair value of the options granted during 1997 is estimated on the date of the grant using the Black-Scholes pricing model with the following weighted average assumptions: dividend yield of 0%, volatility of 107%, risk-free interest rate of 6.7% and an expected life of 5 years.

  The Company applies APB No. 25 and related interpretations in accounting for its stock options. Accordingly, no compensation expense has been recognized for its stock options. Had compensation cost for the Company's stock options been determined based upon the fair value at the grant date consistent with the methodology prescribed under SFAS No. 123, the Company's net loss and loss per share would have been increased by approximately $1,023,000, or $0.08 per share for 1998. The fair value of the options granted during 1998 is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: dividend yield 0%, volatility of 93%, risk-free interest rate of 5.5% and an expected life of 5 years.

  Option valuation models require the input of highly subjective assumptions. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its stock options.

  At December 31, 1998, the following warrants were outstanding:

                                 Exercise
            Number of           Price per
             Shares               Share       Date of Grant          Date of Expiration
            ---------           ---------     ----------------       --------------------
            4,945,000             $4.00       November 10, 1994      November 10, 1999
              430,000              6.60       November 10, 1994      November 10, 1999
              150,000                (i)      July 29, 1997          July 29, 2000
              200,000              0.75       October 15, 1997       October 15, 2002
              250,000              0.25       June 25, 1998          June 25, 2003
              600,000              0.27       April 2, 1998          April 2, 2003
            ---------
            6,575,000
            =========

(i) The exercise price is the lesser of $.40 per share or 75% of the average price for the ten trading days prior to exercise. The warrants granted to non-employees during 1997 were valued using the fair value at the grant date consistent with the methodology prescribed under SFAS No. 123. Compensation expense recognized amounted to $161,980 in 1997. The fair value of the options granted during 1997 is estimated on the date of the grant using the Black-Scholes pricing model with the following weighted average

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


     assumptions: dividend yield of 0%, volatility of 107%, risk-free interest rate of 6.7% and an expected life of 4 years.

(ii) The warrants granted to non-employees during 1998 were valued using the fair value at the grant date consistent with the methodology prescribed under SFAS No. 123. Compensation expense recognized amounted to $45,000 in 1998. The fair value of the options granted during 1998 is estimated on the date of the grant using the Black-Scholes pricing model with the following weighted average assumptions: dividend yield of 0%, volatility of 93%, risk-free interest rate of 5.5% and an expected life of 5 years. The exercise price is $.25 per share.

Computation of Loss Per Share:

                                                          For the Year Ended December 31, 1998
                                                     ---------------------------------------------------
                                                       Income               Shares            Per Share
                                                     (Numerator         (Denominator)           Amount
                                                     -----------        -------------         ----------
     Basic loss per share:
          Net loss                                     $(514,839)         13,502,182            $(0.04)
          Less:  accretion in the carrying amount
                 of common stock subject to
                 Repurchase                              (36,000)                  -                 -
                                                       ---------          ----------            ------
          Net loss attributable to common
           Stockholders                                $(550,839)         13,502,182            $(0.04)
                                                       =========          ==========            ======

Options and warrants to purchase 9,841,950 shares were outstanding at December 31, 1998, but were not included in the computation of diluted loss per common share because the effect would be antidilutive.

                                                          For the Year Ended December 31, 1997
                                                     ---------------------------------------------------
                                                       Income               Shares            Per Share
                                                     (Numerator         (Denominator)           Amount
                                                     -----------        -------------         ----------
     Basic loss per share:
          Net loss attributable to common
          stockholders                               $(7,313,545)         12,493,849            $(0.59)
                                                     ===========          ==========            ======

Options and warrants to purchase 6,591,950 were outstanding at December 31, 1997, but were not included in the computation of diluted loss per common share because the effect would be antidilutive.


12. Legal Proceedings

    In September 1998, the Company and its subsidiary, Lion Country Safari, Inc.
- California, and The Irvine Company settled their long-standing litigations and have dismissed all superior court and appellate court actions pending between them, i.e. The Splash v. The Irvine Company, et al. (Case No. 491202), Lion Country Safari, Inc. - California v. The Irvine Company (OCSC Case No. 743669), Lion Country Safari, Inc. - California v. The Irvine Company (OCSC Case No. 775923) and The Irvine Company v. Lion Country Safari, Inc. - California (OCSC Case No. 776187). Pursuant to the terms of the settlement agreement between the parties, The Irvine Company paid the Company $4,000,000 without admitting any liability on the part of The Irvine Company.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


    On November 12, 1996, Irvine Meadows, a former sublessee and the operator of the Irvine Meadows Amphitheater, sued the Company and Harry Shuster (OCSC Case No. 771509). The suit sought an injunction against those parties preventing them from removing the Amphitheater pursuant to a provision in the Ground Lease that gives the Company the right to remove leasehold improvements at the expiration of the lease. On January 3, 1997, Irvine Meadows filed a first amended complaint in that action. As against the Company, the first amended complaint sought an injunction and declaratory relief but no money damages. On February 19, 1997, the trial judge granted Irvine Meadows' request for an injunction against the Company barring it from removing the Amphitheater. In May 1998, Irvine Meadows obtained a summary judgment against the Company and Mr. Shuster, awarding Irvine Meadows a permanent injunction against removal of the Amphitheater. On October 27, 1998, Irvine Meadows was awarded costs in the amount of approximately $545,000. The Company and other defendants have appealed the judgment and the award of fees to the California Court of Appeal. Settlement negotiations are underway. If the matter cannot be settled, management intends to pursue the appeal vigorously. However, due to the inherent uncertainties of litigation, the outcome of the appeal cannot be predicted.


13. Commitments and Contingencies

    Consulting Agreement - As of June 1, 1994, the Company and Mr. Shuster entered into an amended and restated consulting agreement updating an arrangement originally effective as of September 1, 1984. The consulting agreement provides that Mr. Shuster will act as the President and Chief Executive Officer and a Director of the Company throughout the rolling five-year term of the agreement for annual compensation set at $208,984 per annum for 1994, to be increased 10% during each successive year of the agreement. Mr. Shuster is also to be provided with either the use of a company car in carrying out his duties for the Company or $300 per month car allowance. The consulting agreement provides for certain disability benefits for a period of up to three years. The consulting agreement provides that, so long as Mr. Shuster spends as much time as is necessary to properly carry out his duties as President and Chief Executive Officer of the Company, he will be otherwise permitted to spend a reasonable amount of time pursuing his own outside interests. The consulting agreement provides for automatic one-year renewals for each contract year that ends without termination of the consulting agreement by either party. During 1998 and 1997, the Company incurred consulting fees pursuant to this agreement in the amount of $300,663 and $273,330, respectively.

    Lease Arrangements - At December 31, 1998, minimum annual rentals under non-cancelable leases and minimum sub-lease income are as follows:

            Year Ending
            December 31,                     Leases          Subleases
            ------------                   -----------       ---------
              1999                          $  394,353         $51,931
              2000                             420,613          33,648
              2001                             461,921           1,676
              2002                             467,339               -
              2003                             467,339               -
              Thereafter                       798,606               -
                                            ----------         -------
                         Total              $3,010,171         $87,255
                                            ==========         =======

    Rent expense, net of sublease income of $38,015 in 1998 and $0 in 1997, was $616,790 in 1998 and $660,045 in 1997.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                          DECEMBER 31, 1998 AND 1997


    The Company leases certain of its office space on a month-to-month basis from a corporation of which Harry Shuster, is an officer and a principal stockholder. The Company paid or accrued rent to this corporation of $31,044 in 1997 and $43,624 in 1998

    Since October 1, 1997, the Company has paid rental, including homeowners association dues, in the amount of $34,676 to Harry Shuster for an apartment which he owns and which he and Brian Shuster use while they are in New York City on business.

14. Income Taxes

    At December 31, 1998, the Company had net operating loss carryforwards for federal tax purposes expiring as follows:

      Year Expires                                             Amount
      ------------                                           ---------
          1999                                                 742,000
          2000                                               1,562,000
          2001                                                 808,000
          2002                                                 282,000
          2005                                                 111,000
          2007                                                  19,000
          2008                                                 523,000
          2010                                                 655,000
          2011                                                 427,000
          2012                                               2,900,000
                                                            ----------
                                                            $8,029,000
                                                            ==========

The components of deferred taxes were as follows at December 31, 1998 and 1997:


                                                    1998               1997
                                                 -----------        -----------
Deferred tax assets:
     Net operating loss carryforwards            $ 2,802,000        $ 3,402,000
     Accrued expenses to related party                     -            428,000
     Impairment losses                             2,209,000          1,672,000
     Non-cash compensation                           102,000             84,000
     Other accruals                                        -             81,000
     State income taxes                                2,000              2,000
     Partnership interests                           195,000             27,000
     Valuation allowance                          (5,205,000)        (5,675,000)
                                                 -----------        -----------
         Total deferred tax assets                   105,000             21,000
Deferred tax liability:
     Depreciation                                    105,000             21,000
                                                 -----------        -----------
         Net deferred taxes                      $         -        $         -
                                                 ===========        ===========

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 June 30, 1999

                                       ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                    $  1,224,764
     Receivables                                                                        33,388
     Prepaid expenses and other current assets                                          46,612
                                                                                  ------------
            TOTAL CURRENT ASSETS                                                     1,304,764
                                                                                  ------------

PROPERTY AND EQUIPMENT, NET                                                            276,880
                                                                                  ------------

INVESTMENTS
     Investment in United Hotel at equity - related party                            3,386,117
     Investment in HEP II at equity - related party                                    700,000
     Investment in Genisys at equity - related party                                        -
     Investment in Grand Havana at fair value - related party                           38,667
                                                                                  ------------
            TOTAL INVESTMENTS                                                        4,124,784
                                                                                  ------------

OTHER ASSETS
    Loan receivable from Grand Havana - related party                                  719,015
    Due from former officer                                                            420,263
    Assets held for sale                                                             1,616,387
    Deposits and other assets                                                           80,137
                                                                                  ------------
                                                                                     2,835,802
                                                                                  ------------
                                                                                  $  8,542,230
                                                                                  ============

                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Notes payable                                                                $  2,622,000
     Accrued interest                                                                  555,155
     Accounts payable and accrued expenses                                             473,499
     Due to related parties                                                            168,587
     Deferred revenues                                                                 114,525
     Deposits and other                                                                  2,611
     Litigation settlement                                                             185,080
                                                                                  ------------
            TOTAL CURRENT LIABILITIES                                                4,121,377
LONG-TERM DEBT                                                                         120,000
COMMON STOCK SUBJECT TO REPURCHASE - 150,001 SHARES                                    132,000
STOCKHOLDERS' EQUITY
     Preferred stock, $100 par value; authorized - 100,000 shares;
        issued and outstanding - none                                                       -
     Common stock, $.01 par value; authorized - 30,000,000 shares;
        issued and outstanding -  15,785,854 shares at June 30, 1999
        and 13,918,849 shares at December 31, 1998                                     157,858
     Additional paid-in capital                                                     26,695,498
     Accumulated deficit                                                           (22,684,503)
                                                                                  ------------
            TOTAL STOCKHOLDERS' EQUITY                                               4,288,853
                                                                                  ------------
                                                                                  $  8,542,230
                                                                                  ============

         See accompanying Notes to Consolidated Financial Statements.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
   CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)
               Six Months Ended June 30, 1999 and June 30, 1998

                                                                             Six Months Ended June 30,
                                                                             ------------------------
                                                                                 1999         1998
                                                                                 ----         ----
REVENUE
     Licensing fees                                                         $   200,000       410,817
     Children's recreational activities                                         601,540       931,493
                                                                            -----------   -----------
            TOTAL REVENUE                                                       801,540     1,342,310

EXPENSES
     Direct operating expenses                                                1,517,891     1,433,581
     Selling, general and administrative expenses                               834,741       301,241
     Depreciation and amortization                                               85,827        85,514
                                                                            -----------   -----------
                                                                              2,438,459     1,820,336
                                                                            -----------   -----------

LOSS BEFORE OTHER INCOME (EXPENSE)                                           (1,636,919)     (478,026)

OTHER INCOME (EXPENSE)
     Legal costs                                                                     -       (250,450)
     Equity in net income (loss) of United Hotel                                (46,335)     (115,000)
     Equity in net loss of Genisys                                              210,133)           -
     Realized loss from write-down of investment in Grand Havana                     -       (946,131)
     Interest income                                                             80,001        68,708
     Interest expense                                                          (212,501)     (191,225)
     Other, net                                                                 (34,971)       26,793
     Litigation settlement                                                     (185,000)           -
                                                                            -----------   -----------
            TOTAL OTHER INCOME (EXPENSE)                                       (608,939)   (1,407,305)
                                                                            -----------   -----------

NET LOSS                                                                     (2,245,858)   (1,885,331)
                                                                            -----------   -----------

OTHER COMPREHENSIVE LOSS
    Unrealized holding loss on securities arising during the period                  -       (203,725)
    Less: reclassification adjustment for loss realized in net loss                  -        946,131
                                                                            -----------   -----------
                                                                                     -        742,406
                                                                            -----------   -----------

COMPREHENSIVE LOSS                                                          $(2,245,858)  $(1,142,925)
                                                                            ===========   ===========

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                                      14,462,851    13,302,182
                                                                            ===========   ===========

BASIC AND DILUTED LOSS PER SHARE                                            $     (0.16)  $     (0.14)
                                                                            ===========   ===========

         See accompanying Notes to Consolidated Financial Statements.

                  UNITED LEISURE CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
               Six Months Ended June 30, 1999 and June 30, 1998

                                                                                           Six Months Ended June 30,
                                                                                           -------------------------
                                                                                               1999           1998
                                                                                               ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                             $(2,245,858)    $(1,885,331)
     Adjustments to reconcile net loss to net cash used
          in operating activities:
              Depreciation and amortization                                                    85,827          85,514
              Loss on termination of lease                                                     45,333              -
              Issuance of common stock for services                                                -           31,300
              Fair value of options granted to non-employees                                  237,700              -
              Write-down of investment in Grand Havana                                             -          946,131
              Licensing fees                                                                       -         (410,817)
              Equity in net loss of United Hotel                                               46,335         115,000
              Equity in net loss of Genisys                                                   210,133              -
              Accrual of interest income from related parties                                 (24,717)        (21,813)
              Changes in operating assets and liabilities:
                  Receivables                                                                  19,765           1,328
                  Prepaid expenses and other current assets                                    31,470         (10,683)
                  Deposits                                                                         -            2,338
                  Accrued interest                                                            148,347              -
                  Accounts payable and accrued expenses                                        66,385         640,924
                  Accrued expenses due to related parties                                      60,000          61,821
                  Deposits and other liabilities                                               (3,041)             -
                  Deferred revenues                                                            86,465         363,012
                  Litigation settlement                                                      (185,000)             -
                                                                                          -----------     -----------
                  NET CASH USED IN OPERATING ACTIVITIES                                      (990,856)        (81,276)
                                                                                          -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                                                      (37,257)        (35,896)
     Loans receivable from Grand Havana                                                       (75,000)             -
     Advances to former officer, net                                                          (87,636)             -
     Collection of loan receivable from Grand Havana                                               -          130,000
     Deposits and other                                                                       (10,156)          1,501
                                                                                          -----------     -----------
                  NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                        (210,049)         95,605
                                                                                          -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of common stock                                                                   1,500,000         229,680
     Common stock issued for warrants and options exercised                                   186,300              -
                                                                                          -----------     -----------
                  NET CASH PROVIDED BY FINANCING ACTIVITIES                                 1,686,300         229,680
                                                                                          -----------     -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                     425,395         244,009
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                799,369         152,770
                                                                                          -----------     -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                  $ 1,224,764     $   396,779
                                                                                          ===========     ===========

         See accompanying Notes to Consolidated Financial Statements.

                          UNITED LEISURE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                JUNE 30, 1999


1.   BASIS OF PRESENTATION

     The interim consolidated financial statements presented have been prepared by United Leisure Corporation (the "Company" or "ULC") without audit and, in the opinion of the management, reflect all adjustments of a normal recurring nature necessary for a fair statement of (a) the consolidated results of operations for the six months ended June 30, 1999 and 1998, (b) the consolidated financial position at June 30, 1999 and (c) the consolidated cash flows for the six months ended June 30, 1999 and 1998. Interim results are not necessarily indicative of results for a full year.

     The interim consolidated financial statements and notes are condensed and do not contain certain information included in the annual financial statements and notes of the Company. The interim consolidated financial statements and notes included herein should be read in conjunction with the year-end financial statements and notes included herein.

2.   LICENSING REVENUE

     During the quarter ended March 31, 1999, United Internet Technologies, Inc. ("UIT"), a wholly-owned subsidiary of the Company, received $200,000 as a non-refundable advance against royalties pursuant to a License Agreement entered into by UIT and World Championship Wrestling, Inc. ("WCW") as of February 23, 1999. UIT granted to WCW a limited non-exclusive license of the Technology. WCW has the right to approve the application of the Technology against certain indicated specifications and descriptions during a testing period, which approval the Company obtained during the quarter ended June 30, 1999.


3.   STOCKHOLDERS' EQUITY

     On April 13, 1999, the Company and Strata Equities Limited ("Strata") amended the Warrant Agreement dated April 2, 1998 relating to the issuance of a stock purchase warrant (the "Warrant") for 600,000 shares of the Company's Common Stock at $.27 per share, to permit a cashless exercise of the Warrant, and Strata exercised the Warrant on a cashless basis. Based on an intraday trading price of $4.60 per share of the Company's Common Stock on April 13, 1999, the Company issued to Strata 564,783 shares of the Company's common stock. The Company received no proceeds from the issuance, as a result of the cashless exercise .

     On April 29, 1999, the Company sold 500,000 shares of Common Stock to one individual, at a purchase price of $2.00 per share. Proceeds to the Company in connection with the sale were $1,000,000.

     In April 1999, the Company issued 82,222 shares of Common Stock to Mary Jane Shapiro, upon the cashless exercise of a stock purchase warrant for 100,000 shares of the Company's Common Stock at $.75 per share. The Company received no proceeds from the issuance, as a result of the cashless exercise.

     In April 1999, the Company issued 10,000 shares of Common Stock to Alvin Alexander, a director of the Company, upon the exercise of a stock option at an exercise price of $.30 per share. Proceeds to the Company in connection with the exercise were $3,000.

     On May 26, 1999, the Company granted options to Julie Lepere, Secretary of the Company, to purchase an aggregate of 16,000 shares of the Company's Common Stock, at various exercise prices and subject to vesting, as follows:

     (i) $1.00 per share as to 5,000 shares, which are immediately exercisable;

     (ii) $2.25 per share as to 6,500 shares, which are exercisable at any time after May 26, 2000 and on or before May 26,2001;

     (iii) $1.50 per share as to 4,500 shares, which are exercisable at any time after May 26, 2001 and on or before May 26,2002;

     provided, however, that in the event the employee's employment with the Company is terminated prior to May 26, 2002, the vested portion of the options become non-exercisable six months after such termination.

     On May 26, 1999, the Company granted an option to purchase 100,000 shares of the Company's Common Stock to Lou Pitt, a consultant to the Company, at an exercise price of $1.00 per share. The option is exercisable immediately upon grant and expires on May 26, 2002.

     On June 24, 1999, the Company sold 250,000 shares of its Common Stock at a purchase price of $2.00 per share, to the same individual who had purchased 500,000 shares of the Company's Common Stock on April 29, 1999. Proceeds to the Company from the second sale were $500,000.

     In June 1999, the Company issued 10,000 shares of its Common Stock to Shannon Taylor, a consultant to the Company, in connection with her exercise of options which were granted on January 4, 1999. Proceeds to the Company in connection with such exercise were $2,300.

     Subsequent to the end of the quarter ended June 30, 1999, the following transactions took place:

     On July 16, 1999, the Company granted an option to purchase 10,000 shares of the Company's Common Stock to James Orr, a consultant to the Company, at an exercise price of $1.00 per share. On the date of such grant, the closing bid price of the Company's Common Stock as quoted on the OTC Bulletin Board was $3.1875. The option is exercisable immediately upon grant and expires on July 16, 2000.

     On July 21, 1999, the Company and Media Group, Inc. ("MGI") entered into an agreement (the "MGI Agreement") for the duplication of one million CD-ROM shrink-wrapped packages for NBC. The total order is $380,000. Pursuant to the MGI Agreement, the Company made a payment of $95,000 to MGI and delivered 150,000 shares of its Common Stock (the "MGI Shares"). The Company further agreed to include the MGI Shares in a registration statement which the Company intends to file shortly with the Securities and Exchange Commission for the benefit of certain selling stockholders (the "Selling Stockholders' Registration Statement"). Until the Selling Stockholders' Registration Statement is declared effective by the SEC, the Company has agreed to make further payments to MGI under the MGI Agreement until the full $380,000 is paid. Once the Selling Stockholders' Registration Statement is declared effective by the SEC, the Company has the right to have the MGI Shares returned to the Company within ten days following the declaration of effectiveness by the SEC of the Selling Stockholders' Registration Statement and to pay the $380,000 in full. If the Company does not so elect, MGI has the right to (i) put the MGI Shares to the Company and the Company will pay the balance then due under the MGI Agreement, or (ii) retain the MGI Shares and sell them pursuant to the prospectus forming a part of the Selling Stockholders' Registration Statement, in which case any amounts received by MGI over the balance due at that time shall be refunded to the Company. The Company has further agreed to pay to MGI any shortfall between the net proceeds of any sale of the MGI Shares and the balance owing under the MGI Agreement. There were no proceeds to the Company in connection with this issuance.

                          UNITED LEISURE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                JUNE 30, 1999



4.   LITIGATION

     On November 12, 1996, Irvine Meadows, one of the Company's sublessees and the operator of the Irvine Meadows Amphitheater, sued the Company and Harry Shuster in Orange County, California Superior Court (Case No. 771509). The plaintiff sought an injunction preventing the Company from removing certain improvements from the property at the expiration of the lease. On January 3, 1997, Irvine Meadows filed a first amended complaint and sought an injunction and declaratory relief but no money damages. On February 19, 1997, the trial judge granted Irvine Meadows' request for an injunction and barred the Company from removing the leasehold improvements from the property.

     The plaintiffs won the suit on a motion for summary judgment in May 1998. The Company appealed the decision of the court. On October 27, 1998, the plaintiffs were awarded costs in the amount of approximately $545,000. The Company also appealed this award.

     On May 7, 1999, the Company settled this litigation. The Company agreed to dismiss with prejudice the appeal of the trial court's judgment. The Company also agreed to pay the plaintiffs not less than $225,000 in principal amount, plus 6% interest compounded daily, in installments. Of this amount, the Company's litigation counsel agreed to contribute approximately $40,000. Concurrently with the signing of the settlement agreement, $26,316.23 was paid, which includes principal of $25,000. On July 1, 1999, an additional $26,841.61 was paid, which includes principal of $25,000. The Company is required to make an additional payment of $90,144.56, which includes principal of $87,500, on October 1, 1999, and a final payment of $88,822.28, which includes principal of $87,500, on December 31, 1999. If the Company fails to make any payment when it is due, the Company can be held in default of the settlement agreement. In such case, the plaintiffs could seek to enforce the original court's judgment in an amount not to exceed $300,000, less any payments of principal the Company has already made under the settlement agreement, plus 6% interest.

     On June 7, 1999, the Company was sued by Hyperlock Technologies, Inc. ("Hyperlock") in the United States District Court for the Northern District of Illinois, Eastern Division. Hyperlock alleges that the Company has infringed United States Patent No. 5,892,825, (the "'825 patent") entitled, "Method of Secure Server Control of Local Media Via a Trigger Through a Network for Instant Local Access of Encrypted Data on Local Media." Hyperlock is seeking an injunction against the Company and unspecified damages. Hyperlock also seeks treble damages, court costs and reasonable attorneys' fees and such other and further relief as the court may deem to be just and proper. Based on a review of the '825 patent, the Company believes that the suit is without merit. The Company believes that it has not committed any acts of infringement, and intends to defend this suit vigorously. Due to the inherent uncertainties regarding litigation, the Company can make no prediction about the outcome of the litigation.

5.   COMPUTATION OF LOSS PER SHARE

                                                    For the Six Months Ended June 30, 1999
                                              ----------------------------------------------
                                                 Income            Shares         Per Share
                                               (Numerator      (Denominator)        Amount
                                              ------------     -------------     -----------
Basic loss per share:
   Net loss                                   $(2,245,858)
   Less:  accretion in the carrying amount
          of common stock subject to
          repurchase                              (54,000)
                                              -----------
   Net loss attributable to common
    stockholders                              $(2,299,858)       14,462,851          $(0.16)
                                              ===========        ==========          ======

   Options and warrants to purchase 9,862,950 shares were outstanding at June 30, 1999, but were not included in the computation of diluted loss per common share because the effect would be antidilutive.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date of this Prospectus.

                              __________________


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary.................................................................       3
Risk Factors............................................................       5
Use of Proceeds.........................................................      15
Market For Common Stock and Related
    Stockholder Matters.................................................      15
Selling Stockholders....................................................      16
Plan of Distribution....................................................      18
Management's Discussion and Analysis of
    Financial Condition and Results
    of Operation........................................................      18
Description of Our Internet Business....................................      25
Our Other Business......................................................      38
Legal Proceedings.......................................................      44
Management..............................................................      45
Executive Compensation..................................................      47
Certain Relationships and Related
    Transactions........................................................      50
Security Ownership of Certain Beneficial
    Owners and Management...............................................      55
Indemnification for Securities Act Liability............................      56
Where You Can Find More Information.....................................      56
Legal Matters...........................................................      57
Experts.................................................................      57

                       1,400,000 Shares of Common Stock



                          UNITED LEISURE CORPORATION


                    ______________________________________


                                  PROSPECTUS

                    ______________________________________

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The Company's By-laws provide for indemnification of such persons to the fullest extent allowable under applicable law. In addition, the Company has entered into indemnity agreements with each of its directors, which generally provide contractual indemnity protection which is coextensive with the indemnity provisions of the General Corporation Law of the State of Delaware and the Company's Certificate of Incorporation.


Item 25.  Other Expenses of Issuance and Distribution.

    The following is a schedule of the estimated expenses (all of which will be borne by the Company) incurred in connection with the offering of the securities registered hereby, other than underwriting discounts and commissions, if any. All of the amounts shown are estimates, except the SEC Registration Fee.

    SEC registration fee............................   $ 1,034.00
    Blue Sky fees and expenses......................     5,000.00*
    Accounting fees and expenses....................    15,000.00*
    Legal fees and expenses.........................    45,000.00*
    Miscellaneous...................................     8,966.00*
                                                        ----------
    Total...........................................   $75,000.00*
                                                        ==========
    _____________
    * estimated


Item 26.  Recent Sales of Unregistered Securities

    In the past three years the Company has not conducted any sales of its securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"), except as follows.

    On July 28, 1997, the Company issued 150,000 shares of its common stock to Harvey Bibicoff in consideration for consulting services rendered by Mr. Bibicoff to the Company, which shares were valued at $42,000 or $.28 per shares, the market price at the date of issuance.

    On July 29, 1997, in consideration for providing financing in connection with the acquisition of the Las Vegas Property by UHC, Westminster received a warrant to purchase up to 150,000 shares of Common Stock, valued at $1,500 for $.01 per share at the date of issuance, which warrant is exercisable at the lesser of $.40 per share or 75% of the average price for the ten trading days prior to exercise.

    On July 30, 1997, in consideration for their service on the Board of Directors of the Company, the following Board members received options to purchase the following number of shares of common stock of the company, (all of which options are exercisable at an exercise price of $.3125 per share, the market price of the Company's Common Stock on the date of grant):

           Director                      Options             No. of Shares
           --------                      -------             -------------

     J. Brooke Johnston, Jr.             Purchase                50,000
     Brian Shuster                       Purchase                50,000
     Alvin Cassel                        Purchase                25,000
     Alvin Alexander            On July 3, 1997, Company         25,000
                                exchanged options to purchase
                                for note receivable of $10,000

    On July 30, 1997, 100,000 shares of Common Stock were issued to the law firm of Richman Lawrence, Mann, Greene, Chizever & Phillips in consideration for professional services rendered as of July 30, 1997, which shares were valued at $28,000 or $.28 per share, the market price at the date of issuance. That firm serves as general counsel to the Company and represents Harry Shuster, the former Chairman of the Board and President, and a principal stockholder of the Company.

    On February 2, 1998, in consideration for certain financial advisory services, the Company issued 100,000 shares of Common Stock to Transit Securities, Inc., which shares were valued at $31,300 or $0.313 per share.

    In April 1998, the Company issued 10 units (each unit consisting of 120,000 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock at $.27 per share) to Strata Equities Limited, at $26,400 per unit, in an offering pursuant to Regulation S promulgated under the Securities Act, with aggregate gross proceeds to the Company of $264,000. The warrants may be exercised for a period of five years from issuance. The Regulation S offering was placed through Baytree Associates, Incorporated, which received a 10% commission and a 3% non-accountable expense allowance in connection with the Regulation S offering, resulting in net proceeds to the Company of approximately $229,680.

    In July 1998, the Company issued stock purchase warrants to Sands Brothers & Co., Ltd. ("Sands Brothers"). The warrants are for 250,000 shares of the Company's Common Stock at an exercise price of $.25 per share. Alternatively, the warrants can be exercised in a "cashless" manner, by which the warrant holder would not pay for the exercise of the warrants and would receive a fewer number of shares based on the value of our stock at the time of the warrant. In that situation, we would not receive any proceeds from the exercise of these warrants. The warrants are exercisable at any time commencing June 25, 1998 until June 25, 2003. The Company may redeem the warrants for $.10 per warrant under certain circumstances, including (i) the Company has an effective Registration Statement covering the shares of the Company's Common Stock issuable upon exercise of the warrants, and (ii) the Company's Common Stock has been trading at or above $2.50 per share for the previous thirty business days. The holder of the warrants has registration rights with respect to the shares of Common Stock issuable upon exercise of the warrants for five years commencing June 25, 1998, and one "demand" registration right with respect thereto. The warrants have anti-dilution protection. The warrants were issued in connection with financial advisory services rendered to the Company by Sands Brothers. The Company received no proceeds from this issuance.

    On September 24, 1998, the Company issued options to purchase 300,000 shares of the Company's Common Stock to Brian Shuster. The options are fully vested immediately and may be exercised for five years from the date of grant. The exercise price of the options is $.25 per share.

    On September 30, 1999, the Company issued options to purchase 2,100,000 shares of the Company's Common Stock to Harry Shuster. The options are fully vested immediately and may be exercised for five years from the date of grant. The exercise price of the options is $.625 per share.

    On October 8, 1998, the Company issued 150,001 shares of common stock to six stockholders in the professional corporation of Call, Clayton & Jensen for legal services rendered to the Company in connection with the settlement of Irvine Company Litigation. These shares were valued at the price of the Company's Common Stock on August 27, 1998, which was $.28 per share, for a total value of $42,000. The Company received no proceeds from this issuance. The Company further agreed to repurchase, on or after August 27, 1999, from any of the individuals to whom shares of the Company's Common Stock were issued, any or all of his or her shares at a cash price of $1.00 per share. If the Company is legally unable or otherwise fails to repurchase such shares, Harry Shuster, Chairman of the Board, President and Chief Executive Officer of the Company, has agreed to personally purchase such shares at such price.

    On January 4, 1999, the Company granted stock options to the Company's general outside counsel, Richman, Lawrence, Mann, Chizever & Phillips, a Professional Corporation ("Richman, Lawrence"), to purchase 200,000 shares of the Company's Common Stock at $.23 per share. The shareholders of Richman, Lawrence exercised the options effective the same day. Proceeds to the Company from this exercise were $46,000. That firm serves as general counsel to the Company and represents Harry Shuster, the former Chairman of the Board and President, and a principal stockholder of the Company.

    On January 4, 1999, the Company issued stock options to purchase an aggregate of 200,000 shares of the Company's Common Stock to certain directors, including Brian Shuster, and an aggregate of 375,000 shares of the Company's Common Stock to certain employees of the Company. All such options are exercisable at $.23 per share. The options granted to the directors vest immediately and the options granted to the employees vest on varying terms ranging from immediately to five years.

    On February 1, 1999, the Company issued a stock option to Brian Shuster to purchase 200,000 shares of the Company's Common Stock. The option is exercisable at $.35 per share and vests immediately.

    In March 1999, the Company issued 150,000 shares of Common Stock to Westminster Capital, Inc., upon the exercise of a stock purchase warrant for 150,000 shares of the Company's Common Stock at $.40 per share. Proceeds to the Company in connection with the exercise were $60,000.

    In March 1999, the Company issued 100,000 shares of Common Stock to Whale Securities Co., L.P., upon the exercise of a stock purchase warrant for 100,000 shares of the Company's Common Stock at $.75 per share. Proceeds to the Company in connection with the exercise were $75,000.

    On April 8, 1999, the Company granted an option to purchase 100,000 shares of the Company's Common Stock to Richard Ames, a consultant to the Company, at an exercise price of $1.75 per share. The option is exercisable immediately upon grant and expires on April 8, 2004.

    On April 13, 1999, the Company and Strata Equities Limited ("Strata") amended the Warrant Agreement dated April 2, 1998 relating to the issuance of a stock purchase warrant (the "Warrant") for 600,000 shares of the Company's Common Stock at $.27 per share, to permit a cashless exercise of the Warrant, and Strata exercised the Warrant on a cashless basis. Based on an intraday trading price of $4.60 per share of the Company's Common Stock on April 13, 1999, the Company issued to Strata 564,783 shares of the Company's Common Stock. The Company received no proceeds from the issuance, as a result of the cashless exercise.

    On April 29, 1999, the Company sold 500,000 shares of Common Stock to one individual, at a purchase price of $2.00 per share. Proceeds to the Company in connection with the sale were $1,000,000.

    In April 1999, the Company issued 82,222 shares of Common Stock to Mary Jane Shapiro, upon the cashless exercise of a stock purchase warrant for 100,000 shares of the Company's Common Stock at $.75 per share. The Company received no proceeds from the issuance, as a result of the cashless exercise.

    In April 1999, the Company issued 10,000 shares of Common Stock to Alvin Alexander, a director of the Company, upon the exercise of a stock option at an exercise price of $.30 per share. Proceeds to the Company in connection with the exercise were $3,000.

    On May 26, 1999, the Company granted options to Julie Lepere, Secretary of the Company, to purchase an aggregate of 16,000 shares of the Company's Common Stock, at various exercise prices and subject to vesting, as follows:

    (i)   $1.00 per share as to 5,000 shares, which are immediately exercisable;
    (ii) $2.25 per share as to 6,500 shares, which are exercisable at any time after May 26, 2000 and on or before May 26, 2001;
    (iii) $1.50 per share as to 4,500 shares, which are exercisable at any time after May 26, 2001 and on or before May 26, 2002;

provided, however, that in the event the employee's employment with the Company is terminated prior to May 26, 2002, the vested portion of the options become non-exercisable six months after such termination.

    On May 26, 1999, the Company granted an option to purchase 100,000 shares of the Company's Common Stock to Lou Pitt, a consultant to the Company, at an exercise price of $1.00 per share. The option is exercisable immediately upon grant and expires on May 26, 2002.

    On June 24, 1999, the Company sold 250,000 shares of its Common Stock at a purchase price of $2.00 per share, to the same individual who had purchased 500,000 shares of the Company's Common Stock on April 29, 1999. Proceeds to the Company from the second sale were $500,000.

    In June 1999, the Company issued 10,000 shares of Common Stock to Shannon Taylor, a consultant to the Company, in connection with her exercise of options dated January 4, 1999. Proceeds to the Company in connection with such exercise were $2,300.

    On July 16, 1999, the Company granted an option to purchase 10,000 shares of the Company's Common Stock to James Orr, a consultant to the Company, at an exercise price of $1.00 per share. On the date of such grant, the closing bid price of the Company's Common Stock as quoted on the OTC Bulletin Board was $3.1875. The option is exercisable immediately upon grant and expires on July 16, 2000.

    On July 21, 1999, the Company and Media Group, Inc. ("MGI") entered into an agreement (the "MGI Agreement") for the duplication of one million CD-ROM shrink-wrapped packages. The total order is $380,000. Pursuant to the MGI Agreement, the Company made a payment of $95,000 to MGI and delivered 150,000 shares of its Common Stock (the "MGI Shares"). The Company further agreed to include the MGI Shares in a registration statement which the Company intends to file shortly with the Securities and Exchange Commission for the benefit of certain selling stockholders (the "Selling Stockholders' Registration Statement"). Until the Selling Stockholders' Registration Statement is declared effective by the SEC, the Company has agreed to make further payments to MGI under the MGI Agreement until the full $380,000 is paid. Once the Selling Stockholders' Registration Statement is declared effective by the SEC, the Company has the right to have the MGI Shares returned to the Company within ten days following the declaration of effectiveness by the SEC of the Selling Stockholders' Registration Statement and to pay the $380,000 in full. If the Company does not so elect, MGI has the right to (i) put the MGI Shares to the Company and the Company will pay the balance then due under the MGI Agreement, or (ii) retain the MGI Shares and sell them pursuant to the prospectus forming a part of the Selling Stockholders' Registration Statement, in which case any amounts received by MGI over the balance due at that time shall be refunded to the Company. The Company has further agreed to pay to MGI any shortfall between the net proceeds of any sale of the MGI Shares and the balance owing under the
MGI Agreement.   There were no proceeds to the Company in connection with this issuance.

    Each of the foregoing offerings (i) was made directly by the officers and directors of the Company and no underwriting discounts or commissions were paid, and (ii) was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof, for transactions by an issuer not involving any public offering; or did not involve the "sale" of a security.

Item 27.  Exhibits.

Exhibit
Number                              Description
-------                             -----------

2-1 Asset Purchase Agreement dated as of June 30, 1998 by and among United
    Leisure Interactive, Inc., NetCruise Interactive, Inc., Genisys Reservation Systems, Inc. and United Leisure Corporation, filed an exhibit to the Company's Current Report on Form 8-K dated August 7, 1998 (as amended on November 4, 1998), is hereby incorporated herein by reference

2-2 Agreement dated October 27, 1998, by and among United Internet
    Technologies, Inc., Genisys Reservation Systems, Inc., Warren D. Bagatelle, Loeb Holding Corporation, Loeb Partners Corp., HSB Capital, David W. Sass, Mark A. Kenny, John H. Wasko, Joan E. Wasko, Lawrence E. Burk and S. Charles Tabak, filed as Exhibit 2-2 to the Company's Current Report on Form 8-K/A (Amendment No.1) dated November 4, 1998, is hereby incorporated herein by reference

2-3 Agreement dated as of January 25, 1999, by and among United Internet
    Technologies, Inc. (formerly knows as United Leisure Interactive, Inc.), NetCruise Interactive, Inc., Genisys Reservation Systems, Inc. and United Leisure Corporation, filed as Exhibit 2-3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, is hereby incorporated herein by reference

3-1 Restated Certificate of Incorporation of the Company, as filed in the office of the Secretary of State of the State of Delaware on June 27, 1988, filed as Exhibit 3-1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

3-2 Bylaws of the Company, filed as Exhibit 3-2 to the Company's Registration
    Statement on Form SB-2 (Registration No. 33-81074), are hereby incorporated herein by reference

4-1 Warrant Agreement, dated November 18, 1994, between the Company and OTR,
    Inc., filed as Exhibit 4-1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, is hereby incorporated herein by reference

4-2 Form of Warrant to Purchase Common Stock used in connection with 12%
    Promissory Note unit private placement and Bankruptcy Court deposit, filed as Exhibit 4-3 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

4-3 Underwriters Unit Purchase Option, dated November 18, 1994, issued to
    Stratton Oakmont, Inc., filed as Exhibit 4-3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, is hereby incorporated herein by reference

Exhibit
Number                              Description
-------                             -----------

4-4 Warrant to Purchase 600,000 Shares of Common Stock of United Leisure Corporation dated April 2, 1998, issued to Strata Equities Limited, filed as Exhibit 4-4 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1998, is hereby incorporated herein by reference

4-5 Warrant Agreement dated as of June 25, 1998 between United Leisure and Sands Brothers & Co., filed as Exhibit 4-5 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended September 30, 1998, is hereby incorporated herein by reference

4-6 Agreement dated April 13, 1999 between United Leisure Corporation and Strata Equities Limited, filed as Exhibit 4-6 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

5*   Opinion of Richman, Lawrence, Mann, Chizever & Phillips

10-1 Amended and Restated Consulting Agreement, dated as of June 1, 1994, between the Company and Harry Shuster, filed as Exhibit 10-3 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-2 Stock Option Agreement, dated December 7, 1990, between the Company and
     Haskell Slaughter Young & Johnston, Professional Association, covering 50,000 shares of Common Stock, par value $.01 per share, of the Company, filed as Exhibit 10-5 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-3 Stock Option Agreement, dated December 7, 1990, between the Company and
     Alvin Cassel covering 10,000 shares of Common Stock, par value $.01 per share, of the Company, filed as Exhibit 10-6 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-4 Stock Option Agreement dated April 22, 1988, between the Company and Alvin
     Cassel covering 10,000 shares of Common Stock par value $.01 per share, of United Leisure Corporation; Extension of Option Agreement, dated April 20, 1993, between the Company and Alvin Cassel, filed as Exhibit 10-10 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-5 Stock Option Agreement, dated October 7, 1988, between the Company and
     Harry Shuster covering 37,500 shares of Common Stock, par value $.01 per share, of the Company; Extension of Option Agreement, dated April 20, 1993, between the Company and Harry Shuster, filed as Exhibit 10-12 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

Exhibit
Number                              Description
-------                             -----------

10-6 Stock Option Agreement, dated November 17, 1988, between the Company and Harry Shuster coveting 75,000 shares of Common Stock, par value $.01 per share, of the Company; Extension of Option Agreement, dated April 20, 1993, between the Company and Harry Shuster, filed as Exhibit 10-13 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-7 Stock Option Agreement, dated December 5, 1988, between the Company and Harry Shuster covering 37,500 shares of Common Stock, par value $.01 per share, of the Company; Extension of Option Agreement, dated April 20, 1993, between the Company and Harry Shuster, filed as Exhibit 10-14 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-8 Stock Option Agreement, dated July 24, 1987, between the Company and Harry Shuster, Extension of Option Agreement, dated April 20, 1993, between the Company and Harry Shuster, covering 750,000 shares of Common Stock, par value $.01 per share, of the Company, filed as Exhibit 10-16 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-9 Option Agreement dated as of April 22, 1988, between the Company and Haskell Slaughter Young & Johnston, Professional Association, covering 50,000 shares of Common Stock, par value $.01 per share, of the Company; Extension of Option Agreement, dated April 20, 1993, between the Company and Haskell Slaughter Young & Johnston, Professional Association, filed as
      Exhibit 10-17 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-10 Promissory Note, dated June 1, 1985, of Lion Country Safari Inc.-
      California, in the principal amount of $973,927 drawn to the order of Harry Shuster, filed as Exhibit 10-23 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-11 Stock Option Agreement, dated as of February 22, 1989, covering 67,500 shares of the Common Stock, par value $.01 per share, of the Company in favor of Tactron Liquidating Trust, filed as Exhibit 10-27 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-12 Stock Option Agreement, dated as of February 22, 1989, covering 7,500 shares of the Common Stock, par value $.01 per share, of the Company in favor of Lindsey & Associates, Inc., filed as Exhibit 10-28 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-13 Form of Indemnity Agreement entered into by the Company with each of its Directors, filed as Exhibit 10-35 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

Exhibit
Number                          Description
-------                         -----------

10-14 Stock Option Agreement, dated September 23, 1993, between the Company and
      Alvin Cassel, covering 5,000 shares of Common Stock, par value $.01 per share, of the Company, filed as Exhibit 10-41 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-15 Sub-Operating Agreement, dated April 11, 1995, between Canyon R.V. Park and Camp Frasier, Inc., together with related Operating Agreements, filed as Exhibit 10-31 to Amendment No. I to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference

10-16 Standard Retail/Office Complex Lease, dated October 12,1994, between PSA
      Properties and Planet Kids, Inc., filed as Exhibit 10-32 to Amendment No. I to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference

10-17 Commercial Lease, between Eastrich Multiple Investor Fund L.P., Midland
      Loan Services, L.P. et al., and Planet Kids, Inc., effective August 9, 1995 and Rider thereto filed as Exhibit 10-33 to Amendment No. I to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference

10-18 Lease, dated June 29, 1995, between Magnolia Square and Planet Kids, Inc.
      and Addendum thereto, filed as Exhibit 10-34 to Amendment No. 1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference

10-19 Territory Rights Agreement, between Planet Kids, Inc. and PT Planet
      Kidsindo, filed as Exhibit 10-35 to Amendment No. 1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference

10-20 Financing Agreement dated as of February 12, 1997 between the Company and
      Grand Havana Restaurants, Inc., filed as Exhibit 10-36 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference

10-21 Financing Agreement dated as of September 10, 1996 between the Company and
      Grand Havana Enterprises, Inc., filed as Exhibit 10-37 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference

10-22 Operating Agreement for United Hotel & Casino, LLC, dated as of January
      22, 1997, filed as Exhibit 10-38 to the Company's Annual Report on Form 10-KSB for the, fiscal year ended December 31, 1996, is hereby incorporated herein by reference

Exhibit
Number                             Description
-------                            -----------

10-23 Lease dated March 7, 1996 between County of Orange and Camp Frasier, Inc., filed as Exhibit 10-39 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference

10-24 Secured Convertible Promissory Note dated July 29, 1997 for $1,900,000 made by the Company and Harry and Nita Shuster to Westminster Capital, Inc., filed as Exhibit 10.2 to the Company's current Report on Form 8-K/A dated July 29, 1997, is hereby incorporated herein by reference

10-25 Security Agreement dated July 29, 1997 by and between the Company and
      Westminster Capital, Inc., filed as Exhibit 10.3 to the Company's current Report on Form 8-K/A dated July 29, 1997, is hereby incorporated herein by reference

10-26 Security Promissory Note dated July 28, 1997 in the principal amount of
      $900,000 made by the Company to Harvey Bibicoff, filed as Exhibit 10.4 to the Company's current Report on Form 8-K/A dated July 29, 1997, is hereby incorporated herein by reference

10-27 Pledge Agreement dated July 28, 1997 by and between the Company and Harvey
      Bibicoff, filed as Exhibit 10.5 to the Company's current Report on Form 8-K/A dated July 29, 1997, is hereby incorporated herein by reference

10-28 Pledge Agreement dated July 29, 1997 by and between the Company and
      Westminster Capital, Inc., filed as Exhibit 10.6 to the Company's current Report on Form 8-K/A dated July 29, 1997, is hereby incorporated herein by reference

10-29 Option Agreement dated as of September 22, 1998 between United Leisure
      Corporation and Brian Shuster, filed as Exhibit 10-45 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended September 30, 1998, is hereby incorporated herein by reference

10-30 Option Agreement dated as of September 30, 1998 between United Leisure
      Corporation and Harry Shuster, filed as Exhibit 10-46 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended September 30, 1998, is hereby incorporated herein by reference

10-31 Quitclaim Deed dated January 18, 1999, between County of Orange,
      California and Camp Frasier, Inc., filed as Exhibit 10-47 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, is hereby incorporated herein by reference

10-32 License Agreement dated as of February 23, 1999, by and between United
      Internet Technologies, Inc. and World Championship Wrestling, Inc., filed as Exhibit 10-48 on the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, is hereby incorporated herein by reference

Exhibit
Number                          Description
-------                         -----------

10-33 Option Agreement dated as of January 4, 1999 between United Leisure Corporation and Brian Shuster, filed as Exhibit 10-49 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-34 Option Agreement dated as of January 4, 1999 between Leisure Corporation and Alvin Cassel, filed as Exhibit 10-50 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-35 Option Agreement dated as of January 4, 1999 between United Leisure Corporation and J. Brooke Johnston, Jr., filed as Exhibit 10-51 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-36 Option Agreement dated as of February 1, 1999 between United Leisure Corporation and Brian Shuster, filed as Exhibit 10-52 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-37 Employment Agreement dated as of January 1, 1999, between the Company and Brian Shuster, together with supplemental agreement between the Company, United Internet Technologies, Inc. and Brian Shuster, filed as Exhibit 10-53 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-38 Consulting Agreement, dated as of January 1, 1999, between United Internet Technologies, Inc. and Harry Shuster, filed as Exhibit 10-54 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-39 Agreement dated July 21, 1999 between the Company and Media Group, Inc.,filed as Exhibit 10-55 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-40 Purchase Agreement and Escrow Instructions dated June 10, 1999 between United Leisure Corporation and Shih Ching Chiang, as amended on August 7, 1999, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated August 23, 1999, is hereby incorporated herein by reference

10-41* Master Development Agreement dated as of July 1, 1999, by and between
       United Internet Technologies, Inc. and National Broadcasting Company,
       Inc.

10-42* Total Access Software Distribution Agreement between EarthLink Network,
       Inc. and United Internet Technologies, Inc., together with related letter agreement dated July 21, 1999

10-43* Agreement dated as of June 1, 1999 between United Leisure Corporation and
       Harry Shuster, amending Amended and Restated Consulting Agreement dated as of June 1, 1994

11* Statement regarding computation of per share earnings (included in Note 11 to Notes to Consolidated Financial Statements for the Years Ended December 31, 1998 and December 31, 1997 and Note 5 to Notes to Consolidated Financial Statements (Unaudited) for the Six Months Ended June 30, 1999, included herein)

Exhibit
Number                          Description
-------                         -----------

21*    Subsidiaries of the Company

23-1*  Consent of Richman, Lawrence, Mann, Chizever & Phillips (included in
       Exhibit 5)

23-2*  Consent of Hollander, Lumer & Co. LLP, independent public accountants

24* Powers of Attorney (included on the signature page in Part II of this Registration Statement)

__________________________
* filed herewith

Item 28.  Undertakings.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; however, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------- --------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, By-Laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection which the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets an of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 1, 1999.

                                    UNITED LEISURE CORPORATION


                                By   /s/ Brian Shuster
                                   ---------------------------------------
                                     Brian Shuster
                                     President and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Shuster his attorney-in-fact with power of substitution for him in any and all capacities, to sign this Registration Statement and any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instructions he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 1, 1999.

     Signature                                Title
     ---------                                -----


/s/ Brian Shuster                             Chairman of the Board,
----------------------------------
Brian Shuster                                 President, Chief Executive Officer
                                              and Director

*/s/ Alvin Alexander                          Director
----------------------------------
Alvin Alexander

*/s/ Alvin Cassel                             Director
----------------------------------
Alvin Cassel

*/s/ J. Brooke Johnston                       Director
----------------------------------
J. Brooke Johnston

*By  /s/ Brian Shuster                        Attorney-in-Fact
   -------------------------------
     Brian Shuster

                                 Exhibit Index

Exhibit
Number                            Description
-------                           -----------

2-1 Asset Purchase Agreement dated as of June 30, 1998 by and among United Leisure Interactive, Inc., NetCruise Interactive, Inc., Genisys Reservation Systems, Inc. and United Leisure Corporation, filed an exhibit to the Company's Current Report on Form 8-K dated August 7, 1998 (as amended on November 4, 1998), is hereby incorporated herein by reference

2-2 Agreement dated October 27, 1998, by and among United Internet Technologies, Inc., Genisys Reservation Systems, Inc., Warren D. Bagatelle, Loeb Holding Corporation, Loeb Partners Corp., HSB Capital, David W. Sass, Mark A. Kenny, John H. Wasko, Joan E. Wasko, Lawrence
          E. Burk and S. Charles Tabak, filed as Exhibit 2-2 to the Company's Current Report on Form 8-K/A (Amendment No.1) dated November 4, 1998, is hereby incorporated herein by reference

2-3 Agreement dated as of January 25, 1999, by and among United Internet Technologies, Inc. (formerly knows as United Leisure Interactive, Inc.), NetCruise Interactive, Inc., Genisys Reservation Systems, Inc. and United Leisure Corporation, filed as Exhibit 2-3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, is hereby incorporated herein by reference

3-1 Restated Certificate of Incorporation of the Company, as filed in the office of the Secretary of State of the State of Delaware on June 27, 1988, filed as Exhibit 3-1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

3-2 Bylaws of the Company, filed as Exhibit 3-2 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), are hereby incorporated herein by reference

4-1 Warrant Agreement, dated November 18, 1994, between the Company and OTR, Inc., filed as Exhibit 4-1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, is hereby incorporated herein by reference

4-2 Form of Warrant to Purchase Common Stock used in connection with 12% Promissory Note unit private placement and Bankruptcy Court deposit, filed as Exhibit 4-3 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

Exhibit
Number                            Description
-------                           -----------

4-3 Underwriters Unit Purchase Option, dated November 18, 1994, issued to Stratton Oakmont, Inc., filed as Exhibit 4-3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, is hereby incorporated herein by reference


4-4 Warrant to Purchase 600,000 Shares of Common Stock of United Leisure Corporation dated April 2, 1998, issued to Strata Equities Limited, filed as Exhibit 4-4 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1998, is hereby incorporated herein by reference

4-5 Warrant Agreement dated as of June 25, 1998 between United Leisure Corporation and Sands Brothers & Co., filed as Exhibit 4-5 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended September 30, 1998, is hereby incorporated herein by reference

4-6 Agreement dated April 13, 1999 between United Leisure Corporation and Strata Equities Limited, filed as Exhibit 4-6 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

5*        Opinion of Richman, Lawrence, Mann, Chizever & Phillips

10-1 Amended and Restated Consulting Agreement, dated as of June 1, 1994, between the Company and Harry Shuster, filed as Exhibit 10-3 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-2 Stock Option Agreement, dated December 7, 1990, between the Company and Haskell Slaughter Young & Johnston, Professional Association, covering 50,000 shares of Common Stock, par value $.01 per share, of the Company, filed as Exhibit 10-5 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-3 Stock Option Agreement, dated December 7, 1990, between the Company and Alvin Cassel covering 10,000 shares of Common Stock, par value $.01 per share, of the Company, filed as Exhibit 10-6 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-4 Stock Option Agreement dated April 22, 1988, between the Company and Alvin Cassel covering 10,000 shares of Common Stock par value $.01 per share, of

Exhibit
Number                            Description
-------                           -----------

          United Leisure Corporation; Extension of Option Agreement, dated April 20, 1993, between the Company and Alvin Cassel, filed as Exhibit 10-10 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-5 Stock Option Agreement, dated October 7, 1988, between the Company and Harry Shuster covering 37,500 shares of Common Stock, par value $.01 per share, of the Company; Extension of Option Agreement, dated April 20, 1993, between the Company and Harry Shuster, filed as Exhibit 10-12 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-6 Stock Option Agreement, dated November 17, 1988, between the Company and Harry Shuster coveting 75,000 shares of Common Stock, par value $.01 per share, of the Company; Extension of Option Agreement, dated April 20, 1993, between the Company and Harry Shuster, filed as
          Exhibit 10-13 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-7 Stock Option Agreement, dated December 5, 1988, between the Company and Harry Shuster covering 37,500 shares of Common Stock, par value $.01 per share, of the Company; Extension of Option Agreement, dated April 20, 1993, between the Company and Harry Shuster, filed as
          Exhibit 10-14 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-8 Stock Option Agreement, dated July 24, 1987, between the Company and Harry Shuster, Extension of Option Agreement, dated April 20, 1993, between the Company and Harry Shuster, covering 750,000 shares of Common Stock, par value $.01 per share, of the Company, filed as
          Exhibit 10-16 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-9 Option Agreement dated as of April 22, 1988, between the Company and Haskell Slaughter Young & Johnston, Professional Association, covering 50,000 shares of Common Stock, par value $.01 per share, of the Company; Extension of Option Agreement, dated April 20, 1993, between the Company and Haskell Slaughter Young & Johnston, Professional Association, filed as Exhibit 10-17 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

Exhibit
Number                            Description
-------                           -----------

10-10 Promissory Note, dated June 1, 1985, of Lion Country Safari Inc.- California, in the principal amount of $973,927 drawn to the order of Harry Shuster, filed as Exhibit 10-23 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-11 Stock Option Agreement, dated as of February 22, 1989, covering 67,500 shares of the Common Stock, par value $.01 per share, of the Company in favor of Tactron Liquidating Trust, filed as Exhibit 10-27 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-12 Stock Option Agreement, dated as of February 22, 1989, covering 7,500 shares of the Common Stock, par value $.01 per share, of the Company in favor of Lindsey & Associates, Inc., filed as Exhibit 10-28 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-13 Form of Indemnity Agreement entered into by the Company with each of its Directors, filed as Exhibit 10-35 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-14 Stock Option Agreement, dated September 23, 1993, between the Company and Alvin Cassel, covering 5,000 shares of Common Stock, par value $.01 per share, of the Company, filed as Exhibit 10-41 to the Company's Registration Statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

10-15 Sub-Operating Agreement, dated April 11, 1995, between Canyon R.V. Park and Camp Frasier, Inc., together with related Operating Agreements, filed as Exhibit 10-31 to Amendment No. I to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference

10-16 Standard Retail/Office Complex Lease, dated October 12,1994, between PSA Properties and Planet Kids, Inc., filed as Exhibit 10-32 to Amendment No. I to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference

10-17 Commercial Lease, between Eastrich Multiple Investor Fund L.P., Midland Loan Services, L.P. et al., and Planet Kids, Inc., effective August 9, 1995 and Rider thereto filed as Exhibit 10-33 to Amendment No. I to the Company's Annual

Exhibit
Number                            Description
-------                           -----------

          Report on Form 10-KSB for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference

10-18 Lease, dated June 29, 1995, between Magnolia Square and Planet Kids, Inc. and Addendum thereto, filed as Exhibit 10-34 to Amendment No. 1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference

10-19 Territory Rights Agreement, between Planet Kids, Inc. and PT Planet Kidsindo, filed as Exhibit 10-35 to Amendment No. 1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference

10-20 Financing Agreement dated as of February 12, 1997 between the Company and Grand Havana Restaurants, Inc., filed as Exhibit 10-36 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference

10-21 Financing Agreement dated as of September 10, 1996 between the Company and Grand Havana Enterprises, Inc., filed as Exhibit 10-37 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference

10-22 Operating Agreement for United Hotel & Casino, LLC, dated as of January 22, 1997, filed as Exhibit 10-38 to the Company's Annual Report on Form 10-KSB for the, fiscal year ended December 31, 1996, is hereby incorporated herein by reference

10-23 Lease dated March 7, 1996 between County of Orange and Camp Frasier, Inc., filed as Exhibit 10-39 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference

10-24 Secured Convertible Promissory Note dated July 29, 1997 for $1,900,000 made by the Company and Harry and Nita Shuster to Westminster Capital, Inc., filed as Exhibit 10.2 to the Company's current Report on Form 8-K/A dated July 29, 1997, is hereby incorporated herein by reference

10-25 Security Agreement dated July 29, 1997 by and between the Company and Westminster Capital, Inc., filed as Exhibit 10.3 to the Company's current Report on Form 8-K/A dated July 29, 1997, is hereby incorporated herein by reference

Exhibit
Number                            Description
-------                           -----------

10-26 Security Promissory Note dated July 28, 1997 in the principal amount of $900,000 made by the Company to Harvey Bibicoff, filed as Exhibit
          10.4 to the Company's current Report on Form 8-K/A dated July 29, 1997, is hereby incorporated herein by reference

10-27 Pledge Agreement dated July 28, 1997 by and between the Company and Harvey Bibicoff, filed as Exhibit 10.5 to the Company's current Report on Form 8-K/A dated July 29, 1997, is hereby incorporated herein by reference

10-28 Pledge Agreement dated July 29, 1997 by and between the Company and Westminster Capital, Inc., filed as Exhibit 10.6 to the Company's current Report on Form 8-K/A dated July 29, 1997, is hereby incorporated herein by reference

10-29 Option Agreement dated as of September 22, 1998 between United Leisure Corporation and Brian Shuster, filed as Exhibit 10-45 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended September 30, 1998, is hereby incorporated herein by reference

10-30 Option Agreement dated as of September 30, 1998 between United Leisure Corporation and Harry Shuster, filed as Exhibit 10-46 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended September 30, 1998, is hereby incorporated herein by reference

10-31 Quitclaim Deed dated January 18, 1999, between County of Orange, California and Camp Frasier, Inc., filed as Exhibit 10-47 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, is hereby incorporated herein by reference

10-32 License Agreement dated as of February 23, 1999, by and between United Internet Technologies, Inc. and World Championship Wrestling, Inc., filed as Exhibit 10-48 on the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, is hereby incorporated herein by reference

10-33 Option Agreement dated as of January 4, 1999 between United Leisure Corporation and Brian Shuster, filed as Exhibit 10-49 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-34 Option Agreement dated as of January 4, 1999 between Leisure Corporation and Alvin Cassel, filed as Exhibit 10-50 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

Exhibit
Number                            Description
-------                           -----------

10-35 Option Agreement dated as of January 4, 1999 between United Leisure Corporation and J. Brooke Johnston, Jr., filed as Exhibit 10-51 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-36 Option Agreement dated as of February 1, 1999 between United Leisure Corporation and Brian Shuster, filed as Exhibit 10-52 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-37 Employment Agreement dated as of January 1, 1999, between the Company and Brian Shuster, together with supplemental agreement between the Company, United Internet Technologies, Inc. and Brian Shuster, filed as Exhibit 10-53 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-38 Consulting Agreement, dated as of January 1, 1999, between United Internet Technologies, Inc. and Harry Shuster, filed as Exhibit 10-54 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-39 Agreement dated July 21, 1999 between the Company and Media Group, Inc.,filed as Exhibit 10-55 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

10-40 Purchase Agreement and Escrow Instructions dated June 10, 1999 between United Leisure Corporation and Shih Ching Chiang, as amended on August 7, 1999, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated August 23, 1999, is hereby incorporated herein by reference

10-41* Master Development Agreement dated as of July 1, 1999, by and between United Internet Technologies, Inc. and National Broadcasting Company, Inc.

10-42* Total Access Software Distribution Agreement between EarthLink Network, Inc. and United Internet Technologies, Inc., together with related letter agreement dated July 21, 1999

10-43* Agreement dated as of June 1, 1999 between United Leisure Corporation and Harry Shuster, amending Amended and Restated Consulting Agreement dated as of June 1, 1994

11* Statement regarding computation of per share earnings (included in Note 11 to Notes to Consolidated Financial Statements for the Years Ended December 31, 1998 and December 31, 1997, and Note 5 to Notes to Consolidated Financial Statements (Unaudited) for the Six Months Ended June 30, 1999, included herein

21*       Subsidiaries of the Company

23-1*     Consent of Richman, Lawrence, Mann, Chizever & Phillips (included in
          Exhibit 5)

Exhibit
Number                            Description
-------                           -----------

23-2*     Consent of Hollander, Lumer & Co. LLP, independent public accountants

24* Powers of Attorney (included on the signature page in Part II of this Registration Statement)


__________________________
* filed herewith